     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1999

                                                      REGISTRATION NO. 333-71643
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 2


                                       TO
                                    FORM S-4
                             ---------------------

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                               CLECO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          LOUISIANA                          4911                  72-0244480
 (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
              OF                 CLASSIFICATION CODE NUMBER)     IDENTIFICATION
INCORPORATION OR ORGANIZATION)                                      NUMBER)

                            2030 DONAHUE FERRY ROAD
                        PINEVILLE, LOUISIANA 71360-5226
                                 (318) 484-7400

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         ------------------------------

              DAVID M. EPPLER                           Copy to:
   PRESIDENT AND CHIEF OPERATING OFFICER              ALAN C. WOLF
             CLECO CORPORATION                    PHELPS DUNBAR, L.L.P.
          2030 DONAHUE FERRY ROAD                  400 POYDRAS STREET
      PINEVILLE, LOUISIANA 71360-5226       NEW ORLEANS, LOUISIANA 70130-3245
               (318) 484-7400                        (504) 566-1311

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         ------------------------------

        Approximate date of commencement of proposed sale to the public:
  Upon the effective date of the share exchange described in this Registration
                                   Statement.


                        CALCULATION OF REGISTRATION FEE



                                                                                 PROPOSED MAXIMUM
                                                             PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE         OFFERING          REGISTRATION
     SECURITIES TO BE REGISTERED         BE REGISTERED(2)    PER SHARE(1)(2)       PRICE(1)(2)          FEE(1)(2)
Common Stock, $2.00 par value.........    788,720 shares        $29.34375         $23,144,002.50        $6,434.03



(1) With respect to shares of common stock, calculated pursuant to Rule 457(c) using the average of the high and low prices of common stock for a date within five business days prior to the filing of the registration statement.



(2) 22,511,280 shares of common stock at a proposed maximum offering price of $30.844 per share and 353,919 shares of preferred stock at a proposed maximum offering price of $100 per share were included in this registration statement as filed February 2, 1999. Registration fees for those shares were paid on that date.


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         PROXY STATEMENT AND PROSPECTUS
                               CLECO CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1999
              22,300,000 SHARES OF COMMON STOCK ($2.00 PAR VALUE)
             353,919 SHARES OF PREFERRED STOCK ($100.00 PAR VALUE)



    Cleco Corporation is furnishing you this proxy statement and prospectus because you are a holder of Cleco common stock or preferred stock. The Cleco board of directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will convene at 9:00 a.m., Central time, on May 14, 1999, at the Radisson Hotel Bentley, 200 DeSoto Street, Alexandria, Louisiana. The voting stock of Cleco consists of common and preferred shareholders voting together as a class, with each share of common and $100 preferred being entitled to one vote per share. At the annual meeting, holders of record of Cleco voting stock at the close of business on April 5, 1999 will vote upon proposals relating to:



    - The formation of a holding company structure including approval of a plan of reorganization and share exchange agreement pursuant to which shares in Cleco will be exchanged for shares in a publicly-held holding company on a one-for-one basis; the amendment of the holding company articles of incorporation; the appointment of the directors elected at the annual meeting and the current Cleco directors as directors of the holding company; and all other actions appropriate to form and operate the holding company and conduct the business of its subsidiaries;


    - The election of three directors who will each serve until the annual meeting in 2002;

    - The appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 1999; and

    - Any other business that may properly come before the meeting.


    The proposal to adopt the holding company structure requires a two-thirds vote of the voting stock as well as a two-thirds vote of the preferred stock voting together as a separate class.

                            ------------------------

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE HOLDING COMPANY PROPOSAL AND RECOMMENDS THAT YOU VOTE "FOR" THE HOLDING COMPANY PROPOSAL, "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


    THIS PROXY STATEMENT AND PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT CLECO THAT IS NOT INCLUDED OR DELIVERED WITH THE DOCUMENT. SHAREHOLDERS MAY OBTAIN THIS INFORMATION WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST. YOU MAY MAKE SUCH REQUESTS TO RODNEY J. HAMILTON, P.O. BOX 5000, PINEVILLE, LOUISIANA 71361-5000, TELEPHONE NUMBER 1-800-253-2652. TO ENSURE TIMELY DELIVERY, SHAREHOLDERS MUST REQUEST THE INFORMATION NO LATER THAN MAY 10, 1999.

                            ------------------------


    This proxy statement and prospectus and the accompanying proxy card are
dated April   , 1999, and are first being mailed on or about April   , 1999 to
record shareholders of Cleco as of April 5, 1999.

                               TABLE OF CONTENTS


                                                                                                             PAGE NO.
                                                                                                             ---------
SUMMARY OF THE HOLDING COMPANY PROPOSAL....................................................................          4
  The Record Date Is April 5, 1999; the Vote Required to Approve the Holding Company Proposal Is Two-Thirds
    of Cleco's Common and Preferred Stock..................................................................          4
  Cleco Common and Preferred Stock Will Be Automatically Exchanged for Holding Company Common and Preferred
    Stock..................................................................................................          4
  Common Shareholders Have No Dissenters' Rights, While Shareholders of Cleco Preferred Stock May..........          5
  Shareholder Rights After the Holding Company Proposal is Effective Will Be Governed by the Holding
    Company's Articles and Bylaws..........................................................................          5
  The Holding Company May or May Not Make Dividend Payments................................................          5
  There Are Generally No Federal and Louisiana Income Tax Consequences of the Holding Company Proposal.....          5
  The Holding Company Proposal Will Be Implemented Pursuant to the Plan of Reorganization and Share
    Exchange Agreement.....................................................................................          6
  Cleco's Board of Directors Recommends the Holding Company Proposal.......................................          6

INTRODUCTION...............................................................................................          7
  Record Date and Voting Rights............................................................................          7
  Execution and Revocation of Your Proxy...................................................................          8
  Attendance and Procedures at the Annual Meeting..........................................................          8

PROPOSAL NUMBER 1--THE HOLDING COMPANY PROPOSAL............................................................          9
  A Holding Company Structure Will Provide Cleco with the Financial and Regulatory Flexibility Needed to
    Engage Effectively in Competitive Businesses, While Separately Operating its Continuing LPSC Regulated
    Electric Utility Business..............................................................................          9
  Cleco Will Remain Regulated by the LPSC and FERC; the Holding Company Will Be Relatively Unregulated.....         11
  Holding Company Subsidiaries.............................................................................         12
  Holding Company Directors and Officers...................................................................         13
  Dividends for Holding Company Shareholders...............................................................         13
  The Holding Company Articles of Incorporation and Bylaws.................................................         14
  Holding Company Capital Stock............................................................................         14
  Authorized Shares........................................................................................         15
  Debts of Cleco Will Remain at Cleco......................................................................         15
  Conditions to the Share Exchange.........................................................................         15
  Amendment or Termination.................................................................................         16
  Listing of Holding Company Common Stock on the NYSE and PSE..............................................         16
  Material Federal and Louisiana Income Tax Consequences...................................................         17
  Accounting Treatment.....................................................................................         18
  Exchange or Redemption of Cleco Preferred Stock..........................................................         18
  Dissenters' Rights for Preferred Shareholders............................................................         18
  Validity of Holding Company Common Stock.................................................................         19

PROPOSAL NUMBER 2--ELECTION OF THREE CLASS II DIRECTORS....................................................         20
  Class II Directors (nominees to be elected at the annual meeting; terms of office expire in 2002)........         20
  Class I Directors (terms of office expire in 2001).......................................................         21
  Class III Directors (terms of office expire in 2000).....................................................         21
  Organization and Compensation of the Board of Directors..................................................         21
  Interests of the Board of Directors......................................................................         22

                                                                                                             PAGE NO.
                                                                                                             ---------
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT.............................................................         23

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................         25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS............................................................         25

EXECUTIVE COMPENSATION.....................................................................................         26
  General..................................................................................................         26
  Summary Compensation Table...............................................................................         26
  Stock Option Plans.......................................................................................         27
  Long-Term Incentive Plan--Awards in 1998.................................................................         29
  Retirement Plans.........................................................................................         29
  Severance Agreements.....................................................................................         30
  Compensation Committee Report on Executive Compensation..................................................         32
  1998 Compensation for the Chief Executive Officer........................................................         33
  The Compensation Committee...............................................................................         34
  Performance Graph........................................................................................         34

PROPOSAL NUMBER 3--APPOINTMENT OF INDEPENDENT AUDITORS.....................................................         35

ANNUAL REPORT..............................................................................................         35

PROPOSALS BY SHAREHOLDERS..................................................................................         35

OTHER MATTERS..............................................................................................         35

ADDITIONAL INFORMATION.....................................................................................         36

APPENDIX A--ARTICLES OF INCORPORATION......................................................................        A-1

APPENDIX B--DRAFT OF PHELPS DUNBAR, L.L.P. TAX OPINION.....................................................        B-1

APPENDIX C--PLAN OF REORGANIZATION AND SHARE EXCHANGE AGREEMENT............................................        C-1

APPENDIX D--DESCRIPTION OF DISSENTERS' RIGHTS..............................................................        D-1

                    SUMMARY OF THE HOLDING COMPANY PROPOSAL


    The holding company proposal is a proposal to adopt a public utility holding company structure for Cleco. Following implementation of the holding company proposal, Cleco will be renamed Cleco Utility Group Inc. and become a subsidiary of the Holding Company, which will be renamed Cleco Corporation. The Holding Company will not have business operations of its own, but will hold all of the interests in the utility and other subsidiaries. The Holding Company common stock will be publicly-traded. As a subsidiary of a publicly-traded holding company, all shares of Cleco will be held by the Holding Company and shares of Cleco's stock will not be publicly-traded any longer. The former owners of Cleco common stock will then own publicly-traded Holding Company common stock.


    The primary purpose of the holding company proposal is to allow Cleco to separate its LPSC regulated electric utility business from its other businesses. As a subsidiary of the Holding Company, Cleco will continue to operate its LPSC regulated electric utility business and to engage in FERC regulated wholesale sales and transmission services. Cleco's current subsidiaries will become subsidiaries of the Holding Company. Some of these subsidiaries and their affiliates engage in FERC regulated electric utility businesses. In the future, the Holding Company may add other subsidiaries or affiliates that are FERC regulated electric utilities or that engage in other lines of business that are incidental or complementary to Cleco's existing lines of business.


    Cleco has already taken steps to remove assets from LPSC jurisdiction. On March 25, 1999 the LPSC approved the sale of the assets of Cleco's Coughlin Power Station to Cleco Evangeline LLC, which is currently a subsidiary of Cleco and as such is indirectly subject to LPSC regulation. Under the holding company proposal, Cleco Evangeline will become a subsidiary of the Holding Company, and will not be subject to LPSC regulation. Cleco has taken steps to move forward with the Coughlin transaction based upon the belief that the holding company proposal will be approved or that Cleco Evangeline could otherwise be removed from LPSC regulation. If the holding company proposal is not approved, Cleco will have to re-evaluate the desirability and structure of the Coughlin Station Repowering Project.



    This summary contains all material information about the holding company proposal. Additional information about the holding company proposal is also included in other sections of this proxy statement and prospectus. To understand the holding company proposal more fully, you should carefully read this entire document and the documents we refer to.



THE RECORD DATE IS APRIL 5, 1999; THE VOTE REQUIRED TO APPROVE THE HOLDING
  COMPANY PROPOSAL IS TWO-THIRDS OF CLECO'S COMMON AND PREFERRED STOCK.



    The Cleco voting stock includes shares of common stock and $100 preferred stock, with each share of common and preferred having one vote per share. The record date is the close of business on April 5, 1999. The following votes will be required to approve the holding company proposal:



    - At least two-thirds of the Cleco voting stock present at the annual meeting; and



    - At least two-thirds of all outstanding shares of Cleco preferred stock voting as a separate class.



If you are a holder of Cleco preferred stock, including the preferred stock held in the Savings and Investment Plan, and you vote for the holding company proposal, your vote also will be counted as a vote for the exchange of your series of Cleco preferred stock for a series of Holding Company preferred stock. If your series does not approve the exchange by a vote of at least two-thirds of the shares of the series present at the annual meeting, your series will be redeemed.


CLECO COMMON AND PREFERRED STOCK WILL BE AUTOMATICALLY EXCHANGED FOR HOLDING
  COMPANY COMMON AND PREFERRED STOCK.

    If the holding company proposal is approved, all Cleco common stock will be exchanged for shares of Holding Company common stock on a one-for-one basis. Also, each series of Cleco preferred stock that approves the holding company proposal will be exchanged for a series of Holding Company preferred stock having identical terms and preferences as the series of Cleco preferred stock. If a series of Cleco preferred stock does not approve the proposal, the series will be redeemed. For detailed information about the redemption of shares, see "Exchange or Redemption of Cleco Preferred
Stock" on page   .

    You will not have to actually exchange your Cleco stock certificates for Holding Company stock certificates. If you would like to receive a new stock certificate, we will be happy to provide you with one. To request a new certificate, please call Cleco's office of Shareholder Assistance at 1-800-253-2652.

COMMON SHAREHOLDERS HAVE NO DISSENTERS' RIGHTS, WHILE SHAREHOLDERS OF CLECO
  PREFERRED STOCK MAY.

    Holders of Cleco common stock will not have dissenters' rights. Holders of a series of Cleco preferred stock will have the right to dissent if the exchange of such series is approved by less than 80% of the total shares of such series issued and outstanding. In order to perfect dissenters' rights, preferred shareholders will be required to follow the procedures outlined in the section of this proxy statement and prospectus entitled "Dissenters' Rights" beginning
on page   .

SHAREHOLDER RIGHTS AFTER THE HOLDING COMPANY PROPOSAL IS EFFECTIVE WILL BE
  GOVERNED BY THE HOLDING COMPANY'S ARTICLES AND BYLAWS.


    The rights of the holders of Holding Company common stock and preferred stock will be governed by the Holding Company articles of incorporation, which are attached as Appendix A to this proxy statement and prospectus, and the Holding Company bylaws. Although the articles of incorporation and bylaws are virtually identical to Cleco's existing articles of incorporation and bylaws, there are a few differences, for example, the duration of the Holding Company is perpetual while the duration of Cleco is 99 years from the date of its incorporation, January 2, 1935.



THE HOLDING COMPANY MAY OR MAY NOT MAKE DIVIDEND PAYMENTS.



    Dividends on Holding Company common and preferred stock will be declared by the Holding Company board of directors and paid by the Holding Company. Dividends on Holding Company common stock are expected to be paid initially at least at the same rate and on the same schedule as are now paid on Cleco common stock. Continued dividends on Holding Company common stock will depend on two factors:


    - The dividends and other distributions that Cleco and the other Holding Company subsidiaries pay to the Holding Company; and

    - The capital requirements of the Holding Company and its subsidiaries.

There cannot be any assurance that the Holding Company subsidiaries, including Cleco, will have earnings or pay any dividends to the Holding Company. Further, the Holding Company may decide to retain the dividends paid to it by subsidiaries for its own capital needs or may use the dividends in the business of its subsidiaries or other affiliates.


THERE ARE GENERALLY NO FEDERAL AND LOUISIANA INCOME TAX CONSEQUENCES OF THE
  HOLDING COMPANY PROPOSAL.


    Phelps Dunbar, L.L.P., Cleco's special tax counsel, has opined that no gain or loss will be recognized by the Holding Company, Cleco, or the shareholders participating in the share exchange under federal and Louisiana income tax laws as a result of the implementation of the holding company proposal. Each shareholder's aggregate tax basis and holding period for the shares of Holding Company common stock will be the same as such shareholder's basis and holding period for the Cleco common stock, and the aggregate tax basis and holding period for the shares of Holding Company preferred stock will be the same as for the Cleco preferred stock.

    Holders of Cleco preferred stock whose shares are redeemed for cash or who validly exercise dissenters' rights and receive cash will generally recognize gain or loss.


    These opinions are based on various assumptions and factual representations, which are summarized in the tax opinion attached as Appendix B to this proxy statement and prospectus.

THE HOLDING COMPANY PROPOSAL WILL BE IMPLEMENTED PURSUANT TO THE PLAN OF
  REORGANIZATION AND SHARE EXCHANGE AGREEMENT.


    The holding company proposal will be implemented pursuant to the plan of reorganization and share exchange agreement, attached as Appendix C to this proxy statement and prospectus. It is anticipated that the share exchange will
be effective on or about May   , 1999. Implementation is subject to shareholder
approval, the continued effectiveness of the LPSC and FERC regulatory approvals, the listing of Holding Company common stock on the NYSE and PSE, and the filing of an amendment to the Holding Company articles of incorporation.


CLECO'S BOARD OF DIRECTORS RECOMMENDS THE HOLDING COMPANY PROPOSAL.

    Cleco's board of directors unanimously approved the holding company proposal and recommends that you vote "FOR" the holding company proposal at the annual meeting.


    THIS SUMMARY CONTAINS ALL MATERIAL INFORMATION ABOUT THE HOLDING COMPANY PROPOSAL. YOU SHOULD RELY ONLY ON THE SUMMARY AND INFORMATION CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT AND PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE OFFERED SECURITIES. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR THE SOLICITATION OF AN OFFER OR A PROXY. THE DELIVERY OF THIS PROXY STATEMENT AND PROSPECTUS AND ANY DISTRIBUTION OF THE OFFERED SECURITIES SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A
CHANGE IN THE AFFAIRS OF CLECO SINCE APRIL   , 1999.

                                  INTRODUCTION


    The enclosed proxy is solicited on behalf of the Cleco board of directors to be voted at the annual meeting. The management of Cleco will solicit proxies by mail, telephone, facsimile, via the internet or overnight delivery. Proxies also may be solicited in advertisements and in person by Cleco officers and employees. Cleco has hired Morrow & Company, Inc., to assist in the solicitation of proxies. Morrow's fee is approximately $12,000 plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for payment of all expenses of the solicitation, including the cost of preparing and mailing this proxy statement and prospectus and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco capital stock. This proxy statement and prospectus and the accompanying proxy are being mailed to record shareholders as of the close of business on April 5, 1999,
beginning on or about April   , 1999.


    All duly executed proxies will be voted in accordance with their instructions. If no instructions are in a proxy, the shares represented by such proxy will be voted at the annual meeting or any adjournments "FOR" each of the proposals and, in the discretion of the persons named in the proxy, on any other business that may properly come before the annual meeting.


    Cleco has its principal executive offices at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, telephone number: (318) 484-7400.



RECORD DATE AND VOTING RIGHTS.



    Holders of record of outstanding voting stock as of the close of business on April 5, 1999 are entitled to receive notice of the annual meeting. As of April
5, 1999, there were         shares of Cleco preferred stock outstanding and
        shares of Cleco common stock outstanding. As of April 5, 1999, all
officers and directors of Cleco, as a group, beneficially owned         percent
of the outstanding shares of Cleco common stock and         percent of the
outstanding shares of Cleco preferred stock. See "Security Ownership of
Directors and Management" on page   of this proxy statement and prospectus.


    This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the following proposals:

    - Proposal 1--approval of the holding company proposal;

    - Proposal 2--the election of three directors; and

    - Proposal 3--the retention of independent auditors for 1999.

    Under Louisiana law, the Cleco articles of incorporation, and the Cleco bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote "cast" and is counted neither "for" nor "against" the matter subject to the abstention. Broker non-votes on matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares. Consequently, on any matter upon which the required vote is a percentage of shares outstanding, an abstention or broker non-vote would be the same as a vote against the proposal.

    Under Louisiana law and the Cleco bylaws, a quorum is based upon the number of outstanding shares of voting stock, including shares relating to abstentions. Broker non-votes are not counted as present for quorum purposes.


    The holding company proposal must be approved by at least two-thirds of the voting stock present at the annual meeting and by at least two-thirds of the issued and outstanding shares of Cleco preferred stock. Election of directors is by plurality of the voting stock, with the holders of Cleco common stock being able to cumulate their votes. The appointment of the independent auditors is determined by a majority vote of the voting stock represented at the annual meeting. If your shares are held in a brokerage account in a street name, your broker may vote your shares at its discretion unless it receives proper instructions from you on each of the proposals to be considered at the annual meeting.

    The proxy enclosed for record holders of voting stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in the Dividend Reinvestment Plan, or DRIP.


    If you are an employee of Cleco and participate in the Cleco Savings and Investment Plan, you may vote the number of shares of Cleco common stock equivalent to your interest in the Cleco common stock fund as of the record date. In addition, if you participate in the Savings and Investment Plan, you may vote the number of shares of Cleco preferred stock equivalent to your interest in such preferred stock under the plan as of the record date. You may vote by instructing the trustee pursuant to the proxy card being mailed with this proxy statement and prospectus to all plan participants. The trustee will vote your shares in accordance with your executed instructions. If you do not timely send instructions, the share equivalents credited to your accounts will not be voted.


    Please call Cleco's office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the proposals to be considered at the annual meeting.


EXECUTION AND REVOCATION OF YOUR PROXY.


    Shares represented by proxies properly signed and returned will be voted at the annual meeting in accordance with the shareholder's specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted "FOR" the holding company proposal, "FOR" the election of the nominees for director, and "FOR" the appointment of PricewaterhouseCoopers LLP as the independent auditors and in accordance with the recommendations of the Cleco board of directors on any other proposals that may properly come before the annual meeting. Cleco preferred stock also will be voted in favor of the exchange of such series for shares of a series of Holding Company preferred stock if no voting specification is made. Unless specific instructions are set forth in the proxy, the persons acting as proxies also have the right to cumulate shares of common stock in any manner they deem appropriate.

    A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the annual meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the Secretary of Cleco at or before the annual meeting. Also, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby canceling his or her proxy.


ATTENDANCE AND PROCEDURES AT THE ANNUAL MEETING.


    Attendance at the annual meeting will be limited to shareholders of record, beneficial owners of voting stock having evidence of ownership, one authorized representative of an absent record shareholder of Cleco, and invited guests of the management of Cleco. Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of the authorization. In order to assure a fair and orderly meeting and to accommodate as many shareholders as possible who may wish to speak at the meeting, management will permit only record shareholders or their authorized representatives to address the meeting. In addition, management will require that any signs, banners, placards and similar materials be left outside the meeting room.


    Cleco may adjourn the annual meeting one or more times, and continue to solicit proxies if there is a failure to obtain a quorum or if there are insufficient affirmative votes to approve any proposal.

                PROPOSAL NUMBER 1--THE HOLDING COMPANY PROPOSAL


    The Holding Company is a Louisiana corporation that was incorporated for purposes of implementing the holding company proposal. The principal executive offices of the Holding Company are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and its telephone number is (318) 484-7400. The Holding Company has not had any previous business operations. The currently outstanding shares of Holding Company common stock are owned by Cleco and will be canceled when the holding company proposal is implemented.



    The Holding Company will own all of the outstanding Cleco common stock, and it also will own all of the outstanding interests in Cleco's subsidiaries. New businesses also may be operated as subsidiaries of, or as joint ventures or under other arrangements with, the Holding Company's subsidiaries and their affiliates. The investment performance of Holding Company common stock will depend on the results of operations of Cleco and the Holding Company's other subsidiaries and affiliates.



    The Holding Company will finance its operations, investments in its subsidiaries and various transactions that may be undertaken, including possible acquisitions of or investments in other assets or companies and repurchases of Holding Company common stock, from dividends and other distributions it receives from its subsidiaries, borrowings, and the sale of equity or debt securities. As is the case under Cleco's present corporate structure, there can be no assurance that the subsidiaries of the Holding Company will have earnings or pay any dividends to the Holding Company.


    Approval of the holding company proposal includes approval of the following:


    - The plan of reorganization and share exchange agreement;


    - The amendment of the Holding Company articles of incorporation;


    - The appointment of the directors elected at the annual meeting and the current Cleco directors as directors of the Holding Company; and


    - All other actions appropriate to form and operate the Holding Company and its subsidiaries.


The Cleco board of directors, in its sole discretion, may amend or terminate the plan of reorganization and share exchange agreement, or amend the Holding Company articles of incorporation or bylaws, at any time before or after approval of the holding company proposal. However, no amendment may materially and adversely affect the rights of common or preferred shareholders, as determined in the judgment of the Cleco board of directors.


A HOLDING COMPANY STRUCTURE WILL PROVIDE CLECO WITH THE FINANCIAL AND REGULATORY
  FLEXIBILITY NEEDED TO ENGAGE EFFECTIVELY IN COMPETITIVE BUSINESSES, WHILE SEPARATELY OPERATING ITS CONTINUING LPSC REGULATED ELECTRIC UTILITY BUSINESS.

    The holding company structure is a well-established form of organization for companies engaging in multiple lines of business, and is increasingly prevalent in the electric utility industry. Many electric utilities, and all other publicly-owned electric utilities in Louisiana, already are organized under a public utility holding company structure.

    CHANGING REGULATION. Cleco has operated primarily as a traditional electric utility, constructing, owning, and operating electric utility generation, transmission, and distribution facilities. However, the regulation of utilities and the markets that Cleco has traditionally served are changing. In recent years, federal and state initiatives have promoted the development of competition in the generation, transmission and sale of electricity. These initiatives have sought to separate the services that electric utilities traditionally have provided, such as retail sales and related distribution or wholesale sales and related transmission, and to enable customers to purchase electricity directly from suppliers other than their local transmission or distribution utilities. For example, in 1996 and 1997, the FERC issued orders of nationwide effect requiring electric utilities, including Cleco, to file open access transmission tariffs that will make utility transmission systems available to wholesale sellers and buyers of electric energy on a non-discriminatory basis. Also, the LPSC has been studying alternatives for restructuring the retail electric industry in Louisiana, including proposals to allow for residential, commercial, and industrial customer choice of retail electric suppliers. These actions, while unpredictable in outcome, must be taken seriously as potential precursors of competitive open markets for retail electric sales in Louisiana.

    NEW BUSINESS OPPORTUNITIES. Industry changes inside and outside Cleco's Louisiana service territory are presenting Cleco with new business opportunities. Two of Cleco's subsidiaries already have begun to take advantage of these new opportunities:

    - Cleco Energy LLC markets natural gas energy at the wholesale level and has expanded its activities in competitive markets in the south central region of the United States.


    - Cleco Evangeline LLC is refurbishing and expanding the Coughlin Power Station, which will be operated outside of LPSC jurisdiction. The Coughlin Power Station will be the first new power plant in Cleco's service area in over a decade and will enable Cleco to efficiently and effectively compete with non-utility generators and independent power producers in serving the region's power needs.



    In connection with the Coughlin Station Repowering Project, Cleco and Cleco Evangeline have entered into various contracts to purchase equipment. These contracts are contracts to purchase three combustion turbines, three related heat recovery steam generators, and three related main power transformers. The financial obligations to the vendors represented by these and the project's other current contractual commitments as of December 31, 1998, were approximately $133.1 million. In addition, as of December 31, 1998, Cleco had engaged in approximately $33.3 million of short term borrowings through its commercial paper program to finance the repowering project. It is anticipated that in 1999 Cleco Evangeline will secure permanent financing for the project, reimburse Cleco for its initial financing, and assume all of the referenced contracts. If the holding company proposal is not approved, it is likely that Cleco will be required to restructure its current plans for the project. The restructuring likely will consist of continuing the project as an LPSC jurisdictional project of Cleco, continuing the project in a partnership with other parties, or discontinuing the project and either selling the project or its equipment to other parties.


    Cleco's management is considering other opportunities for participating in the construction, ownership and operation of new electric generation projects within Louisiana. The holding company structure will facilitate competitive new generation projects and allow profits from these projects to be retained for the benefit of Cleco's system and Holding Company shareholders.

    The corporate separation afforded by the holding company structure will accommodate the separation of Cleco's ancillary lines of business from Cleco's remaining core utility business, but retain common ownership of these businesses under the Holding Company. When new business opportunities arise, new lines of businesses can be operated through the Holding Company subsidiaries. Separation of business functions will facilitate the development of ancillary businesses, and better insulate Cleco and its customers from the risks associated with the operations of ancillary business activities.

    FLEXIBLE FINANCING. Management anticipates that the holding company structure also will permit the use of financing techniques that are more directly suited to the particular requirements, characteristics, and risks of the system's other businesses, without any impact on the capital structure of Cleco. For example:

    - The Holding Company, in addition to receiving dividends from Cleco, will be able to obtain funds through its own debt or equity financings. Its debts and/or equity will not be subject to direct regulation by the LPSC or the FERC.

    - Cleco will be able to obtain funds through its own financings, which may include the issuance of debt or preferred stock, as well as the issuance of additional shares of Cleco common stock to the Holding Company.

    - The other businesses may obtain funds from the Holding Company, from affiliates other than Cleco, or from their own outside financings.


Of course, any financings will depend upon the financial and other conditions of the entities involved and market conditions. The LPSC order authorizing the holding company proposal prohibits Cleco from encumbering its LPSC jurisdictional assets as collateral for any obligations incurred by the Holding Company or any other affiliate of Cleco.


    In contrast to a holding company structure, Cleco's current corporate structure cannot accommodate the same degree of financial separation because all business activities must either be part of the utility itself or be conducted in entities owned by the utility. As a result, any volatility in earnings associated with these other businesses will continue to be reflected in the present utility's financial results. In a holding company structure, these other businesses will be operated as Holding Company subsidiaries. Cleco will be more effectively insulated from the potential volatility of these operations because the activities of sister companies of Cleco will not be reflected in the utility's financial statements. Any unfavorable financial results or liabilities of these companies generally will not adversely affect Cleco's equity capital.

    Cleco's utility business is expected to constitute the principal part of the Holding Company's earnings for the foreseeable future after the restructuring.

CLECO WILL REMAIN REGULATED BY THE LPSC AND FERC; THE HOLDING COMPANY WILL BE
  RELATIVELY UNREGULATED.

    Cleco will continue to operate its utility business subject to direct regulation by the LPSC, the FERC, and other governmental agencies. The LPSC regulates, among other things, Cleco's rates for electric sales, rates for service at retail, and its long-term debt and equity financings. The FERC regulates, among other things, Cleco's rates for electric sales at wholesale, rates for electric transmission, interconnections with other utilities, and short-term debt and equity financings.

    The LPSC conditioned its approval of the holding company proposal. Among the LPSC's conditions are:

    - The LPSC may conduct periodic reviews to determine whether the holding company reorganization has had a negative impact on Cleco. The LPSC has the right to take any action deemed necessary to protect the quality of service and reasonableness and affordability of customer rates;

    - The LPSC may review and consider any negative impact that the holding company reorganization has had on Cleco's results of operations in any future rate making proceeding of Cleco; and

    - Cleco's LPSC jurisdictional assets may not be encumbered to provide security interests for any obligations incurred by the Holding Company or by any other affiliate of Cleco.


    Pursuant to the FERC order approving the holding company proposal, if the Holding Company seeks to merge with another public utility holding company, Cleco and any other affected public utility are required to seek the FERC's approval of the indirect merger of the utilities or, alternatively, to rebut the presumption that such a holding company merger would not result in the indirect merger of the utilities.



    The Holding Company currently will not be subject to regulation by the LPSC or the FERC, except to the extent that the rules or orders of these agencies impose restrictions on Cleco's relationship with the Holding Company or its other subsidiaries. However, the Holding Company will be a "public utility holding company" under the Public Utility Holding Company Act of 1935, as amended, or PUHCA.

    The Staff of the SEC administers PUHCA. It has recommended that PUHCA be repealed. Several bills have been introduced in Congress to do this, but none has been enacted to date. Unless or until PUHCA is repealed, the Holding Company will invoke an exemption under Section 3(a)(1) of PUHCA on two grounds:

    - First, both the Holding Company and Cleco are organized and will carry on their businesses substantially in the State of Louisiana; and

    - Second, neither the Holding Company nor Cleco will derive any material part of its income from a public utility company subsidiary either organized or carrying on its business predominantly outside of the State of Louisiana.

This exemption is available even though Holding Company subsidiaries will engage in interstate commerce. The exemption will exempt the Holding Company from the provisions of PUHCA, except Section 9(a)(2), which requires SEC approval for a direct or indirect acquisition of five percent or more of the voting securities of any other electric or gas utility company. To maintain this exemption, the Holding Company must file an exemption statement each year prior to March 1 with the SEC. The exemption may be revoked by the SEC if a substantial question of law or fact exists as to whether the Holding Company is within the parameters of the exemption, or if it appears that the exemption may be detrimental to the public interest or the interest of investors or consumers. Cleco does not believe there is any basis upon which the SEC would deny or revoke its exemption from PUHCA.


HOLDING COMPANY SUBSIDIARIES.



    The Holding Company will directly own five companies: Cleco, CLE Resources, Inc., Cleco Midstream Resources LLC, Cleco Services LLC, and Cleco Support Group LLC. Cleco currently directly owns CLE Intrastate Pipeline, Inc., CLE Resources, Inc., Cleco Midstream Resources LLC, Cleco Services LLC, and Cleco Support Group LLC. The anticipated businesses of these subsidiaries are summarized below:


    - Cleco will continue to provide generation, transmission, and distribution functions necessary to meet present-day Cleco's public utility service obligations pursuant to its tariffs and rate schedules on file with the LPSC and the FERC.


    - Since CLE Resources, Inc.'s present-day function of providing some of the financing for Cleco's affiliates will be replaced by the Holding Company, it is anticipated that CLE Resources, Inc., may be dissolved at an appropriate time after the holding company proposal is implemented.


    - CLE Intrastate Pipeline Company, Inc., which is currently owned by Cleco but will become a Cleco Midstream Resources LLC subsidiary, owns and operates a set of intrastate natural gas transmission pipelines connecting Cleco's natural gas-fired power plants to the interstate natural gas transmission grid.

    - Cleco Midstream Resources LLC will continue to serve as an intermediary holding company, with its own subsidiaries engaged in energy procurement, generation, and commodity sales businesses. These subsidiaries will no longer be subject to LPSC jurisdiction. Cleco Midstream's current subsidiaries are:


       - Cleco Columbian LLC--a potential electric co-generation and wholesale electric marketing project, located within Cleco's service area, that is in an early developmental stage;


       - Cleco Energy LLC--a joint venture with two other parties, primarily engaging in the wholesale marketing of natural gas as well as natural gas gathering and transmission;

       - Cleco Evangeline LLC--an electric generation and wholesale marketing project that is in a developmental stage;

       - Cleco Generation Services LLC--a services company that plans to provide electric power plant operations, maintenance, and engineering expertise as well as labor support to the system's power plants and potentially to other generation owners, such as municipalities and manufacturing industries; and

       - Cleco Trading & Marketing LLC--a services company that plans to engage in the marketing of electricity in competitive wholesale markets.

    - Cleco Services LLC will continue to develop and operate lines of business that are related to the distribution and retail sales functions of Cleco, but which are not regulated by the LPSC.

    - Cleco Support Group LLC will provide joint and common office support services to the Holding Company and its affiliates in the areas of information technology support; financial, cash management, accounting and auditing services; human resources; corporate communications; project consulting; and other administrative services.


In the future, the Holding Company also may form other subsidiaries, which in turn may form subsidiaries, and enter into joint ventures or other business relationships in order to engage in competitive businesses. These entities may expand into businesses that are incidental or complementary to Cleco's existing lines of business.



    The pricing, essential fairness and documentation of commercial transactions between Cleco and its affiliates are governed by Cleco's "Inter-Affiliate Policies". The primary purpose of these policies is to permit the internal sharing of human resources, services and materials between affiliates, while insuring that these arrangements are commercially reasonable and consistent with regulatory rules against affiliate abuse of public utilities. Internal compliance with these written policies also assures that there is not cross-subsidization between affiliates, for example, by public utility affiliates of non-public utility affiliates. These policies will continue in effect after the holding company proposal is implemented.


    The Holding Company and its subsidiaries may encounter competitive and other business factors and different, and perhaps greater, investment risks than those involved in the utility business of Cleco. Over time, Cleco likely also will be affected by competitive factors and regulatory changes. There can be no assurance that these subsidiaries will be successful, or if unsuccessful, that they will not have an adverse financial impact on the Holding Company.


HOLDING COMPANY DIRECTORS AND OFFICERS.


    Upon implementation of the holding company proposal, the directors elected at the annual meeting and any other directors serving on Cleco's board of directors automatically will become directors of the Holding Company. In the future, the directors of Cleco and the directors of the Holding Company may or may not be the same persons.


    The senior officers of the Holding Company also will be officers of Cleco or one or more other subsidiaries of the Holding Company. The Holding Company initially will have few employees. In the future, the Holding Company may employ additional officers and employees.



DIVIDENDS FOR HOLDING COMPANY SHAREHOLDERS.


    Following implementation of the holding company proposal, former holders of Cleco common stock will hold Holding Company common stock and receive dividends if, as and when declared by the Holding Company board of directors. Cleco preferred stock exchanged for Holding Company preferred stock will be paid dividends by the Holding Company if, as and when declared by the Holding Company board of directors. If a series does not approve of the exchange, the shares of that series will be redeemed. Any preferred stock issued by Cleco in the future will be subject to prior approval of the LPSC.

    Dividends on Holding Company common stock will depend primarily on the dividends and other distributions that Cleco and the other Holding Company subsidiaries pay to the Holding Company, as well as the capital requirements of the Holding Company and its subsidiaries. Cleco's ability to pay dividends is based primarily on its earnings, earned surplus and on maintenance of minimum capitalization requirements. The payment of dividends is also subject to limits contained in debt agreements and instruments, which will continue after the holding company proposal is implemented. As long as shares of Holding Company preferred stock are outstanding, dividends also will be subject to limits based on the amount of equity represented in the outstanding shares of Holding Company common stock and on Holding Company's capitalization. There can be no assurance that in the future the Holding Company subsidiaries, including Cleco, will have earnings sufficient to pay any dividends to the Holding Company. Further, the Holding Company may determine to retain any dividends it receives from its subsidiaries for its own capital needs or may use such dividends in the business of its subsidiaries or other affiliates.



    Dividends on Holding Company common stock are expected to be paid initially at least at the same rate and on the same schedule as are now paid on Cleco common stock. The most recent dividend paid on Cleco common stock was $.405 per share, which was paid on February 15, 1999. If Cleco declares a dividend, and the Holding Company proposal is implemented prior to the record or payment date for the dividend, then the record or payment date will be adopted by the Holding Company and the dividend will be paid on Holding Company common stock.



THE HOLDING COMPANY ARTICLES OF INCORPORATION AND BYLAWS.



    Upon implementation of the holding company proposal, the rights of holders of Holding Company common stock will be governed by the Holding Company articles of incorporation and bylaws, rather than the Cleco articles of incorporation and the Cleco bylaws. Approval of the holding company proposal also will be considered approval and ratification of the Holding Company articles of incorporation. The Holding Company articles of incorporation may be amended at any time prior to shareholder approval of the holding company proposal, provided that no amendment may materially and adversely affect the rights of common or preferred shareholders. The Holding Company articles of incorporation may be amended at any time after the implementation of the holding company proposal in accordance with the terms of the articles of incorporation and Louisiana law. References in this proxy statement and prospectus to the Holding Company articles of incorporation and bylaws are qualified in their entirety by reference to those documents.



HOLDING COMPANY CAPITAL STOCK.



    AUTHORIZED SHARES. The Holding Company articles of incorporation authorize the Holding Company to issue 50,000,000 shares of Holding Company common stock, $2 par value, and 1,491,900 shares of Holding Company preferred stock of the par value of $100 per share and 3,000,000 shares of Holding Company preferred stock of the par value of $25 per share. The Holding Company board of directors is authorized to issue Holding Company preferred stock periodically with the designations, relative rights, preferences and limitations that it determines appropriate.



    The authorized shares of Cleco include 50,000,000 shares of common stock, $2
par value, of which         were outstanding as of April 5, 1999, 1,491,400
shares of preferred stock of the par value of $100 per share and 3,000,000 shares of preferred stock of the par value of $25 per share. As of April 5,
1999, there were         shares of $100 preferred stock outstanding and no
shares of $25 preferred stock outstanding.


    Shares of Holding Company common stock and shares of Holding Company preferred stock will be fully paid and nonassessable when issued in the share exchange. Holders of Holding Company common stock and Holding Company preferred stock are not entitled to preemptive rights. Preemptive rights allow a shareholder to subscribe for its proportionate share of any subsequent stock offering. Few, if any, publicly traded companies allow preemptive rights.

    LIQUIDATION RIGHTS. Upon liquidation of the Holding Company, any remaining net assets of the Holding Company are distributable pro rata to the holders of Holding Company common stock, subject to any prior rights of Holding Company preferred stock.

    VOTING RIGHTS. On all matters for which the vote of common stock is required, holders of Holding Company common stock and Holding Company $100 preferred stock are each entitled to one vote for each share, except in the election of directors, in which case holders of Holding Company common stock have cumulative voting rights. The Holding Company articles of incorporation also provide for $25 preferred stock which would have one-fourth of a vote per share. No shares of $25 preferred stock are currently outstanding or will be issued in connection with the share exchange. Unless the shares of preferred stock are redeemed at the same time as the closing of the transaction, the Holding Company may not dissolve, liquidate, merge or transfer all or substantially all of its assets without approval of two-thirds of the total outstanding shares of preferred stock. Holders of any additional shares of Holding Company preferred stock will have the voting rights described above, and any other voting rights granted by the board of directors, in connection with the issuance of a series of Holding Company preferred stock, or required by law.


    TRANSFER AGENT, REGISTRAR AND DIVIDEND AGENT. The transfer agent, registrar and dividend agent for Holding Company common stock will be First Chicago Trust Company of New York, P.O. Box 2500, Jersey City, New Jersey 07303-2500.


AUTHORIZED SHARES.


    After the implementation of the holding company proposal, there will be authorized but unissued shares of common stock and preferred stock. The existence of authorized but unissued shares may either discourage or make it more difficult for a third party to attempt to obtain control of the Holding Company. These shares may be issued without shareholder approval to prevent or render more difficult or costly the completion of a takeover transaction. The Holding Company articles of incorporation grant the Holding Company board of directors, as the Cleco articles of incorporation grant the Cleco board of directors, broad corporate power to establish the rights and preferences of Holding Company preferred stock. The Holding Company articles of incorporation provide, as do the Cleco articles of incorporation, that one or more classes or series of Holding Company preferred stock can be issued which will entitle holders to exercise rights which could have the effect of impeding a takeover. These rights could include the following:

    - The right to convert or exchange the stock into shares of Holding Company or acquiring company common stock or other securities; and

    - The right to demand redemption of the stock at a specified price under prescribed circumstances related to a change of control.


DEBTS OF CLECO WILL REMAIN AT CLECO.



    The debts of Cleco will continue as obligations of Cleco following implementation of the holding company proposal. These debts will not be obligations of the Holding Company or the Holding Company's other subsidiaries. The LPSC order authorizing the holding company proposal prohibits Cleco from encumbering its LPSC jurisdictional assets to provide collateral for any obligations incurred by the Holding Company or any other affiliate of Cleco.



CONDITIONS TO THE SHARE EXCHANGE.


    In addition to approval of the holding company proposal by the holders of voting stock, the share exchange is subject to the satisfaction of the following conditions:

    - Regulatory approvals: all necessary orders, authorizations, approvals or waivers from the LPSC and all other applicable regulatory bodies, boards, or agencies shall have been received and remain in full force and effect, and shall not include, in the sole judgment of the Cleco board of directors, unacceptable conditions;


    - Shares of Holding Company common stock to be issued in connection with the exchange shall have been listed, subject to official notice of issuance, by the NYSE and the PSE;

    - The amendment to the Holding Company articles of incorporation shall have been filed with the Louisiana Secretary of State; and

    - A certificate of exchange with respect to the share exchange shall have been filed with the Louisiana Secretary of State pursuant to Section 116 of the Louisiana Business Corporation Law, or LBCL.

    With respect to the regulatory approvals, Cleco and the Holding Company filed an application for LPSC approval of the holding company proposal as a change in control of Cleco's LPSC jurisdictional assets. The LPSC approved the application on December 18, 1998. The FERC has held that the transfer of a public utility's common stock from its existing shareholders to a holding company constitutes a transfer of the ownership and control of the utility's jurisdictional facilities and is thus a "disposition of facilities" subject to FERC review and approval under Section 203 of the Federal Power Act of 1920. Consequently, Cleco also filed an application for FERC approval. The FERC approved the application on January 29, 1999.

    The Holding Company's articles of incorporation were filed October 30, 1998 and will be amended upon effectiveness of the share exchange.


AMENDMENT OR TERMINATION.



    Cleco's board of directors and the Holding Company's board of directors may, at their sole option, amend or terminate the plan of reorganization and share exchange agreement or amend the Holding Company articles or bylaws at any time prior to the implementation of the holding company proposal. No amendment, however, may materially and adversely affect the rights of Cleco's shareholders, as determined in the sole judgment of the Cleco board of directors. Following implementation of the proposal, the Holding Company's articles of incorporation and bylaws may be amended in accordance with their terms, and subject to applicable law.



LISTING OF HOLDING COMPANY COMMON STOCK ON THE NYSE AND PSE.



    The Holding Company is applying to have Holding Company common stock listed on the NYSE and PSE to trade under the symbol "CNL". It is expected that such listings will become effective when the proposal is implemented. Quotations will be carried in newspapers as they have been for Cleco common stock. Following implementation of the proposal, Cleco common stock will no longer trade on any stock exchange, and will be delisted and deregistered pursuant to Section 12 of the Exchange Act. No shares of Cleco preferred stock currently trade in the public markets or are listed on any exchange, and no shares of Holding Company preferred stock will be traded or listed.



    Pursuant to the plan of reorganization and share exchange agreement, all shares of Cleco common stock, including uncertificated whole and fractional shares, held under the DRIP and the Savings and Investment Plan, and all options on shares under the Long-Term Incentive Plan and Stock Option Plan will be automatically exchanged for an equal number of shares, or options on shares, of Holding Company common stock. The plans will be amended to provide for transactions in Holding Company common stock instead of Cleco common stock. Approval of the holding company proposal by the holders of the voting stock will also be considered approval of the appropriate amendments to each of the plans.



MATERIAL FEDERAL AND LOUISIANA INCOME TAX CONSEQUENCES.


    Cleco and the Holding Company have received an opinion from Phelps Dunbar, L.L.P., their special tax counsel, regarding material federal and Louisiana income tax consequences of the implementation of the holding company proposal.

    The following is a summary of Phelps Dunbar's opinion as to material federal and Louisiana income tax consequences, which is based on various assumptions and factual representations:

    (1) No gain or loss will be recognized by the Holding Company or Cleco on account of the share exchange or the issuance of shares of Holding Company common stock to the former holders of shares of Cleco common stock and the issuance of shares of Holding Company preferred stock to the former holders of shares of Cleco preferred stock pursuant to the plan of reorganization and share exchange agreement;


    (2) No gain or loss will be recognized by a holder of Cleco common stock upon the exchange of such holder's Cleco common stock solely for Holding Company common stock;

    (3) No gain or loss will be recognized by a holder of Cleco preferred stock upon the exchange of such holder's Cleco preferred stock solely for Holding Company preferred stock;

    (4) The aggregate tax basis of shares of Holding Company common stock received by a former holder of shares of Cleco common stock in the share exchange will equal the tax basis of such former holder's shares of Cleco common stock exchanged, and the holding period for such shares of Holding Company common stock will include the holding period for shares of Cleco common stock exchanged to the extent that such shares of Cleco common stock were held as a capital asset at the effective time of the share exchange;

    (5) The aggregate tax basis of shares of Holding Company preferred stock received by a former holder of shares of Cleco preferred stock in the share exchange will equal the tax basis of such former holder's shares of Cleco preferred stock exchanged, and the holding period for such shares of Holding Company preferred stock will include the holding period for shares of Cleco preferred stock exchanged to the extent that such shares of Cleco preferred stock were held as a capital asset at the effective time of the share exchange;

    (6) Gain or loss will be recognized by a holder of Cleco preferred stock whose shares are redeemed for cash or who validly exercises dissenters' rights and receives cash, and such cash will be treated as having been distributed in redemption of such holder's Cleco preferred stock; and

    (7) No current income, gain or loss will be recognized by the Holding Company or Cleco on the transfer of the Cleco subsidiaries to the Holding Company immediately after the share exchange.


    The former holders of shares of Cleco common stock and Cleco preferred stock will be required to attach to their income tax returns, and maintain a permanent record of, a complete statement of all the facts relating to the share exchange. The facts to be disclosed by a former holder include the former holder's cost basis in the shares of Cleco common stock and Cleco preferred stock transferred to the Holding Company and the nature and number of shares of Holding Company common stock and Holding Company preferred stock received in the share exchange.


    The United States federal income tax discussion set forth above is based upon current law and may not apply for certain taxpayers, such as foreign corporations and individuals who are not citizens or residents of the United States. The foregoing is not intended to be a comprehensive discussion of all possible federal and Louisiana income tax consequences of the share exchange. Furthermore, this proxy statement and prospectus does not provide any information regarding the tax consequences of the share exchange under the tax laws of any state or any local or foreign jurisdiction, other than the State of Louisiana. Holders of Cleco common stock and Cleco preferred stock are urged to consult their own tax advisors with respect to the specific tax consequences of the share exchange.


ACCOUNTING TREATMENT.


    The consolidated assets and liabilities of the Holding Company and its subsidiaries immediately after the holding company proposal is implemented will be the same as the consolidated assets and liabilities of Cleco immediately before implementation. The Holding Company, on an unconsolidated basis, will record its investment in Cleco and in subsidiaries transferred by Cleco and other affiliates to the Holding Company at their net book value. The share exchange will result in the Holding Company becoming the owner of the Cleco common stock. The transfers of subsidiaries by Cleco and other affiliates to the Holding Company will reduce Cleco's or such affiliates' retained earnings by an amount equal to the net book value of the subsidiaries transferred.



EXCHANGE OR REDEMPTION OF CLECO PREFERRED STOCK.



    Shares of Holding Company preferred stock will have the same rights, preferences and privileges as shares of Cleco preferred stock. The LPSC order of December 18, 1998, requires that the utility company not have shares of preferred stock outstanding. If a series votes against such exchange and the holding company proposal is adopted, the shares of that series will be redeemed. Generally, the Cleco articles of incorporation provide that in order to redeem a series of preferred stock, the Cleco board of directors must approve the redemption and provide to the holders of the series at least 30 days prior notice of the redemption. The redemption will be effective upon the date set forth in the notice if Cleco has deposited the aggregate redemption price, including accrued and unpaid dividends on the shares, with a bank or trust company. If a holder of preferred stock in the redeemed series does not claim the redemption price within six years after deposit of the price, the funds will revert to Cleco. There are five classes of Cleco preferred stock with the following redemption prices:



SERIES                                                         REDEMPTION PRICE
----------------------------------------------  ----------------------------------------------
4.5%                                            $101
4.5%, Series of 1955                            $102
4.65%, Series of 1964                           $102
4.75%, Series of 1965                           $100
Convertible, Series of 1991                     $101.6250 (if redeemed between April 1, 1999
                                                 and April 1, 2000)



DISSENTERS' RIGHTS FOR PREFERRED SHAREHOLDERS.



    Each holder of Cleco preferred stock who objects to the share exchange may be entitled to the rights and remedies of dissenting shareholders provided in
Section 131 of the LBCL, applicable excerpts of which are attached as Appendix D to this proxy statement and prospectus. Section 131 provides that shareholders of Louisiana corporations who vote against a share exchange have the right to dissent if the share exchange is authorized by less than 80% of the total voting power of the class of shares voting on a particular issue. All holders of Cleco preferred stock are voting on the share exchange as a single class. If such vote is by less than 80% of the total number of shares of Cleco preferred stock issued and outstanding, then all holders of Cleco preferred stock may dissent with respect to the share exchange. In addition, if a series of Cleco preferred stock approves the exchange of such series by less than 80% vote, then the holder of a share in such series may dissent from the share exchange.



    In order to dissent, a shareholder must file with Cleco a written objection to the share exchange at or before the annual meeting. In addition, the shareholder must vote against the share exchange at the annual meeting. If the share exchange is approved by less than 80% of a series of Cleco preferred stock, Cleco must provide by registered mail notice of the vote to shareholders who filed a written objection and voted against the share exchange. A dissenting shareholder may then file with Cleco a written demand for the fair cash value of his or her shares, determined as of the day before the annual meeting. The demand must be made within 20 days of the mailing of the notice from Cleco and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which Cleco's reply may be sent and must deposit his or her shares in escrow at a bank or trust corporation, duly endorsed and transferred to Cleco on the sole condition that the fair value be paid. If Cleco does not agree with the fair value requested by the dissenting shareholder, it must provide notice to the shareholder within 20 days after receipt of the shareholder's demand and state in such notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in Rapides Parish. If the dissenting shareholder institutes a suit seeking an amount in excess of the amount offered by Cleco, Cleco shall deposit the amount offered with the court. If the amount finally awarded by the court, exclusive of interest and costs, is more than the amount offered and deposited, then all costs of the court proceedings shall be paid by Cleco. If the amount awarded by the court is equal to or less than the amount offered and deposited, then all costs of the court proceedings shall be paid by the dissenting shareholder.

    The amount received by a dissenting shareholder may be more or less than, or equal to, the par value of, or redemption price for, such shares.

    Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of Cleco thereafter. Also, shareholders may withdraw their demand at any time before Cleco gives notice of disagreement. Withdrawal of a demand thereafter requires the written consent of Cleco in order to be effective.


    Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of Cleco preferred stock to perfect dissenters' rights. Holders of Cleco preferred stock will lose their right to dissent from the share exchange unless they file with Cleco a written objection to the share exchange prior to or at the annual meeting and vote their shares, in person or by proxy, against the proposed plan of reorganization and share exchange agreement at the annual meeting.


    THE FOREGOING SUMMARY OF THE PROVISIONS OF THE LBCL RELATING TO DISSENTERS' RIGHTS IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXCERPTS FROM THE LBCL, ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT AND PROSPECTUS.

    Holders of Cleco preferred stock who exercise and perfect dissenters' rights and who receive cash for their shares will generally be subject to federal and state income tax on all or a portion of the amount of cash received. The receipt of cash for shares will be generally treated as a distribution in redemption of the shareholder's stock, and depending on the individual shareholder's circumstances, may be deemed to be a complete termination of interest resulting in a capital gain or loss to such shareholder. The tax opinion rendered by Phelps Dunbar, attached as Appendix B to this proxy statement and prospectus, states that gains or losses will be recognized on the receipt of cash in payment of dissenters' rights. Shareholders desiring to dissent from the share exchange are urged to consult their tax advisors with regard to the tax implications to them of exercising dissenters' rights.


VALIDITY OF HOLDING COMPANY COMMON STOCK.


    The validity of the shares of Holding Company common stock to be issued in the share exchange will be passed upon by Phelps Dunbar, L.L.P., counsel to Cleco and the Holding Company, 400 Poydras Street, New Orleans, Louisiana 70130-3245.

            PROPOSAL NUMBER 2--ELECTION OF THREE CLASS II DIRECTORS

    Cleco's bylaws provide for the division of Cleco's board of directors into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. Cleco's board of directors has a total of 10 directors: four are in Class I, three are in Class II and three are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The three Class II director positions are proposed for election this year to serve as members of Cleco's board of directors until the annual meeting of shareholders in 2002, or until their successors are elected and qualified.

    The persons named in the accompanying proxy may act with discretionary authority to cumulate the votes attributable to shares of Cleco common stock represented by the proxy, and to vote for other nominees upon the unavailability of a named nominee, although management is unaware of any circumstances likely to render any of the nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The three persons that receive the most votes cast will be elected as directors.

    All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes I and III, who are continuing as directors at this time and whose terms of office expire in 2001 and 2000, respectively,
are named on pages   of this proxy statement and prospectus. If the holding
company proposal is adopted, it is anticipated that the Class I and Class III directors, as well as the directors elected at the annual meeting, will serve as directors of the Holding Company.

    Cleco's board of directors has unanimously approved the nomination of the three nominees for Class II Director and recommends that you vote "FOR" the election of the three nominees for Class II Director.

    Below is information concerning the three nominees for election as Class II directors at the annual meeting as well as the continuing Class I and Class III directors, including the business experience of each during the past five years.

CLASS II DIRECTORS (NOMINEES TO BE ELECTED AT THE ANNUAL MEETING; TERMS OF
  OFFICE EXPIRE IN 2002)


    - Robert T. Ratcliff has been chairman, president and chief executive officer of Ratcliff Construction Company, Inc., a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, since 1975. Mr. Ratcliff, who is 56 years old, has been a director of Cleco since 1993 and is a member of the Audit Committee. He is also a director of Hibernia Corporation and Hibernia National Bank.


    - Edward M. Simmons is chairman of the board and chief executive officer of McIlhenny Company, which makes Tabasco brand products. Prior to being named chairman of the board in June 1996, Mr. Simmons had served as president and chief executive officer of McIlhenny Company for more than five years. Mr. Simmons, who is 70 years old, has been a director of Cleco since 1992 and he previously served on Cleco's board of directors during the period 1971-1981. He is chairman of the Compensation Committee and a member of the Executive Committee. He also serves as a director of Pan American Life Insurance Company and Piccadilly Cafeterias, Inc.

    - William H. Walker, Jr. is president and a director of Howard, Weil, Labouisse, Friedrichs Inc., an investment banking firm, and has served in such positions for more than five years. Mr. Walker, who is 53 years old, has been a director of Cleco since September 1996 and is a member of the Compensation Committee and the Executive Committee. He is also a director of Howard Weil Financial Corporation.

CLASS I DIRECTORS (TERMS OF OFFICE EXPIRE IN 2001)

    - Sherian G. Cadoria has served as president of Cadoria Speaker and Consultancy Service since January 1992. She retired in 1990 as Brigadier General of the United States Army after a 29-year military career. Ms. Cadoria, who is 59 years old, has been a director of Cleco since 1993 and is a member of the Compensation Committee.

    - Richard B. Crowell has been engaged in the practice of law for more than five years as a member of the law firm of Crowell & Owens. Mr. Crowell, who is 60 years old, has been a director of Cleco since April 1997 and is a member of the Audit Committee. He is also a director of Whitney Holding Corporation and Whitney National Bank.


    - David M. Eppler has served as President of Cleco since January 1999 and as Chief Operating Officer since July 1997; he had served as executive vice president from January 1997 until January 1999, as vice president of power supply and energy transmission from 1995 to 1997, and as vice president of finance and chief financial officer from 1993 to 1995. Prior to that time, he had served as vice president of finance and rates, treasurer and chief financial officer. Mr. Eppler, who is 48 years old, joined Cleco in 1981 and served as manager, investor relations and finance until 1985, when he became vice president of financial services.



    - Gregory L. Nesbitt has served as Chairman of Cleco's board of directors since January 1999 and as Chief Executive Officer since 1993; he had served as president from 1992 until January 1999, as chief operating officer from 1991 to 1993, and as executive vice president from 1988 to 1991. Mr. Nesbitt, who is 61 years old, has been a director of Cleco since 1988 and is a member of the Executive Committee. He joined Cleco in 1980 and served as senior vice president of Cleco's electric power supply group until January 1988.


CLASS III DIRECTORS (TERMS OF OFFICE EXPIRE IN 2000)

    - J. Patrick Garrett has been president and chief executive officer of Windsor Food Company Ltd., a privately held company engaged in the food processing business, since July 1995. Prior to that time, he had been engaged in the practice of law for more than five years as a member of the law firm of Baker & Botts, L.L.P. Mr. Garrett, who is 55 years old, has served as a director of Cleco since 1981 and is a member of the Compensation Committee.

    - F. Ben James, Jr. has been president of James Investments, Inc., a company primarily engaged in real estate development and international marketing, for more than five years. Mr. James, who is 63 years old, has been a director of Cleco since 1986 and is chairman of the Audit Committee and a member of the Executive Committee.

    - A. DeLoach Martin, Jr. has been chairman of Central Engineering & Supply Company, a company engaged in the wholesale distribution of refrigeration and mill supplies, for more than five years. Mr. Martin, who is 69 years old, became a director of Cleco in 1978 and is chairman of the Executive Committee and a member of the Audit Committee.

ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

    Cleco's board of directors has an Executive Committee, an Audit Committee, and a Compensation Committee. The members of such committees are identified under "Class II Directors", "Class I Directors" and "Class III Directors", above. Cleco's board of directors has no standing nominating committee.

    The Audit Committee recommends to Cleco's board of directors the appointment of the independent auditors of Cleco, reviews the scope of audits, reviews and recommends to Cleco's board of directors financial reporting and accounting practices, reviews the scope and results of Cleco's procedures for internal auditing and the adequacy of the system of internal accounting controls of

Cleco, and has responsibility with respect to audit matters generally. During 1998, the Audit Committee held two meetings.

    The Compensation Committee approves, or in some cases recommends to Cleco's board of directors, remuneration arrangements and compensation plans involving Cleco's board of directors, officers and employees, and administers the granting of restricted stock and other awards to eligible employees under the Long-Term Incentive Plan and the annual incentive compensation program, described below. The Compensation Committee held three meetings in 1998.

    Cleco's board of directors held four regular meetings and two special meetings during 1998. At intervals between formal meetings, members of Cleco's board of directors are provided with information regarding the operations of Cleco and are consulted informally from time to time with respect to pending business. During 1998, all directors attended at least 75% of the total number of meetings of Cleco's board of directors and of the committees of Cleco's board of directors on which such directors served.

    Any director who is a regularly employed officer of Cleco receives no fees for serving as a director of Cleco. Currently, each non-employee director receives an annual retainer of $18,000 for serving as a director. Each non-employee director who is the chairman of a board committee receives an additional annual fee of $3,000. Each director receives $800 for each day he or she attends one or more meetings of Cleco's board of directors or its committees. The annual retainer, the annual fee for serving as a chairman of a board committee, and the attendance fee are paid, at the option of each director, in cash, Cleco common stock or a combination of both. Cleco also reimburses directors for travel and related expenses incurred in attending meetings of Cleco's board of directors or such committees.


    Under the long-term incentive plan, amended and restated effective as of 1998, each non-employee director is entitled to receive an automatic grant of options to purchase 2,500 shares of Cleco common stock; the grant is made at the beginning of each director's term. Each grant is immediately exercisable, has a 10-year term, and permits the holder to purchase shares at their fair market value on the date of grant. For fiscal 1998, the initial year of the option grants, a prorated grant was made to each non-employee director, based upon the number of years remaining in each director's then current term. For fiscal 1998, Ms. Cadoria and Mr. Crowell received options to purchase 2,500 shares, Messrs. Garrett, James and Martin received options to purchase 1,667 shares, and Messrs. Ratcliff, Simmons and Walker received options to purchase 834 shares.


    Cleco also has in effect a deferred compensation plan for its non-employee directors. Under the plan, a director may elect to defer all or part of his or her fees. Cleco has a retirement plan for its non-employee directors under which directors with five years of service receive, at age 65 or upon later retirement, a maximum annual benefit of $12,000. Benefits are payable for life or a period equal to the number of years of service as a director, whichever is shorter. Cleco also provides its non-employee directors with $200,000 of life insurance and permanent total disability coverage under Cleco's group accidental death and dismemberment plan, which covers all active, full-time employees.

INTERESTS OF THE BOARD OF DIRECTORS


    - Mr. Crowell is a member of Crowell & Owens. Crowell & Owens performed legal services for Cleco in 1998 and will be retained to perform comparable services in 1999. The amount paid to Crowell & Owens for legal services performed in 1998 for Cleco was less than $1,000.



    - Mr. Ratcliff is the chairman, president and chief executive officer of Ratcliff Construction Company, Inc. In competitive bidding, Ratcliff Construction Company, Inc. has been awarded a site preparation contract for the Coughlin Station Repowering Project of Cleco's wholly-owned subsidiary, Cleco Evangeline LLC. The contract amount of $518,917.01 was paid in full on March 15, 1999.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

    The following table sets forth the number of shares of Cleco common stock and Cleco preferred stock beneficially owned as of February 1, 1999, by each director and nominee, each of the executive officers named in the Summary Compensation Table below and all directors and executive officers as a group.

    Shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or to dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to "beneficially own" any shares of which such person has the right to acquire beneficial ownership within 60 days, as in the case of the stock options which are set forth under the "Options Exercisable Within 60 Days" column.


    Shares of Cleco common stock listed under the "Direct" column are those as to which each named individual has sole voting or dispositive power, including shares held under the Savings and Investment Plan and shares granted as restricted stock awards under the Long-Term Incentive Plan. Mr Dubroc holds 576 shares under the Savings and Investment Plan. The other executive officers included in the amount shown for all directors and executive officers as a group hold 1,277 shares under the Savings and Investment Plan. Restricted stock awards under the Long-Term Incentive Plan were granted to the named executive officers as follows:



    - Mr. Nesbitt--16,485 shares



    - Mr. Eppler--7,393 shares



    - Mr Howlin--3,526 shares



    - Ms. Powell--3,939 shares



    - Mr. Dubroc--3,269 shares



    The other executive officers included in the amount shown for all directors, nominees and executive officers as a group were granted 8,111 shares as restricted stock awards under the Long-Term Incentive Plan.


    Shares listed under the "Other" column are those as to which the named individual shares voting and dispositive power with another person. The shares of Cleco preferred stock beneficially owned by the individuals indicated in the table are shares held for the respective accounts of executive officers under the Savings and Investment Plan.



                                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF COMMON
                                                                 STOCK                            AMOUNT AND NATURE OF
                                          ---------------------------------------------------   BENEFICIAL OWNERSHIP OF
                                                       OPTIONS                                      PREFERRED STOCK
                                                     EXERCISABLE                               --------------------------
                                                      WITHIN 60                    PERCENT      NUMBER OF      PERCENT
                                           DIRECT       DAYS         OTHER        OF CLASS      SHARES(1)     OF CLASS
                                          ---------  -----------  ------------  -------------  -----------  -------------
DIRECTORS AND NOMINEES
  Sherian G. Cadoria....................      1,000       2,500                       *
  Richard B. Crowell....................     22,305       2,500      51,800(2)        *
  David M. Eppler(3)....................     13,877       2,800       2,246(4)        *               468         *
  J. Patrick Garrett....................      2,790       1,667                       *
  F. Ben James, Jr. ....................      2,400       1,667                       *
  A. DeLoach Martin, Jr. ...............     18,800       1,667                       *
  Gregory L. Nesbitt(5).................     56,922                   1,195(4)        *               249         *
  Robert T. Ratcliff....................      1,192         834                       *
  Edward M. Simmons.....................      2,323         834                       *
  William H. Walker, Jr. ...............      1,828         834                       *
NAMED OFFICERS
  Darrell J. Dubroc.....................      3,845(6)                1,114(4)        *               232         *
  Thomas J. Howlin......................      3,631                     125(4)        *                26         *
  Catherine C. Powell...................      6,018                   1,277(4)        *               266         *
  All directors, nominees and executive
    officers as a group (18 persons,
    including those listed above).......    158,080      15,303     834,911(7)                      2,249(7)       *


------------------------

*   Less than 1% of class.


(1) Represents the number of preferred shares allocated under the Savings and Investment Plan that are convertible into common stock.



(2) Includes 51,800 shares owned by members of Mr. Crowell's family and family trusts, for which beneficial ownership is disclaimed.



(3) Mr. Eppler is also the President and Chief Operating Officer of Cleco.



(4) Represents the number of shares of common stock into which preferred stock held in the Savings and Investment Plan is convertible.



(5) Mr. Nesbitt is also the Chairman and Chief Executive Officer of Cleco.



(6) Includes common stock allocated to Mr. Dubroc's account in the Savings and Investment Plan over which he has voting power and investment discretion.



(7) The Savings and Investment Plan holds Cleco preferred stock that is convertible, at any time, into shares of Cleco common stock. 161,907 shares of Cleco preferred stock, convertible into 777,154 shares of Cleco common stock (3.5% of such common stock), have not yet been allocated to accounts of participants in such plan. Executive officers of Cleco serve with other Cleco employees as the administrator of the plan and, effective as of January 1, 1999, make voting decisions with respect to such unallocated shares. Such shares have been included only once in calculating the beneficial ownership of all officers and directors as a group.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Cleco's executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Cleco's equity securities. To Cleco's knowledge, based solely on review of the copies of such reports furnished to Cleco and written representations that no year-end reports on Form 5 were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS



    The following table sets forth, to the knowledge of Cleco based on a review of the information and as of the dates indicated, certain information with respect to each person who is the beneficial owner of more than 5% of the outstanding shares of any class of Cleco's voting securities.



                                                                                     SHARES OF $100 PREFERRED STOCK
                                                                                           BENEFICIALLY OWNED
                                                                                    ---------------------------------
                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL      PERCENTAGE
NAME AND ADDRESS                                                                        OWNERSHIP         OF CLASS
----------------------------------------------------------------------------------  ------------------  -------------
UMB Bank, N.A.
 Trustee of Cleco's Savings and Investment Plan
 1010 Grand Boulevard, Kansas City, MO 64106                                                286,891(1)         81.0


------------------------


(1) As of December 31, 1998, based upon information contained in Cleco's records and those of Cleco's transfer agent. Such 286,891 shares are held by UMB Bank, N.A., as Trustee of the Savings and Investment Plan. Such 286,891 shares are convertible under certain circumstances pursuant to Cleco's articles of incorporation, and the governing instruments of the Savings and Investment Plan, into 1,377,077 shares of Cleco common stock, subject to antidilution adjustment, or approximately 6.1% of the Cleco common stock outstanding as of December 31, 1998. Participants in the Savings and Investment Plan have voting rights with respect to shares of Cleco preferred stock allocated to their accounts. The Trustee is required to vote unallocated shares in accordance with instructions received from the administrator of the Savings and Investment Plan. The Trustee holds 537,134 shares of Cleco common stock. The Trustee may vote shares of common stock allocated to a participant's account only in accordance with instructions received from the participant. The combined holdings of the Trustee under the Savings and Investment Plan, on an as-converted basis with regard to the Cleco preferred stock, are 1,914,211 shares, or 8.5%, of the outstanding shares of Cleco common stock as of December 31, 1998.

                             EXECUTIVE COMPENSATION

GENERAL

    The Summary Compensation Table sets forth individual compensation information with respect to the Chief Executive Officer and the four other most highly paid executive officers of Cleco for services rendered in all capacities to Cleco during the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996. The table discloses the annual salary, bonuses and other compensation awards and payouts to the named executive officers.

SUMMARY COMPENSATION TABLE

                                                                                      OTHER
                                                                                     ANNUAL                     ALL
                                                                                     COMPEN-                   OTHER
                                                                                     SATION       LTIP        COMPEN-
NAME AND PRINCIPAL POSITION                        YEAR       SALARY    BONUS (1)      (2)     PAYOUTS (3)   ATION (4)
-----------------------------------------------  ---------  ----------  ----------  ---------  -----------  -----------
Gregory L. Nesbitt.............................       1998  $  334,623  $  176,090  $  21,645   $ 331,173    $   6,400
  Chairman and Chief                                  1997     296,770     126,000     16,840     206,738        6,334
  Executive Officer                                   1996     271,081     130,600     11,954     144,187        6,000

David M. Eppler................................       1998  $  205,389  $   90,300  $   8,000   $ 111,687    $   6,924
  President and Chief                                 1997     166,478      54,000      5,837      68,238        6,836
  Operating Officer                                   1996     140,808      62,800      4,302      58,526        6,483

Thomas J. Howlin...............................       1998  $  167,424  $   70,690      2,417           0    $   5,217
  Senior Vice President--Financial Services and       1997      69,454      71,500          0           0        4,085
    Chief Financial Officer (Hired in 1997)

Catherine C. Powell............................       1998  $  128,334  $   48,380  $   5,047   $  73,393    $   6,624
  Senior Vice President--                             1997     111,023      33,660      4,044      41,782        6,188
  Employee and                                        1996     102,000      44,400      2,872      33,523        5,683
    Corporate Services
Darrell J. Dubroc..............................       1998  $  147,039      53,120  $   3,098           0    $   6,474
  Vice President--                                    1997     118,656      36,910      1,287           0        9,964
  Generation Services                                 1996      97,565       5,737          0           0        2,592

------------------------

(1) The "Bonus" column includes cash awards that are payable or have been paid to executive officers pursuant to the following:

    - An annual incentive compensation program under which participants may receive incentive compensation determined by the performance of Cleco and the individual participants;

    - Merit lump-sum payments received by certain named executive officers; and

    - Payments received under Cleco's spot award incentive plan which rewards individual performance.

(2) For 1996, 1997 and 1998, the "Other Annual Compensation" column includes dividends paid on restricted stock awards under the Long-Term Incentive Plan. Dividends on restricted stock are paid quarterly and at the same rate as dividends on the Cleco common stock.

(3) Restricted stock awards granted under the Long-Term Incentive Plan are reported under the "Long-Term Incentive Plan--Awards in 1998" table below. The number and value of the aggregate restricted stock holdings at December 31, 1998, a portion of which is included in the "LTIP Payouts" column, for each of the named executive officers were as follows:

           - Mr. Nesbitt--13,444 shares with a value of $461,297;

           - Mr. Eppler--4,969 shares with a value of $170,499;

           - Mr. Howlin--1,501 shares with a value of $51,503;

           - Ms. Powell--3,135 shares with a value of $107,570; and

           - Mr. Dubroc--1,924 shares with a value of $66,017.

The "LTIP Payouts" column includes the value of restricted stock and opportunity shares under the Long-Term Incentive Plan that vested in the following years and related tax gross-up amounts:

    - 1996--relating to the performance period January 1, 1993 to December 31, 1995;

    - 1997--relating to the performance period January 1, 1994 to December 31, 1996; and

    - 1998--relating to the performance period January 1, 1995 to December 31, 1997.

(4) The "All Other Compensation" column includes the following:

    - Amounts contributed or accrued by Cleco under the Savings and Investment Plan on behalf of the named executive officers as follows:

                                                                     1996       1997       1998

    -   Mr. Nesbitt--............................................  $   6,000  $   6,334  $   6,400

    -   Mr. Eppler--.............................................  $   6,000  $   6,333  $   6,400

    -   Mr. Howlin--.............................................  $       0  $       0  $   4,237

    -   Ms. Powell--.............................................  $   5,488  $   5,973  $   6,400

    -   Mr. Dubroc--.............................................  $   2,547  $   4,881  $   6,400

    - Term life insurance premiums paid for the benefit of the named executive officers as follows:

                                                                     1996       1997       1998

    -   Mr. Nesbitt..............................................  $       0  $       0  $       0

    -   Mr. Eppler...............................................  $     483  $     503  $     524

    -   Mr. Howlin...............................................  $       0  $     210  $     980

    -   Ms. Powell...............................................  $     195  $     215  $     224

    -   Mr. Dubroc...............................................  $      45  $      71  $      74


    -   Unused vacation purchased from the named executives as follows:


                                                                     1996       1997       1998

    -   Mr. Nesbitt..............................................  $       0  $       0  $       0

    -   Mr. Eppler...............................................  $       0  $       0  $       0

    -   Mr. Howlin...............................................  $       0  $   3,875  $       0

    -   Ms. Powell...............................................  $       0  $       0  $       0

    -   Mr. Dubroc...............................................  $       0  $   5,012  $       0

STOCK OPTION PLANS

    Cleco currently maintains two plans pursuant to which options to purchase shares of common stock are outstanding and/or may be granted. The first is the Stock Option Plan, covering an aggregate of 800,000 shares of Cleco common stock. It expired in 1991, and no additional grants can be made under the plan. As of December 31, 1998, options covering 4,800 shares remained exercisable pursuant to grants made under the Stock Option Plan.

    Cleco also has in effect the Long-Term Incentive Plan pursuant to which certain officers and key employees may receive restricted stock, stock options or stock appreciation rights, among other awards. An aggregate of 800,000 shares of Cleco common stock have been reserved for issuance under this plan. No stock options or stock appreciation rights were granted under the Long-Term Incentive Plan in 1998.

    OPTION EXERCISES. The following table sets forth, for each of the five persons listed in the Summary Compensation Table above, the following information concerning stock options exercised during 1998:

    - The number of shares of Cleco common stock acquired upon the exercise of options during 1998;

    -   The aggregate dollar value realized upon the exercise of such options;

    - The total number of exercisable and nonexercisable options held on December 31, 1998; and

    - The aggregate dollar value of on-the-money exercisable options on December 31, 1998.

         AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT DECEMBER   IN-THE-MONEY OPTIONS AT DECEMBER
                                                                           31, 1998                          31, 1998
                               SHARES ACQUIRED      VALUE      --------------------------------  --------------------------------
NAME                             ON EXERCISE      REALIZED     EXERCISABLE(1)    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----------------------------  ---------------  -------------  ---------------  ---------------  -------------  -----------------
Gregory L. Nesbitt...........             0       $       0           2,000                0       $  35,065        $       0
David M. Eppler..............             0               0           2,800                0          49,091                0
Thomas J. Howlin.............             0               0               0                0               0                0
Catherine C. Powell..........             0               0               0                0               0                0
Darrell J. Dubroc............             0               0               0                0               0                0

------------------------

(1) All of these options were exercised in 1999.

(2) Based upon the closing price of the Cleco common stock on the NYSE Composite Tape at December 31, 1998, minus the exercise price.

    1998 GRANTS. The following table sets forth, for each of the five persons listed in the Summary Compensation Table, information related to grants under the Long-Term Incentive Plan during 1998. The amounts listed in the "Number of Shares" column represent the performance-based restricted stock granted to the named executive officers in 1998. The recipient of a restricted stock grant is the record owner of the number of target shares awarded, which are issued in the name of the recipient but held in escrow by Cleco until delivery to, or forfeiture by, the recipient. The recipient may vote the shares covered by the award and receive dividends, but generally may not sell, pledge or otherwise transfer such shares until the restriction period imposed by the Compensation Committee comes to an end and the performance goals established by the committee have been met. The recipient may, at the end of the restriction period, forfeit all or a portion of the restricted shares awarded depending upon the performance level achieved. The restricted stock awards require a three-year holding period following vesting before any shares may be sold.


    The amounts listed in the "Number of Threshold Shares" and "Number of Target Shares" columns represent performance-based restricted stock granted in 1998 that will vest under the threshold and target levels established by the Compensation Committee. The restricted stock grants vest based upon total return to shareholders compared to a peer group of other utilities. The total return to shareholders is computed as the Cleco common stock price appreciation plus dividends paid during performance cycle. The vesting, or payout, schedule for the restricted stock awards, based upon Cleco's total return to shareholders ranking, is as follows:


    - No awards will vest if Cleco's ranking is below the 25th percentile;

    - Threshold performance provides 25% award payout at the 25th percentile;
      and

    - Target performance provides 100% award payout from the 45th percentile to the 55th percentile.

Performance awards above the threshold level and below the target level are prorated.


    The amounts under the "Number of Maximum Shares" column represent the number of performance-based restricted stock grants that vest at the target level set forth under the "Number of Target Shares" column plus the number of performance-based "opportunity shares" granted to the named executive officers in 1998 that will vest between the target and maximum levels established by the Compensation Committee. "Opportunity shares" awarded in connection with a restricted stock award will not be issued until the lapse of restrictions on the related restricted stock and do not entitle the recipient to the rights of a shareholder until the time of issuance of the Cleco common stock representing the "opportunity shares." "Opportunity share" awards require a three-year holding period following vesting before any of the shares may be sold. The "opportunity shares" vest based upon total return to shareholders and will be issued when the restriction period on the related restricted stock lapses. The vesting, or payout, schedule for the "opportunity shares" included in this column, based on Cleco's total return to shareholders ranking, is as follows:


    - No awards of "opportunity shares" vest if Cleco's ranking is at or below the 55th percentile; and


    - Maximum performance provides 100% "opportunity share" award payout, which is equal to 50% of number of target shares of restricted stock, at the 75th percentile.


Performance awards of "opportunity shares" above the target level and below the maximum level are prorated.

                    LONG-TERM INCENTIVE PLAN--AWARDS IN 1998


                                                                                      ESTIMATED FUTURE PAYOUTS
                                                              PERFORMANCE OR    -------------------------------------
                                                            OTHER PERIOD UNTIL   NUMBER OF    NUMBER OF    NUMBER OF
                                                NUMBER OF     MATURATION OR      THRESHOLD     TARGET       MAXIMUM
NAME                                             SHARES           PAYOUT          SHARES       SHARES       SHARES
---------------------------------------------  -----------  ------------------  -----------  -----------  -----------
Gregory L. Nesbitt...........................       5,521    1/1/98 - 12/31/00       1,381        5,521        8,282
David M. Eppler..............................       2,162    1/1/98 - 12/31/00         541        2,162        3,243
Thomas J. Howlin.............................       1,501    1/1/98 - 12/31/00         376        1,501        2,252
Catherine C. Powell..........................       1,158    1/1/98 - 12/31/00         290        1,158        1,737
Darrell J. Dubroc............................       1,104    1/1/98 - 12/31/00         276        1,104        1,656


RETIREMENT PLANS


    Cleco's executive officers are participants in the Savings and Investment Plan, the Pension Plan, and a SERP. Contributions made in 1998 to the Savings and Investment Plan for the benefit of the named executive officers are listed in the Summary Compensation Table.


    PENSION PLAN. The Pension Plan generally covers employees of Cleco who have attained age 21 and completed one year of service. The monthly benefit payable under the Pension Plan at the normal retirement age of 65 is an amount determined with reference to a participant's "compensation base" and years of service at termination of employment. A participant's "compensation base" is calculated by averaging compensation paid during the highest successive five completed calendar years during the ten years prior to termination of employment. Compensation is determined taking into account the salaries and bonuses reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table. Benefits under the Pension Plan are fully vested upon the completion of five years of service.

The maximum annual benefit payable under the Pension Plan for employees who retire in 1998 is the lesser of $130,000, a limitation imposed by the Internal Revenue Code of 1986, as amended, or Code, or 100% of "average compensation", as defined in the Code.

    As of December 31, 1998, the following individuals had the following years of service credited under the Pension Plan:

    - Mr. Nesbitt--18 years

    - Mr. Eppler--17 years

    - Mr. Howlin--1 year

    - Ms. Powell--7 years

    - Mr. Dubroc--13 years


    SERP. Effective July 1, 1992, Cleco established a supplemental executive retirement plan, or SERP, for the benefit of certain participants designated by the Compensation Committee. As of December 31, 1998, the Chief Executive Officer and the four other most highly compensated executive officers participated in the SERP. The SERP provides participants who complete ten years of service and terminate employment after reaching age 65 with monthly benefits for the life of the participant and his or her surviving spouse in an amount equal to 65% of compensation, reduced by benefits payable from the Pension Plan and other previous employer pension plans. The Chief Executive Officer or the Compensation Committee may prescribe a shorter period of service as a condition for the receipt of benefits, and in 1998 the Compensation Committee shortened the service requirements for Ms. Powell and Mr. Howlin. Under the SERP, eligible compensation is based upon the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest annual incentive compensation program awards paid to the participant during the preceding five years. These amounts are reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table. Benefits are payable from Cleco's general assets.


    The following table illustrates the combined estimated annual benefit payable from both the Pension Plan and the SERP at age 65 to persons at specified compensation levels. Benefits are computed on a joint and 100% survivor annuity basis.


                                       YEARS OF SERVICE AT RETIREMENT
      FINAL TOTAL        ----------------------------------------------------------
     COMPENSATION            15          20          25          30          35
-----------------------  ----------  ----------  ----------  ----------  ----------
      $   125,000        $   81,250  $   81,250  $   81,250  $   81,250  $   82,303
          150,000            97,500      97,500      97,500      97,500      99,803
          200,000           130,000     130,000     130,000     130,000     130,000
          250,000           162,500     162,500     162,500     162,500     162,500
          300,000           195,000     195,000     195,000     195,000     195,000
          400,000           260,000     260,000     260,000     260,000     260,000
          500,000           325,000     325,000     325,000     325,000     325,000
          600,000           390,000     390,000     390,000     390,000     390,000


SEVERANCE AGREEMENTS


    Cleco has severance agreements with Mr. Nesbitt, Mr. Eppler, Mr. Howlin, Ms. Powell, and Mr. Dubroc and other executive officers and general managers of Cleco. Each agreement provides generally for the payment of a minimum annual salary, participation in all Cleco benefit plans and programs applicable to Cleco's executive officers, and reimbursement of employment-related expenses, all during the term of employment. Under the severance agreements, the 1999 base salaries for the individuals named in the Summary Compensation Table are as follows:

    -   Mr. Nesbitt                         $ 350,000

    -   Mr. Eppler                          $ 240,000

    -   Mr. Howlin                          $ 175,000

    -   Ms. Powell                          $ 135,000

    -   Mr. Dubroc                          $ 155,000

Each agreement provides for an initial three-year term that renews annually for one additional year, unless either Cleco or the executive officer gives notice prior to renewal that such officer's term of employment will not be extended.

    The agreements for Mr. Nesbitt, Mr. Eppler, Mr. Howlin, Ms. Powell and Mr. Dubroc include provisions governing the payment of severance benefits in an amount equal to the executive's annual base salary if the executive's employment is terminated (1) by Cleco for any reason, other than a material breach by the executive, or (2) by the executive following a reduction in base salary, other than a reduction in pay uniformly applicable to all officers, or a significant reduction in the executive's authority, duties or responsibilities. The executive also is entitled to continued health plan coverage for up to 18 months after such termination, and the executive is entitled to require Cleco to (1) purchase his or her principal residence, if it is located within 60 miles of Cleco's Pineville office, for an amount equal to the greater of (x) the purchase price of the residence plus the cost of capital improvements or (y) the fair market value of the residence, and (2) pay or reimburse the executive for relocation costs. Lesser severance benefits are payable to other executive officers and managers.

    If a change in control, as defined in the agreement, occurs and within three years after such change the executive's employment is terminated by Cleco for reasons other than a material breach or the executive terminates his or her employment for good reason, as defined in the agreement, then Cleco is obligated to pay the executive, in lieu of any severance obligation otherwise payable under the agreement, an amount equal to three times the executive's average compensation paid during the five calendar years preceding the change in control. In the event of a change in control, payments under the agreements for the individuals named in the Summary Compensation Table, using the average compensation for the years 1994 through 1998, will be approximately as follows:

    -   Mr. Nesbitt                       $1,176,191

    -   Mr. Eppler                        $ 624,284

    -   Mr. Howlin                        $ 520,745

    -   Ms. Powell                        $ 399,818

    -   Mr. Dubroc                        $ 354,413

However, the severance agreements limit the amount payable upon a change in control to an amount that will not result in the disallowance of a deduction to Cleco under the "golden parachute" provisions of the Code or the imposition of an excise tax on the employee under Section 4999 of the Code. Lesser change in control benefits are provided to other executive officers and managers.

    The severance agreements also generally require the executives not to disclose confidential information relating to Cleco and, for a period of one year after termination, not to hire Cleco officers, employees or agents, or solicit or divert any customer or supplier of Cleco.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed entirely of directors who are not current or former officers or employees of Cleco. The committee is responsible for establishing officer compensation programs and/or making recommendations to Cleco's board of directors about officer compensation. The committee uses the services of executive compensation consultants to provide professional assistance, data and advice. The following report describes the compensation determinations and recommendations made by the Compensation Committee in 1998 with respect to Cleco's executive officers.


    The Compensation Committee seeks to ensure that executive compensation is directly linked to corporate performance and increased shareholder value and is comparable with pay practices in the industry. The Committee generally seeks to provide a competitive total compensation package that enables Cleco to attract and retain key executives. The following guidelines are used by the Committee to establish compensation policy:


    - To provide variable compensation opportunities that link the financial performance of Cleco with the financial interests of its executive officers;

    - To provide incentives that increase corporate performance and increase shareholder value, when compared to other electric utilities;

    - To establish base salary levels somewhat below the competitive market, but provide incentive awards above the market when designated performance objectives are achieved; and

    - To increase the stock ownership of key executives.


    Historically, the Compensation Committee has structured the compensation programs for executive officers taking into consideration the compensation programs of electric utilities of similar size and complexity to Cleco. In making these determinations, the committee has specifically relied upon information about companies included in the Edison Electric Institute Index, an index of approximately 89 investor-owned electric utilities. In addition to its electric utility business, Cleco and its subsidiaries are now engaged in various lines of business that are complementary or incidental to electric generation, transmission and distribution. To reflect the conduct of these non-utility businesses in its compensation practices, beginning in 1999, the Compensation Committee intends to base its decisions and recommendations on indices and data related to non-utility businesses, in addition to the information provided by the Edison Electric Institute.


    The compensation program for executive officers is currently comprised of three components:

    - An annual base salary;

    - A performance-based annual bonus; and

    - Periodic grants and awards of long-term incentives, which are primarily restricted stock and related "opportunity shares".

Each of these components is further explained below.

    Base salaries are recommended by the Compensation Committee, using comparisons with the salaries of executives of comparable electric utilities included in the Edison Electric Institute Index, but actual salaries are based upon individual performance. It is Cleco's policy to set base salary levels somewhat below the average of its competitive market, and 1998 base salaries were consistent with this policy. For 1998, the Named Executives, other than the Chief Executive Officer, received base salary increases that averaged 9.2%.


    The objective of the performance-based annual bonus is to provide "at risk" compensation, the amount of which is directly related to the attainment of short-term financial objectives that are designated annually by the Compensation Committee. Awards are ordinarily based on earnings per share and actual return on equity goals in relation to the performance of companies in the Edison

Electric Institute Index, with each goal generally of equal weight. Target bonus levels for executive officers range from 18% to 42% of base salary. Bonus awards from 0% to 150% of target bonus levels may be made. The amount of any actual bonus award is further subject to the discretion of the Compensation Committee, within established guidelines. For example, the Compensation Committee may make adjustments to reflect extraordinary items of income or expense. Bonuses are paid in the first quarter of the year following the year for which the award is earned.


    For 1998, Cleco's actual return on equity was in the 60th to 74th percentile of the companies listed in the Edison Electric Institute Index, and its primary earnings per share in 1998 was $2.30, exceeding the target goals established by the Committee. Accordingly, the Compensation Committee approved actual bonus awards for 1998 at 129% of target bonus levels.



    Under the Long-Term Incentive Plan, the named executive officers are eligible to receive performance-based grants of restricted stock and related "opportunity shares," restricted unit grant awards and related "opportunity units," stock options and stock appreciation rights. These grants and awards are also "at risk" because they are directly linked to Cleco common stock price appreciation and the achievement of pre-established long-term performance goals. Awards to executive officers are based on an analysis of the compensation practices of other utilities that constitute the Edison Electric Institute Index. Awards are earned after the completion of a three-year performance cycle, based upon a comparison of Cleco's performance during the cycle to the performance of other electric utilities in the Edison Electric Institute Index over the same period.



    Grants of restricted stock were made to all named executive officers in 1998, subject to a three-year performance cycle ending December 31, 2000. No other types of grants under the Long-Term Incentive Plan were made to the named executive officers during 1998. For the three-year performance cycle ended December 31, 1998, Cleco's total return to shareholders placed it at the 45th percentile compared to the Edison Electric Institute Index. As a result, actual awards of restricted stock, which were first granted in 1996, were earned at 100% of the target level. No opportunity shares were awarded for the performance cycle ended December 31, 1998.


    Cleco also provides the named executive officers, including the Chief Executive Officer, with coverage under the SERP and severance agreements. The Compensation Committee considers each of these programs to be reasonably competitive and appropriate for executive officers of Cleco.


    Section 162(m) of the Code limits to $1,000,000 in any year the deduction publicly held companies may claim for compensation paid to a company's chief executive officer and four other most highly compensated executive officers, unless certain performance-based requirements are met. Cleco has reviewed this provision and determined that it is not affected by Section 162(m) because no compensation paid to any officer currently approaches or is expected to approach $1,000,000 in the near term. Accordingly, none of Cleco's executive compensation programs are intended to comply with Section 162(m) of the Code, and no change is currently contemplated in response to Section 162(m).


1998 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    The Compensation Committee believes that the role of the Chief Executive Officer is particularly important in reaching corporate goals and accomplishing organizational objectives. For fiscal year 1998, the Compensation Committee recommended and Cleco's board of directors approved the following compensation for Mr. Nesbitt:

    - His annual base salary was increased from $300,000 to $325,000, an increase of approximately 8.3%. The amount of this increase was based on the continued performance of Mr. Nesbitt, as evaluated by the Compensation Committee. Even with this adjustment, his base pay is somewhat below his peers in the industry.

    - Mr. Nesbitt's 1998 performance-based bonus was 54% of his base salary, which was 129% of his target.

    - Restricted stock grants were made to Mr. Nesbitt under the Long-Term Incentive Plan, subject to the attainment of specified performance goals during a three-year performance cycle ending December 31, 2000. For the three-year performance cycle ended December 31, 1998, Mr. Nesbitt's award was 100% of his target, which was established in 1996, or 3,036 shares.

THE COMPENSATION COMMITTEE

Edward M. Simmons, Chairman
Sherian G. Cadoria, Brig. General (retired)
J. Patrick Garrett
William H. Walker, Jr.

PERFORMANCE GRAPH

    The following performance graph compares the performance of the Cleco common stock to the S&P 500 Index and to the Edison Electric Institute Index, which includes Cleco, for Cleco's last five fiscal years. The graph assumes that the value of the investment in the Cleco common stock and each index was $100 at December 31, 1993 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 CLECO     S&P 500 INDEX   EEI INDEX (1)
1993             $100.00          $100.00         $100.00
1994              $99.85          $101.32          $88.43
1995             $122.79          $139.40         $115.86
1996             $133.75          $171.40         $117.25
1997             $116.30          $228.59         $149.35
1998             $185.04          $292.63         $170.10
December 31,

                                                    1993       1994       1995       1996       1997       1998
                                                  ---------  ---------  ---------  ---------  ---------  ---------
Cleco...........................................  $  100.00  $   99.85  $  122.79  $  133.75  $  116.30  $  185.04
S&P 500 Index...................................  $  100.00  $  101.32  $  139.40  $  171.40  $  228.59  $  292.63
EEI Index(1)....................................  $  100.00  $   88.43  $  115.86  $  117.25  $  149.35  $  170.10

------------------------------

(1) As of December 31, 1998, the Edison Electric Institute Index was comprised of: Allegheny Energy; AMEREN; American Electric Power Company, Inc.; Avista Corp.; Baltimore Gas & Electric Company; Bangor Hydro-Electric Company; BEC Energy; Black Hills Corporation; Carolina Power & Light Company; Central Hudson Gas & Electric Corporation; Cleco Corporation; Central Maine Power Company; Central Vermont Public Service Corporation; Central & South West Corporation; Cilcorp Inc.; CINergy Inc.; CMS Energy Corp.; Commonwealth Energy System; CONECTIV; Consolidated Edison Company of New York, Inc.; Dominion Resources, Inc.; DPL Inc.; DQE Inc.; DTE Energy Co.; Duke Energy Corporation; Eastern Utilities Associates; Edison International; El Paso Electric Company; Empire District Electric Company; Energy East Corp.; Entergy Corporation; FirstEnergy Corp.; Florida Progress Corporation; FPL Group, Inc.; GPU Inc.; Green Mountain Power Corporation; Hawaiian Electric Industries, Inc.; Houston Industries Incorporated;

    IDACORP; Illinova Corp.; Interstate Energy Corporation; IPALCO Enterprises Inc.; Kansas City Power & Light Company; Keyspan Corp.; LG&E Energy Corp.; Madison Gas & Electric Co.; Maine Public Service Company; MDU Resources Group, Inc.; MidAmerican Energy Holding Company; Minnesota Power & Light Co.; Montana Power Co.; Nevada Power Company; New Centuries Energy, Inc.; New England Electric System; Niagara Mohawk Power Corp.; NIPSCO Industries, Inc.; Northeast Utilities; Northern States Power Co. (MN); Northwestern Corporation; OGE Energy; Orange & Rockland Utilities, Inc.; Otter Tail Power Company; PG&E Corp.; Pacificorp; Peco Energy Co.; Pinnacle West Capital Corp.; Potomac Electric Power Corporation; PP&L Resources Inc.; Public Service Company of New Mexico; Public Service Enterprise Group Incorporated; Puget Sound Energy, Inc.; Rochester Gas & Electric Corporation; SCANA Corp.; Sempra Energy; Sierra Pacific Resources; SIGCORP; Southern Company; St. Joseph Light & Power Co.; TECO Energy, Inc.; Texas Utilities Company; TNP Enterprises, Inc.; Unicom Corp.; Unisource; United Illuminating Company; Unitil Corp.; Utilicorp United Inc.; Western Resources, Inc.; Wisconsin Energy Corporation; and WPS Resources Corp.

             PROPOSAL NUMBER 3--APPOINTMENT OF INDEPENDENT AUDITORS

    The firm of PricewaterhouseCoopers LLP, or its predecessor, Coopers & Lybrand LLP, independent certified public accountants, has served as auditors of Cleco continuously since 1952. Cleco's board of directors, upon recommendation of the Audit Committee, proposes to continue such firm's services as auditors of Cleco and, if the holding company proposal is adopted and implemented, of the Holding Company, for the year ending December 31, 1999. PricewaterhouseCoopers LLP and its associates do not have any relationship with Cleco except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the appointment of PricewaterhouseCoopers LLP as auditors of Cleco and, if the holding company proposal is adopted and implemented, of the Holding Company.

    A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.


    The board of directors has unanimously approved the appointment of PricewaterhouseCoopers LLP as independent auditors and recommends that you vote "FOR" the appointment of PricewaterhouseCoopers LLP as independent auditors.


                                 ANNUAL REPORT

    A shareholder survey card, Cleco's 1998 Year in Review, and the enclosed 1998 Annual Report to Shareholders, which contains Cleco's consolidated financial statements for the year ended December 31, 1998, accompany the proxy material being mailed to all shareholders. The shareholder survey card, the 1998 Year in Review, and the Annual Report to Shareholders are not a part of the proxy solicitation material.

                           PROPOSALS BY SHAREHOLDERS


    Proposals of shareholders that are otherwise eligible and are intended to be presented at the Holding Company annual meeting in 2000, if the holding company proposal passes, or if not, then of Cleco, must be received no later than
December   , 1999, to be included in the proxy material and form of proxy relating to such meeting. Proposals should be addressed to: Cleco Corporation, P.O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Secretary. If a proposal
meeting all applicable requirements is not received on or prior to         ,
2000, management may exercise its discretion in voting proxies for the 2000 annual meeting of shareholders on any matter raised at such meeting without a discussion of such matter in the proxy statement for such meeting. The bylaws of the Holding Company and Cleco contain additional requirements that must be met in order for a matter to be properly brought by a shareholder at any meeting of shareholders.


                                 OTHER MATTERS

    Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

    ALL SHARES OF CLECO COMMON STOCK OR CLECO PREFERRED STOCK THAT A SHAREHOLDER OWNS, NO MATTER HOW FEW, SHOULD BE REPRESENTED AT THE ANNUAL MEETING. THE ACCOMPANYING PROXY SHOULD THEREFORE BE COMPLETED, SIGNED, DATED AND RETURNED AS SOON AS POSSIBLE.

                             ADDITIONAL INFORMATION


    Cleco filed in its Form 10-K, dated         , 1999, which includes the
financial statements for the year ended December 31, 1998. Cleco also filed an 8-K, dated March 25, 1999. The Form 10-K and Form 8-K are incorporated by reference into this proxy statement and prospectus, as permitted by the SEC. Incorporation by reference means that Cleco can disclose information to you, which information you may find important, by referring you to another document. The information in such document is deemed to be a part of this proxy statement and prospectus, except for any information superseded by information in this proxy statement and prospectus.



    In addition to the Form 10-K and Form 8-K incorporated by reference, Cleco files annual, quarterly and special reports, proxy statements and other materials with the SEC. If the holding company proposal is adopted, the Holding Company will file such reports, but Cleco will no longer file such reports. You may read and copy any such reports or other materials that Cleco has filed, or that Cleco or the Holding Company will file in the future, at the SEC's public reference rooms at 450 Fifth Street, Washington, D.C. 20549 or in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Such filings and other materials are also available from the SEC's internet web site at "http://www.sec.gov".



    The Holding Company has filed a Registration Statement on Form S-4 to register with the SEC shares of Holding Company common stock and Holding Company preferred stock offered as part of the holding company proposal. This proxy statement and prospectus is a part of that Registration Statement and constitutes a prospectus of the Holding Company as well as a proxy statement of Cleco. As permitted by SEC rules, this proxy statement and prospectus does not contain all of the information contained in the Registration Statement or its Exhibits. You may obtain the full Registration Statement and Exhibits, or any other filing made by Cleco, at the SEC sites listed above, or you may also obtain such items free of charge, by contacting Rodney J. Hamilton, P.O. Box 5000, Pineville, Louisiana 71361-5000, telephone number 1-800-253-2652. To ensure timely delivery, you must request this information from Cleco no later than May 10, 1999.


                                          By Order of Cleco's Board of
                                          Directors,

                                          Gregory L. Nesbitt
                                          Chairman and Chief Executive Officer


April   , 1999

                                                                      APPENDIX A

                           ARTICLES OF INCORPORATION
                                       OF
                               CLECO CORPORATION
                                     [DATE]

                           ARTICLES OF INCORPORATION
                                       OF
                               CLECO CORPORATION

                                   ARTICLE 1.

    The name of the Corporation is hereby declared to be Cleco Corporation.

                                   ARTICLE 2.

    The objects and purposes for which the Corporation is formed is to engage in any lawful activity for which corporations may be formed under Louisiana Business Corporation Law.

                                   ARTICLE 3.

    The duration of the Corporation shall be perpetual.

                                   ARTICLE 4.

    The location and post office address of the registered office of the Corporation is hereby fixed, until changed by action of the board of directors as permitted by law, at 2030 Donahue Ferry Road, City of Pineville, State of Louisiana.

                                   ARTICLE 5.


    Until the further action of the board of directors as permitted by law, the resident agents of the Corporation shall be Gregory L. Nesbitt, whose post office address is 2030 Donahue Ferry Road, Pineville, Louisiana, and David M. Eppler, whose post office address is 2030 Donahue Ferry Road, Pineville, Louisiana


                                   ARTICLE 6.

    SECTION 1. The authorized capital stock of the Corporation is hereby fixed at $324,190,000, which shall be divided into and represented by 1,491,900 shares of Preferred Stock of the par value of $100 per share ("$100 Preferred Stock"), 3,000,000 shares of Preferred Stock of the par value of $25 per share ("$25 Preferred Stock") and 50,000,000 shares of Common Stock of the par value of $2 per share ("Common Stock").

    SECTION 2. Without necessity of action by the shareholders, authorized shares of capital stock may be issued by the Corporation, from time to time, for such consideration, either cash and/or property and/or good will, as may be fixed, from time to time, by the board of directors, but shares of capital stock shall not be issued for less than the par value thereof, and any and all such shares so issued, if the full consideration so fixed, whether cash and/or property and/or good will, has been paid and delivered to the Corporation therefor shall be deemed full-paid stock and not liable to any further call or assessment and the holder or holders of such shares and/or stock certificates shall not be liable for any further payment thereon.

    SECTION 3.

    (a) Subject to the provisions of subsection (b) hereof, at all meetings of the shareholders of the Corporation, each holder of shares of Common Stock and $100 Preferred Stock of the Corporation shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation and each holder of shares of $25 Preferred Stock shall be entitled to one-fourth vote for each share of such stock standing in his name on the books of the Corporation or, if a record date has been set for the purpose of such meeting, then as of such record date; except that in the election of directors of the Corporation, each holder of shares of the Common Stock of the Corporation shall have the right to multiply the number of votes to which he may be entitled as aforesaid by the number of directors to be elected, and he may cast all such votes for one candidate or he may distribute them among any two or more candidates.

    If at any meeting of the shareholders of the Corporation an amendment to the articles of incorporation of the Corporation is proposed which would make any change in the rights of the holders of shares of the Common Stock or in the rights of the holders of shares of the Preferred Stock of any series, then the holders of the shares so affected by the proposed amendment shall be entitled to vote as a class thereon, and the vote of two-thirds of the votes of each class or series so affected by the amendment shall be necessary to the adoption thereof.

    (b) During any period (hereinafter referred to as "Default Period") that any one or more of the hereinafter described conditions shall exist, the holders of the $100 Preferred Stock and the $25 Preferred Stock (collectively, the "Preferred Stock"), voting separately as a class (without regard to series), shall possess full voting powers to the extent provided in section 3 (to the exclusion of the holders of shares of all other series and classes of capital stock of the Corporation) to elect that number of directors of the Corporation which shall be the smallest number of directors which shall constitute at least a majority of the total number of directors of the Corporation authorized at the time the election concerned is to be held:

        (i) if and whenever dividends payable on the Preferred Stock shall be in arrears in an aggregate amount equal to the aggregate dividends payable on the Preferred Stock in any period of 12 consecutive calendar months,

        (ii) in case at any time the Corporation shall fail to deposit and apply (not later than nine months after the date the deposit concerned shall be prescribed to be made) the maximum sum the Corporation shall then be required (were sufficient funds then legally available therefor) to deposit and apply by the provisions of any sinking fund established for the benefit of any series of Preferred Stock on any date such deposit or application is therein provided to be made, or

        (iii) in case at the end of any calendar or fiscal year the Corporation has failed to offer to purchase, or to purchase upon the acceptance of such offer, that number of shares which it is required to offer to purchase, and to purchase upon the acceptance of such offer during such calendar or fiscal year by the provisions of any purchase fund established for the benefit of any series of Preferred Stock, and the said voting rights created upon the occurrence of the aforesaid condition concerned shall continue unless and until:

        (1) all accrued and unpaid dividends on the then outstanding Preferred Stock of all series shall have been paid or declared or set apart for payment;

        (2) the Corporation shall have deposited and applied the maximum sums the Corporation shall then or theretofore be required (were sufficient funds at all times legally available therefor) to deposit and apply by the provisions of any sinking fund then existing with respect to each series of Preferred Stock then outstanding; and

        (3) the Corporation shall not be in default with respect to any obligations imposed upon it to offer to purchase or to purchase Preferred Stock by the provisions of any purchase fund established for the benefit of any series of Preferred Stock;

when the voting power shall revest as then prescribed by these articles of incorporation or by applicable law, subject always, however, to the foregoing provisions of this paragraph for the revesting of such voting power in the holders of the Preferred Stock; provided further that the events whose occurrence (as provided in the foregoing clauses (i), (ii) and (iii) of this paragraph) create conditions entitling the holders of Preferred Stock to vote as hereinbefore provided shall be deemed to create such voting conditions regardless of the cause of the occurrence of the event concerned (including, without limitation, contractual restrictions or restrictions of applicable law).

    Immediately upon accrual of any right of the holders of the Preferred Stock to elect directors as hereinabove in this subsection (b) provided, a special meeting of shareholders shall be called in the manner provided by the bylaws of the Corporation if requested by the holder or holders of not less than a number of shares of the Preferred Stock then outstanding conveying 5% of the total votes of the Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of shareholders, the holders of the Preferred Stock, voting as a class, shall elect the number of directors of the Corporation hereinbefore prescribed in this subsection (b), and the holders of any series or class of capital stock of the Corporation at the time ranking junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets (herein sometimes called "Junior Stock"), subject to any conditions relative thereto contained in any provisions with respect to any series or class of capital stock of the Corporation other than the Preferred Stock, shall elect the remaining number of directors. At any such special meeting or at any annual meeting held while the holders of Preferred Stock are entitled to elect directors as hereinabove provided in this subsection (b), the holders of a number of shares of Preferred Stock then outstanding conveying a majority of the total votes of the Preferred Stock then outstanding, present in person or by proxy, shall constitute a quorum for the election of directors, notwithstanding any provision to the contrary contained in the bylaws of the Corporation. The term of office of all persons who are directors of the Corporation at the time of such meeting shall expire upon the election at such meeting by the holders of Preferred Stock of the number of directors which they are entitled to elect; and the persons so elected by the holders of Preferred Stock, together with such persons as may be elected by the holders of Junior Stock, shall constitute the duly elected directors of the Corporation. In the event that the holders of Junior Stock shall fail to elect at such meeting the full number of directors which they are entitled to elect, the resulting vacancies in the board of directors may (subject to the provisions of any applicable law) be filled by a majority of the directors. Nothing herein contained shall be construed to be a bar to the reelection of any director at any such special or annual meeting.

    Upon the expiration of the Default Period, the right of the holders of the Preferred Stock to elect directors as hereinabove provided in this subsection
(b) shall cease and the voting power with respect to the election of directors shall be restored as otherwise provided in these articles of incorporation or by applicable law. Immediately thereafter a special meeting of shareholders shall be called in the manner provided by the bylaws of the Corporation if requested in writing by the holder or holders of a number of shares of any series or class of capital stock of the Corporation entitled to vote thereat conveying 5% of the total vote entitled to vote thereat. At such special meeting or, if no such special meeting shall have been called, then at the next annual meeting of shareholders, an entire new board of directors shall be elected as otherwise provided by these articles of incorporation or by applicable law, and the term of office of the directors in office at the time of such election shall expire upon the election of their successors at such meeting; provided, however, that nothing herein contained shall be construed to be a bar to the reelection of any director at any meeting.

    The directors elected by the holders of the Preferred Stock pursuant to this subsection (b) shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of the Preferred Stock so long as the right of the holders of the Preferred Stock to elect directors as hereinabove provided shall continue. At any special meeting of the holders of the Preferred Stock called for that purpose, the holders of a number of shares of the Preferred Stock then outstanding conveying a majority of the total votes of the Preferred Stock then outstanding, present in person or by proxy, shall constitute a quorum for the removal of any one or more of the directors elected by the holders of the Preferred Stock. Any vacancy in the board of directors occurring by reason of such removal may be filled by vote of the holders of the Preferred Stock at such meeting; and if not so filled such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors, or the remaining director, elected by the holders of the Preferred Stock.

    Subject to the right hereinabove granted to the holders of the Preferred Stock to fill vacancies in the board of directors occurring by reason of removal, all vacancies in the board of directors by reason of the resignation, death, disqualification, inability to act or removal of any member thereof elected by the holders of the Preferred Stock may (subject to the provisions of any applicable law) be filled by a majority of the remaining directors, or the remaining director, elected by the holders of the Preferred Stock.

    SECTION 4. The shares of Preferred Stock may be divided into and issued in series, from time to time, as herein provided. All shares of Preferred Stock of all series shall be of equal rank and no class of stock ranking prior to the Preferred Stock, or any obligation or security convertible into stock ranking prior to the Preferred Stock, shall be created unless authorized by the vote of the holders of a number of shares of Preferred Stock conveying two-thirds of the total votes of the Preferred Stock then outstanding voting as a class. All shares of any particular series of the Preferred Stock shall be identical, except as to the date or dates from which dividends thereon shall be cumulative as provided in section 5 hereof. Except as otherwise specifically provided in this article 6, the shares of Preferred Stock of different series may vary as to their terms, which, in the case of each such series, shall be fixed or, if any of such terms and characteristics shall vary from time to time, the method by which such terms and characteristics shall be determined shall be established, at any time prior to the issuance thereof in the manner provided in section 5 hereof.

    Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock.

    Shares of Preferred Stock, other than the shares of the 4.5% Preferred Stock provided for in section 8 of this article 6, may not be issued unless for 12 consecutive calendar months within the 15 calendar months immediately preceding the month within which such shares are proposed to be issued (i) the net earnings of the Corporation available for the payment of dividends on the Preferred Stock, as determined after provision for depreciation and all taxes and in accordance with sound accounting practice, have been at least two and one-half times the annual dividend requirements on all Preferred Stock to be outstanding immediately after the issuance of such additional shares and (ii) the net earnings of the Corporation available for the payment of interest on the indebtedness of the Corporation for the same 12-month period, as determined after provision for depreciation and all taxes and in accordance with sound accounting practice, have been at least one and one-half times the aggregate of the annual interest requirements of the Corporation's indebtedness to be outstanding immediately after the issuance of such additional shares and the annual dividend requirements on all shares of Preferred Stock to be outstanding after the issuance of such additional shares. For purposes of calculating the dividend requirements for one year applicable to any series of the Preferred Stock proposed to be issued that will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the higher of (A) the dividend rate applicable to such series of the Preferred Stock on the date of such calculation, or (B) the weighted average dividend rate applicable to all series of the Preferred Stock outstanding during the 12-month period ended on the last day of the calendar month immediately preceding the calendar month that includes the date of such calculation. For purposes of calculating the dividend or interest requirements for one year applicable to any series of the Preferred Stock or indebtedness outstanding at the date of such proposed issue and having dividends or interest determined according to an adjustable, floating or variable rate, the dividend or interest rate used shall be: (A) if such series of the Preferred Stock or indebtedness has been outstanding for at least 13 calendar months, the actual amount of dividends or interest paid on account of such series of the Preferred Stock or indebtedness for the 12-month period ended on the last day of the calendar month immediately preceding the calendar month that includes the date of such calculation, or (B) if such series of the Preferred Stock or indebtedness has been outstanding for less than 13 calendar months, the higher of (1) the dividend or interest rate applicable to such series of the Preferred Stock or indebtedness on the date of such calculation, or (2) the weighted average dividend or interest rate applicable to all series of the Preferred Stock or indebtedness outstanding during the 12-month period ended on the last day of the calendar month immediately preceding the calendar month that includes the date of such calculation.

    SECTION 5. The holders of shares of each series of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the board of directors of the

Corporation, out of funds legally available for the payment of dividends, cumulative preferential dividends, at the applicable dividend rate for the particular series established therefor as herein provided, payable quarter-yearly on the first days of March, June, September and December in each year, or at such intervals and on such dates as otherwise are expressly set forth or provided for in the resolution of the board of directors of the Corporation creating such series or, if such intervals and dividend payment dates shall vary from time to time for such series, at such intervals and on such dates derived pursuant to the method by which such intervals and such dates shall be determined, to shareholders of record on the respective dates, not exceeding 45 days preceding such dividend payment dates, established for the purpose by the board of directors. Any dividends declared or paid on the Preferred Stock in an amount less than full cumulative dividends payable at such time upon all shares of the Preferred Stock outstanding shall, if more than one series be outstanding, be divided among the different series in proportion to the aggregate amounts that would be distributable to the Preferred Stock of each series if full cumulative dividends were simultaneously declared and paid thereon at such time without regard to the applicable dividend payment dates. In the case of all shares of each particular series, dividends on shares of such series shall be cumulative from such date as may be fixed by resolution of the board of directors. Any accumulation of dividends on the Preferred Stock shall not bear interest. The holders of shares of the Preferred Stock of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph.

    Whenever the full dividends on the shares of all series of Preferred Stock at the time outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment and the Corporation shall have deposited and applied the maximum sum the Corporation shall then be required (were sufficient funds then legally available therefor) to deposit and apply by the provisions of any then existing sinking fund or purchase fund established for the benefit of any series of Preferred Stock, then such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on the shares of the Common Stock, but only out of funds legally available for the payment of such dividends. For the purposes of this paragraph, the term "Common Stock" shall be deemed to mean any capital stock of the Corporation ranking junior to the Preferred Stock as to the payment of dividends or the distribution of assets.

    The Corporation, by action of its board of directors, may redeem the whole or any part of any series of the Preferred Stock outstanding, at any time or from time to time, at the redemption price of the shares of the particular series fixed therefor as herein provided, together with a sum equal to all accrued and unpaid dividends thereon to the date fixed for redemption. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the Corporation shall select, by lot or pro rata in such manner as the board of directors may determine, the particular shares so to be redeemed. The board of directors of the Corporation shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the shares of the Preferred Stock shall be redeemed from time to time. Notice of at least 30 days (or such other period, not less than 10 days, fixed by the board of directors of the Corporation upon the creation of a series of the Preferred Stock) of each such redemption shall be given to the holders of record of shares of Preferred Stock so to be redeemed by mailing a notice of such redemption to them at their respective addresses as the same shall appear on the books of the Corporation; but no defect in such notice or in the mailing thereof shall affect the validity of such redemption proceedings. From and after the date fixed in any such notice as the date of redemption, if the Corporation shall have deposited the redemption price of the shares called for redemption in trust in a special account for that purpose in a bank or trust company doing business in the United States of America, and having capital, surplus and undivided profits aggregating at least $25,000,000, the said shares shall no longer be deemed to be outstanding, shall cease to be entitled to dividends, and all rights of the holders thereof as shareholders of the Corporation by reason of their ownership of such shares (except their right to receive the redemption price from such bank or trust company out of the funds so deposited) shall cease and determine. In case the holder of any shares so called for redemption shall not claim the redemption price for his shares within six years after such deposit in trust by the Corporation, the said bank or trust company shall, upon demand, pay over to the

Corporation such amount so deposited and the said bank or trust company shall thereupon be relieved from all responsibility to the holder of such shares.

    If and whenever any dividend payable on the Preferred Stock shall be in arrears or in case at any time the Corporation shall have failed to deposit and apply the maximum sum the Corporation shall then be required (were sufficient funds then legally available therefor) to deposit and apply by the provisions of any sinking fund or purchase fund established for the benefit of any series of Preferred Stock on any date such deposit or application is therein provided to be made, the Corporation shall not redeem, purchase or otherwise acquire for value any shares of the Preferred Stock unless all of the shares of the Preferred Stock outstanding are so redeemed, purchased or acquired, unless concurrently with such redemption or purchase such arrearage in the payment of dividends or failure to meet sinking fund or purchase fund requirements shall be cured and satisfied. Except as hereinabove otherwise expressly provided, nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock at not exceeding the price at which the same may be redeemed. Subject to the provisions of sections 9, 10 and 11 of this article 6 with respect to limitations upon the issuance of the 1955 Series Preferred, the 1964 Series Preferred and the 1965 Series Preferred, respectively, all or any shares of the Preferred Stock at any time redeemed, purchased or acquired by the Corporation shall be canceled and restored to the status of authorized but unissued shares of the Preferred Stock, and such shares may thereafter, in the discretion of the board of directors of the Corporation, be reissued or otherwise disposed of at any time, or from time to time, to the extent and in the manner now or hereafter permitted by law.

    Before any amount shall be paid to, or any assets distributed among, the holders of shares of the Common Stock upon any liquidation, dissolution or winding up of the Corporation, and after paying or providing for the payment of all creditors of the Corporation, the holders of all shares of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the shares of the particular series fixed therefor as herein provided, together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the particular series concerned (in the manner provided for redemption payments in the third paragraph of this section 5); but no payments on account of such distributive amounts shall be made to the holders of any shares of any series of the Preferred Stock unless there shall likewise be paid at the same time to the holders of shares of each other series of the Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. The holders of shares of the Preferred Stock of any series shall not be entitled to receive any amount with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts referred to in this paragraph. Neither the consolidation or merger of the Corporation with or into any other corporation, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph.

    In the event of any liquidation, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation and after paying or providing for the payment to the holders of shares of all series of the Preferred Stock of the full distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of shares of the Common Stock according to their respective shares.

    Subject to the applicable laws of the State of Louisiana and to the provisions of these articles of incorporation, the board of directors of the Corporation may, at any time, or from time to time, within the then total authorized number of shares of the Preferred Stock, amend these articles of incorporation, or take such other action as may be permitted by the applicable laws of the State of Louisiana, to (i) increase the authorized number of shares of any series of the Preferred Stock or of any Preferred Stock which is not a part of a then existing series, (ii) establish or reestablish any unissued shares of the Preferred Stock as shares of the Preferred Stock of any series, or, as to Preferred Stock which is not part of a then existing series, create one or more additional series of the

Preferred Stock, (iii) fix the authorized number of shares of any series (which number of shares shall be subject to change from time to time by like action),
(iv) establish the designations and the terms of any series of the Preferred Stock (including, if the terms of any series shall vary from time to time, the method by which such terms shall be determined) in the respect to which the shares of any series may vary from the shares of other series of Preferred Stock as provided in section 4 of this article 6, and (v) delete from these articles of incorporation all provisions pertaining to any series of Preferred Stock no shares of which are outstanding and no shares of which are proposed by the board of directors to be reissued and to make such conforming changes to these articles of incorporation as may be necessary or appropriate in connection with any such deletion.

    SECTION 6. No holder of shares of Common Stock or of any series of Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of shares, or securities convertible into shares, of any class, series or kind whatsoever, whether now or hereafter authorized and whether issued for cash, property, services, by way of dividends, or otherwise.

    SECTION 7.

    (a) So long as any shares of Preferred Stock are outstanding, dividends on the Common Stock shall be restricted (i) to not more than 50% of the net income available for dividends on such Common Stock for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such payment of dividends is to be made, when the ratio of Common Stock equity to total capitalization, at the end of such 12-month period, is less than 20%; and (ii) to not more than 75% of such net income when such ratio is 20% or more but less than 25%. At any time when such ratio is 25% or more, payment of dividends on the Common Stock shall not be restricted except that the Corporation may not pay (other than as permitted by (i) and (ii) above) any dividends on the Common Stock which would reduce such ratio below 25%. For the foregoing purposes (i) "Common Stock equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding Common Stock, including premiums on the Common Stock, and the earned surplus, capital surplus, paid-in surplus and any other surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock; (ii) "total capitalization" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares of capital stock of all classes of the Corporation, including premiums thereon, the earned surplus, capital surplus, paid-in surplus and any other surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock, and the principal amount of all outstanding indebtedness of the Corporation maturing more than 12 months after the date of the determination of total capitalization; and (iii) "dividends on Common Stock" shall embrace dividends on Common Stock (other than dividends payable only in shares of Common Stock), distributions on, and purchases or other acquisitions for value of, any Common Stock of the Corporation.

    For the purposes of this subsection (a), the term "Common Stock" shall be deemed to mean any capital stock of the Corporation ranking junior to the Preferred Stock as to the payment of dividends or the distribution of assets.

    (b) So long as any shares of Preferred Stock are outstanding, without the consent of the holders of a number of shares of Preferred Stock conveying two-thirds of the total votes of the Preferred Stock then outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose, or in writing without a meeting, and in addition to any other approvals or consents required by law) the Corporation will not voluntarily liquidate, dissolve or wind up its business or sell, transfer or otherwise dispose of all or substantially all of its assets to, or consolidate with, or merge into, any other person, or permit any other person to merge into the Corporation, unless concurrently with the consummation of such transaction all the outstanding shares of Preferred Stock shall be redeemed in accordance with the applicable provisions of these articles.

    SECTION 8. Of the authorized shares of Preferred Stock of the par value of $100 per share of the Corporation, 21,480 shares are hereby established and classified as a series of such Preferred Stock which shall be designated as "4.5% Preferred Stock." The remaining authorized shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6.

    The terms of the 4.5% Preferred Stock, in the respects in which the shares of such series may vary from the shares of Preferred Stock of different series, as provided in section 4 of article 6 of the articles of incorporation of the Corporation, shall be as follows:

    (a) the annual dividend rate of the shares of 4.5% Preferred Stock shall be $4.50 per share and the date from which dividends on the shares of such series shall be cumulative shall be the date as of which the said shares shall be issued;

    (b) the redemption price of the shares of such series shall be $101 per share together with all accrued and unpaid dividends thereon to the date fixed for redemption;

    (c) the amount per share for such series payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price with respect to such shares which shall be applicable thereto at the time when such voluntary liquidation, dissolution or winding up shall occur;

    (d) the amount per share for such series payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share together with all accrued and unpaid dividends thereon to the date fixed for the payment.

    SECTION 9. Of the authorized shares of Preferred Stock of the Corporation of the par value of $100 per share, 20,000 shares thereof are hereby established and classified as a series of such Preferred Stock which shall be designated as "4.5% Preferred Stock, Series of 1955" (herein referred to as "1955 Series Preferred"). The remaining authorized shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6; provided, nevertheless, notwithstanding any other provisions of this article 6 and so long as there shall be outstanding any of the 1955 Series Preferred, the Corporation will not, without the consent of the holders of at least 66 2/3% of the shares of the 1955 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose or in writing without a meeting, in addition to any other approvals or consents required by law), issue any shares of the 1955 Series Preferred (or any securities convertible into any such shares) except for the 20,000 shares thereof initially to be issued.

    The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these articles of incorporation) of the 1955 Series Preferred, with the privileges, rights, restrictions, limitations and qualifications thereof (the headings hereinafter set forth being solely for convenience of reference):

    9.1 DIVIDENDS. The dividend rate for the 1955 Series Preferred is $4.50 per share per annum and no more, and the date from which dividends on the shares of such series shall be cumulative (whether or not earned or declared) shall be the date as of which the said shares shall be issued.

    9.2 REDEMPTION. The 1955 Series Preferred shall be redeemable in whole or in part at any time or from time to time. The sum payable upon the redemption thereof (in addition to accrued and unpaid dividends) shall be $102. This redemption price shall apply only to voluntary redemptions and shall not apply to redemptions pursuant to the sinking fund for 1955 Series Preferred hereinafter provided.

    All such redemptions shall be made in the manner provided in section 5 of this article 6, except that if less than all of the shares of the 1955 Series Preferred are to be redeemed when any of the then outstanding shares of the 1955 Series Preferred are registered in the name of any holder (hereinafter in this subsection 9.2 called "Pro Rata Holder"), either in whose name the shares concerned were first registered or in whose name not less than 500 shares of the 1955 Series Preferred are then registered, the aggregate number of shares of the 1955 Series Preferred to be redeemed shall be apportioned pro rata, as nearly as practicable (so as only to redeem whole shares), between each Pro Rata Holder and, collectively, all of the other then holders of shares of the 1955 Series Preferred then outstanding in the proportion that the aggregate number of such shares held by the Pro Rata Holder concerned bears to the aggregate number of all other such shares then outstanding, provided that the amount so apportioned for redemption of such shares not registered in the name of any Pro Rata Holder shall be applied to such of said shares as are selected in the manner provided in said section 5 of this article 6.

    9.3 1955 SERIES PREFERRED SINKING FUND. On the respective dates hereinafter set forth the Corporation shall (so long as any shares of the 1955 Series Preferred shall be outstanding and subject to the other provisions of this article 6) set apart out of its funds lawfully available for the purpose (or to the extent the same are lawfully available therefor) and shall deposit in a special fund (herein called "1955 Series Sinking Fund") to be established and maintained by the Corporation (with a bank or trust company doing business in the State of Louisiana and having a capital, surplus and undivided profits aggregating not less than $2,000,000), for the retirement of its 1955 Series Preferred, that sum in cash which shall be sufficient to redeem (at a price per share equal to $100 plus an amount equal to all accrued and unpaid dividends thereon) on June 1 of each year the largest integral number of shares of the 1955 Series Preferred contained in 2% of the maximum number of shares of the 1955 Series Preferred at any time issued on or prior to the June 1 concerned.

    The aforesaid obligations of the Corporation to set apart such sum or sums shall be cumulative so that, if the full amount required to be set apart as aforesaid on each such date for the 1955 Series Sinking Fund shall not be so set apart, the deficiency shall be made good thereafter as soon as funds lawfully available therefor shall become available.

    Each amount so set apart for the 1955 Series Sinking Fund shall be applied by the Corporation, on the date the deposit concerned is made and in the manner provided in section 5 and subsection 9.2 of this article 6, to the redemption of the maximum number of shares of the 1955 Series Preferred redeemable from such deposited moneys at the sinking fund redemption price hereinbefore in this subsection provided.

    9.4 LIQUIDATION RIGHTS. The amount per share for such 1955 Series Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price with respect to such shares which shall be applicable thereto at the time when such voluntary liquidation, dissolution or winding up shall occur, including all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1955 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

    The amount per share for such 1955 Series Preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1955 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

    9.5 RESTRICTIVE AGREEMENT. So long as any shares of the 1955 Series Preferred shall be outstanding, the Corporation will not, without the consent of the holders of at least 66 2/3% of the shares of the 1955 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose, or in writing without a meeting, and in addition to any other approvals or consents required by law), issue, assume or guarantee, or otherwise obligate itself for the payment of, any funded debt (as hereinafter defined) if immediately thereafter the aggregate principal amount of all funded debt to be outstanding shall exceed 66 2/3% of the capitalization of the Corporation (as hereinafter defined).

    For the purposes of this subsection, the term "outstanding" when used with reference to funded debt or other indebtedness shall be deemed to include any funded debt or indebtedness being concurrently issued, assumed or guaranteed by the Corporation, or for which it shall concurrently become obligated, but shall be deemed to exclude any funded debt or indebtedness being concurrently retired or provision for retirement of which is concurrently being made and any funded debt held in the treasury of the Corporation.

    The term "funded debt" as used in this subsection shall be deemed to mean all bonds, notes, debentures or other evidences of indebtedness, whether secured or unsecured (including, without limitation, indebtedness secured by mortgages or other liens existing on property hereafter acquired by the Corporation at the time of acquisition thereof, whether or not assumed in connection with such acquisition, and purchase money obligations created in connection with such acquisition), other than evidences of indebtedness maturing on demand or within one year from the date of the creation thereof and not renewable or extendable by the terms thereof, at the option of the Corporation, beyond such year; provided, however, that no obligation or evidence of indebtedness itself maturing by its terms not more than one year after the date of its creation or issuance, issued or created to renew, pay or refund an obligation which matured by its terms within one year, shall be deemed to be funded debt nor shall the original obligation be thereby transformed into funded debt of the Corporation; nor shall customers' deposits and advances by customers for construction be deemed to be funded debt of the Corporation.

    The term "capitalization of the Corporation" shall mean, at any date as of which the amount thereof is to be determined, the aggregate of:

    (a) The par value of, or stated capital represented by, the outstanding shares of capital stock of all classes of the Corporation, including premiums paid to the Corporation thereon, the earned surplus (or deficit), capital surplus, paid-in surplus and any other surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock, and

    (b) The aggregate principal amount of all funded debt of the Corporation outstanding on such date.

    SECTION 10. Of the authorized shares of Preferred Stock of the Corporation of the par value of $100 per share, 70,000 shares thereof are hereby established and classified as a series of such Preferred Stock which shall be designated as "4.65% Preferred Stock, Series of 1964" (herein referred to as "1964 Series Preferred"). The remaining authorized shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6; provided, nevertheless, notwithstanding any other provisions of this article 6 and so long as there shall be outstanding any of the 1964 Series Preferred, the Corporation will not, without the consent of the holders of at least 66 2/3% of the shares of the 1964 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose or in writing without a meeting, in addition to any other approvals or consents required by law), issue any shares of the 1964 Series Preferred (or any securities convertible into any such shares) except for the 70,000 shares thereof initially to be issued.

    The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these articles of incorporation) of the 1964 Series Preferred, with the privileges, rights, restrictions, limitations and qualifications thereof (the headings hereinafter set forth being solely for convenience of reference):

    10.1 DIVIDENDS. The dividend rate for the 1964 Series Preferred is $4.65 per share per annum and no more, and the date from which dividends on the shares of such series shall be cumulative (whether or not earned or declared) shall be the date as of which the said shares shall be issued.

    10.2 REDEMPTION. The 1964 Series Preferred shall be redeemable in whole or in part at any time or from time to time. The sum payable per share upon the redemption thereof (in addition to accrued and unpaid dividends) shall be $102. This redemption price shall apply only to voluntary redemptions and shall not apply to redemptions pursuant to the purchase fund for 1964 Series Preferred hereinafter provided.

    All such redemptions shall be made in the manner provided in section 5 of this article 6, except that if less than all of the shares of the 1964 Series Preferred are to be redeemed when any of the then outstanding shares of the 1964 Series Preferred are registered in the name of any holder (hereinafter in this subsection 10.2 called "Pro Rata Holder"), either in whose name the shares concerned were first registered or in whose name not less than 500 shares of the 1964 Series Preferred are then registered, the aggregate number of shares of the 1964 Series Preferred to be redeemed shall be apportioned pro rata, as nearly as practicable (so as only to redeem whole shares), between each Pro Rata Holder and, collectively, all of the other then holders of shares of the 1964 Series Preferred then outstanding in the proportion that the aggregate number of such shares held by the Pro Rata Holder concerned bears to the aggregate number of all other such shares then outstanding, provided that the amount so apportioned for redemption of such shares not registered in the name of any Pro Rata Holder shall be applied to such of said shares as are selected in the manner provided in said section 5 of this article 6.

    10.3 1964 SERIES PREFERRED PURCHASE FUND. The Corporation agrees that for the benefit of holders of the 1964 Series Preferred, it shall comply with the following:

    (a) Prior to November 10 in each calendar year so long as any shares of the 1964 Series Preferred are outstanding, the Corporation shall, insofar as practicable, endeavor to purchase shares of the 1964 Series Preferred in the open market or at private sale, in each case as the Corporation may in its discretion deem advisable, and in each case at such price or prices as the Corporation may in its discretion deem advisable, but not to exceed, as to any shares so purchased, $100 per share plus an amount equal to accrued and unpaid dividends, whether or not such dividends shall have been earned or declared (exclusive of any brokerage commissions or other similar expenses payable by the purchaser with respect to each such purchase).

    (b) If the Corporation between January 1 and November 9, inclusive, of each such calendar year purchases as aforesaid 2% of the greatest number of shares of the 1964 Series Preferred at any one time outstanding prior to January 1 of such calendar year, then the Corporation shall have no further obligations under the provisions of this subsection 10.3 with respect to such calendar year.

    (c) If the Corporation in any such calendar year has not complied with the provisions of (b) above between January 1 and November 9, inclusive, of such calendar year, then the Corporation shall comply with the following:

        (i) On November 10 of such calendar year the Corporation shall set aside in cash as and for a Purchase Fund for the purchase of shares of the 1964 Series Preferred an amount sufficient to purchase, at $100 per share, a number of shares of 1964 Series Preferred equal to 2% of the greatest number of shares of such stock at any one time outstanding prior to January 1 of such calendar year less the number of shares of such stock purchased as aforesaid by the Corporation between January 1 and November 9, inclusive, of such calendar year.

        (ii) Not later than November 15 of such calendar year the Corporation shall, in writing addressed to all holders of record of the 1964 Series Preferred at the close of business on the preceding November 1, invite tenders of 1964 Series Preferred, at $100 per share, plus an amount equal to accrued and unpaid dividends to the next succeeding December 15, whether or not such dividends shall have been earned or declared, in an aggregate amount (exclusive of said accrued and unpaid dividends) sufficient to exhaust the moneys so set aside in the Purchase Fund. The invitations for tenders shall specify how many shares are to be purchased, how tenders shall be made and how notification of acceptance thereof will be given. Tenders may be made on or before December 5 in each year.

        (iii) If the number of shares of the 1964 Series Preferred tendered in response to any such invitation multiplied by $100 aggregates more than the amount available in the Purchase Fund, each tendering holder shall be entitled to have purchased by the Corporation on each such invitation not less than the lesser of

           (A) that number of shares which such holder elects to tender, or

           (B) that number of shares (to the nearest integral share) of the 1964 Series Preferred which bears the same ratio to the total number of shares of the 1964 Series Preferred to be purchased pursuant to the invitation as the number of shares held of record in the name of such holder at the close of business on the preceding November 1 bears to the total number of shares of 1964 Series Preferred held at the time aforesaid by all of the holders tendering one or more shares in response to such invitation for tenders.

    The amount (if any) remaining in the Purchase Fund after application of the foregoing formula shall be applied to the purchase of shares tendered so that each holder of shares tendered and not accepted for purchase under the foregoing formula shall be entitled to have purchased that number of shares (to the nearest integral share) of the 1964 Series Preferred which bears the same ratio to the total remaining number of shares which can be purchased by the amount remaining in the Purchase Fund after application of the foregoing formula as the number of shares tendered by such holder and not accepted for purchase under the foregoing formula bears to the total number of shares tendered by all holders and not accepted for purchase under the foregoing formula. Payment for the 1964 Series Preferred for which tenders have been accepted shall be made on December 15 of each year and payment therefor shall be equal to $100 per share plus an amount equal to accrued and unpaid cumulative dividends (whether or not earned or declared) to the date of such payment for shares so tendered and accepted.

        (iv) To the extent that tenders in any year are not made in an amount sufficient to exhaust all of the moneys so held in the Purchase Fund, any excess moneys in the Purchase Fund for that year shall be released from the Purchase Fund and become general corporate funds of the Corporation provided that the Corporation is not then in default in the performance of its obligations hereunder with regard to the 1964 Series Preferred Purchase Fund.

        (v) The obligation to set aside amounts in the Purchase Fund as aforesaid shall be cumulative so that if, on November 10 of any year, cash in the required amount shall not have been set aside in full, the amount of the deficiency shall be added to the amount to be set aside in the Purchase Fund in the next succeeding year until the total aggregate amount which shall then or theretofore have been set aside in said Purchase Fund and either used or released to the Corporation shall equal the total amount required to be set aside and used or released for the calendar year. So long as such deficiency shall exist in the amount required to be set aside in the Purchase Fund, the Company shall be deemed to be in default with respect to its obligations under the Purchase Fund.

        (vi) Accrued and unpaid cumulative dividends on the 1964 Series Preferred purchased through the Purchase Fund shall not be charged to the Purchase Fund, but shall be paid by the Corporation out of its other funds.

    (d) Notwithstanding anything hereinabove in this subsection 10.3 contained to the contrary, the Corporation shall not at any time be permitted to make any purchase of the 1964 Series Preferred shares under the provisions of this subsection 10.3 if any Preferred Stock dividends are in arrears.

    (e) No shares of the 1964 Series Preferred purchased under the provisions of this subsection 10.3 shall be reissued or otherwise disposed of and no shares of the 1964 Series Preferred shall be issued in lieu thereof, and the Corporation shall, from time to time, cause all such shares to be retired. If no shares of the 1964 Series Preferred shall remain outstanding, any balance remaining in the Purchase Fund shall become part of the general funds of the Corporation.

    10.4. LIQUIDATION RIGHTS. The amount per share for such 1964 Series Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price with respect to such shares which shall be applicable thereto at the time when such voluntary liquidation, dissolution or winding up shall occur, including all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1964 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

    The amount per share for such 1964 Series Preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1964 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

    10.5 RESTRICTIVE AGREEMENT. So long as any shares of the 1964 Series Preferred shall be outstanding, the Corporation will not, without the consent of the holders of at least 66 2/3% of the shares of the 1964 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose, or in writing without a meeting, and in addition to any other approvals or consents required by law), issue, assume or guarantee, or otherwise obligate itself for the payment of, any funded debt (as hereinafter defined) if immediately thereafter the aggregate principal amount of all funded debt to be outstanding shall exceed 66 2/3% of the capitalization of the Corporation (as hereinafter defined).

    For the purposes of this subsection, the term "outstanding" when used with reference to funded debt or other indebtedness shall be deemed to include any funded debt or indebtedness being concurrently issued, assumed or guaranteed by the Corporation, or for which it shall concurrently become obligated but shall be deemed to exclude any funded debt or indebtedness being concurrently retired or provision for retirement of which is concurrently being made and any funded debt held in the treasury of the Corporation.

    The term "funded debt" as used in this subsection shall be deemed to mean all bonds, notes, debentures or other evidences of indebtedness, whether secured or unsecured (including, without limitation, indebtedness secured by mortgages or other liens existing on property hereafter acquired by the Corporation at the time of acquisition thereof, whether or not assumed in connection with such acquisition, and purchase money obligations created in connection with such acquisition), other than evidences of indebtedness maturing on demand or within one year from the date of the creation thereof and not renewable or extendable by the terms thereof, at the option of the Corporation, beyond such year; provided, however, that no obligation or evidence of indebtedness itself maturing by its terms not more than one year after the date of its creation or issuance, issued or created to renew, pay or refund an obligation which matured by its terms within one year, shall be deemed to be funded debt nor shall the original obligation be thereby transformed into funded debt of the Corporation; nor shall customers' deposits and advances by customers for construction be deemed to be funded debt of the Corporation.

    The term "capitalization of the Corporation" shall mean, at any date as of which the amount thereof is to be determined, the aggregate of:

    (a) The par value of, or stated capital represented by, the outstanding shares of capital stock of all classes of the Corporation, including premiums paid to the Corporation thereon, the earned surplus (or deficit), capital surplus, paid-in surplus and any other surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock, and

    (b) The aggregate principal amount of all funded debt of the Corporation outstanding on such date.

    SECTION 11. Of the authorized shares of Preferred Stock of the Corporation of the par value of $100 per share, 65,000 shares thereof are hereby established and classified as a series of such Preferred Stock which shall be designated as "4.75% Preferred Stock, Series of 1965" (herein referred to as "1965 Series Preferred"). The remaining authorized shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time in one or more series as provided in sections 4 and 5 of this article 6, and may thereafter be issued as provided in section 2 of this article 6; provided, nevertheless, notwithstanding any other provisions of this article 6 and so long as there shall be outstanding any of the 1965 Series Preferred, the Corporation will not, without the consent of the holders of at least 66 2/3% of the shares of the 1965 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose or in writing without a meeting, in addition to any other approvals or consents required by law), issue any shares of the 1965 Series Preferred (or any securities convertible into any such shares) except for the 65,000 shares thereof initially to be issued.

    The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these articles of incorporation) of the 1965 Series Preferred, with the privileges, rights, restrictions, limitations and qualifications thereof (the headings hereinafter set forth being solely for convenience of reference):

    11.1. DIVIDENDS. The dividend rate for the 1965 Series Preferred is $4.75 per share per annum and no more, and the date from which dividends on the shares of such series shall be cumulative (whether or not earned or declared) shall be the date as of which the said shares shall be issued.

    11.2. REDEMPTION. The 1965 Series Preferred shall be redeemable in whole or in part at any time or from time to time. The sum payable per share upon the redemption thereof (in addition to accrued and unpaid dividends) shall be $100. The redemption price shall apply only to voluntary redemptions and shall not apply to redemptions pursuant to the purchase fund for 1965 Series Preferred hereinafter provided.

    All such redemptions shall be made in the manner provided in section 5 of this article 6, except that if less than all of the shares of the 1965 Series Preferred are to be redeemed when any of the then outstanding shares of the 1965 Series Preferred are registered in the name of any holder (hereinafter in this subsection 11.2 called "Pro Rata Holder"), either in whose name the shares concerned were first registered or in whose name not less than 500 shares of the 1965 Series Preferred are then registered, the aggregate number of shares of the 1965 Series Preferred to be redeemed shall be apportioned pro rata, as nearly as practicable (so as only to redeem whole shares), between each Pro Rata Holder and, collectively, all of the other then holders of shares of the 1965 Series Preferred then outstanding in the proportion that the aggregate number of such shares held by the Pro Rata Holder concerned bears to the aggregate number of all other such shares then outstanding, provided that the amount so apportioned for redemption of such shares not registered in the name of any Pro Rata Holder shall be applied to such of said shares as are selected in the manner provided in said section 5 of this article 6.

    11.3 1965 SERIES PREFERRED PURCHASE FUND. The Corporation agrees that, for the benefit of holders of the 1965 Series Preferred, it shall comply with the following:

    (a) Prior to November 10 in each calendar year, so long as any shares of the 1965 Series Preferred are outstanding, the Corporation shall, insofar as practicable, endeavor to purchase shares of the 1965 Series Preferred in the open market or at private sale, in each case as the Corporation may in its discretion deem advisable, and in each case at such price or prices as the Corporation may in its discretion deem advisable, but not to exceed, as to any shares so purchased, $100 per share plus an amount equal to accrued and unpaid dividends, whether or not such dividends shall have been earned or declared (exclusive of any brokerage commissions or other similar expenses payable by the purchaser with respect to each such purchase).

    (b) If the Corporation between January 1 and November 9, inclusive, of each such calendar year purchases as aforesaid 2% of the greatest number of shares of the 1965 Series Preferred at any one time outstanding prior to January 1 of such calendar year, then the Corporation shall have no further obligations under the provisions of this subsection 11.3 with respect to such calendar year.

    (c) If the Corporation in any such calendar year has not complied with the provisions of (b) above between January 1 and November 9, inclusive, of such calendar year, then the Corporation shall comply with the following:

        (i) On November 10 of such calendar year the Corporation shall set aside in cash as and for a Purchase Fund for the purchase of shares of the 1965 Series Preferred an amount sufficient to purchase, at $100 per share, a number of shares of 1965 Series Preferred equal to 2% of the greatest number of shares of such stock at any one time outstanding prior to January 1 of such calendar year less the number of shares of such stock purchased as aforesaid by the Corporation between January 1 and November 9, inclusive, of such calendar year.

        (ii) Not later than November 15 of such calendar year the Corporation shall, in writing addressed to all holders of record of the 1965 Series Preferred at the close of business on the preceding November 1, invite tenders of 1965 Series Preferred, at $100 per share, plus an amount equal to accrued and unpaid dividends to the next succeeding December 15, whether or not such dividends shall have been earned or declared, in an aggregate amount (exclusive of said accrued and unpaid dividends) sufficient to exhaust the moneys so set aside in the Purchase Fund. The invitations for tenders shall specify how many shares are to be purchased, how tenders shall be made and how notification of acceptance thereof will be given. Tenders may be made on or before December 5 in each year.

        (iii) If the number of shares of the 1965 Series Preferred tendered in response to any such invitation multiplied by $100 aggregates more than the amount available in the Purchase Fund, each tendering holder shall be entitled to have purchased by the Corporation on each such invitation not less than the lesser of

           (A) that number of shares which such holder elects to tender, or

           (B) that number of shares (to the nearest integral share) of the 1965 Series Preferred which bears the same ratio to the total number of shares of the 1965 Series Preferred to be purchased pursuant to the invitation as the number of shares held of record in the name of such holder at the close of business on the preceding November 1 bears to the total number of shares of 1965 Series Preferred held at the time aforesaid by all of the holders tendering one or more shares in response to such invitation for tenders.

The amount (if any) remaining in the Purchase Fund after application of the foregoing formula shall be applied to the purchase of shares tendered so that each holder of shares tendered and not accepted for purchase under the foregoing formula shall be entitled to have purchased that number of shares (to the nearest integral share) of the 1965 Series Preferred which bears the same ratio to the total remaining number of shares which can be purchased by the amount remaining in the Purchase Fund after application of the foregoing formula as the number of shares tendered by such holder and not accepted for purchase under the foregoing formula bears to the total number of shares tendered by all holders and not accepted for purchase under the foregoing formula. Payment for the 1965 Series Preferred for which tenders have been accepted shall be made on December 15 of each year and payment therefor shall be equal to $100 per share plus an amount equal to accrued and unpaid cumulative dividends (whether or not earned or declared) to the date of such payment for shares so tendered and accepted.

        (iv) To the extent that tenders in any year are not made in an amount sufficient to exhaust all of the moneys so held in the Purchase Fund, any excess moneys in the Purchase Fund for that year shall be released from the Purchase Fund and become general corporate funds of the Corporation provided that the Corporation is not then in default in the performance of its obligations hereunder with regard to the 1965 Series Preferred Purchase Fund.

        (v) The obligation to set aside amounts in the Purchase Fund as aforesaid shall be cumulative so that if, on November 10 of any year, cash in the required amount shall not have been set aside in full, the amount of the deficiency shall be added to the amount to be set aside in the Purchase Fund in the next succeeding year until the total aggregate amount which shall then or theretofore have been set aside in said Purchase Fund and either used or released to the Corporation shall equal the total amount required to be set aside and used or released for the calendar year. So long as any such deficiency shall exist in the amount required to be set aside in the Purchase Fund, the Company shall be deemed to be in default with respect to its obligations under the Purchase Fund.

        (vi) Accrued and unpaid cumulative dividends on the 1965 Series Preferred purchased through the Purchase Fund shall not be charged to the Purchase Fund, but shall be paid by the Corporation out of its other funds.

    (d) Notwithstanding anything hereinabove in this subsection 11.3 contained to the contrary, the Corporation shall not at any time be permitted to make any purchase of the 1965 Series Preferred shares under the provisions of this subsection 11.3 if any Preferred Stock dividends are in arrears.

    (e) No shares of the 1965 Series Preferred purchased under the provisions of this subsection 11.3 shall be reissued or otherwise disposed of and no shares of the 1965 Series Preferred shall be issued in lieu thereof, and the Corporation shall, from time to time, cause all such shares to be retired. If no shares of the 1965 Series Preferred shall remain outstanding, any balance remaining in the Purchase Fund shall become part of the general funds of the Corporation.

    11.4 LIQUIDATION RIGHTS. The amount per share for such 1965 Series Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price with respect to such shares which shall be applicable thereto at the time when such voluntary liquidation, dissolution or winding up shall occur, including all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1965 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

    The amount per share for such 1965 Series preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share together with all accrued and unpaid dividends thereon to the date such payment is made available in full to the various holders of the 1965 Series Preferred (in the manner provided for redemption payments in the third paragraph of section 5 of this article 6).

    11.5 RESTRICTIVE AGREEMENT. So long as any shares of the 1965 Series Preferred shall be outstanding, the Corporation will not, without the consent of the holders of at least 66 2/3% of the shares of the 1965 Series Preferred at the time outstanding as of a record date fixed by the board of directors (given either by their affirmative vote at a special meeting called for that purpose, or in writing without a meeting, and in addition to any other approvals or consents required by law), issue, assume or guarantee, or otherwise obligate itself for the payment of, any funded debt (as hereinafter defined) if immediately thereafter the aggregate principal amount of all funded debt to be outstanding shall exceed 66 2/3% of the capitalization of the Corporation (as hereinafter defined).

    For the purposes of this subsection, the term "outstanding" when used with reference to funded debt or other indebtedness, and the terms "funded debt" and "capitalization of the Corporation" as used in this subsection, shall include the definitions and have the meanings, respectively, set out in subsection 10.5 of this article 6.

    SECTION 12.  ESOP PREFERRED.

    12.1 ESOP PREFERRED. The following is a description (supplemental to the general description of the Preferred Stock of all series contained in these articles of incorporation) of a series of Preferred

Stock, $100 par value, with the privileges, conversion and other rights, restrictions, limitations and qualifications thereof (the headings set forth herein being solely for convenience of reference):

    (a) Three hundred thousand shares of the authorized and unissued Preferred Stock of the Corporation of the par value of $100 per share are hereby established and classified as a series of such Preferred Stock which shall be designated as "Convertible Preferred Stock Series of 1991" (herein referred to as the "ESOP Preferred"). The remaining authorized and unissued shares of Preferred Stock of the Corporation may be established and classified by the board of directors from time to time and issued as provided in this article 6; provided, nevertheless, notwithstanding any other provisions of this article 6 and so long as there shall be outstanding any of the ESOP Preferred, the Corporation shall not, without the consent of the holders of a number of shares of ESOP Preferred conveying at least two-thirds of the total votes of the ESOP Preferred then outstanding as of a record date fixed by the board of directors, issue any shares of the ESOP Preferred (or any securities convertible into or exercisable or exchangeable for any such shares) except for the three hundred thousand shares thereof initially to be issued.

    (b) Shares of ESOP Preferred shall be issued only to a trustee acting on behalf of any employee stock ownership plan or trust or other similar employee benefit plan or trust maintained by the Corporation or by any of its affiliates (the "ESOP"). In the event of any transfer of shares of ESOP Preferred to any person other than any such plan trustee, the shares of ESOP Preferred so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock pursuant to subsection 12.5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of ESOP Preferred hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of ESOP Preferred shall be so converted. Notwithstanding the foregoing, the pledge of shares of the ESOP Preferred pursuant to or the foreclosure on any such pledge under a credit agreement (or a related security agreement) for the financing or the refinancing of the initial purchase of the ESOP Preferred by the ESOP or other employee benefit plan of the Corporation shall not constitute such a transfer.

    12.2 DIVIDENDS. The dividend rate for the ESOP Preferred is $8.125 per share per annum and no more, and the date from which dividends on the shares of such series shall be cumulative and accrue (whether or not earned or declared) shall be the date as of which the shares are issued; provided, however, that if as of a given Dividend Payment Date (as defined below) $2.03125 is less than an amount (the "Common Stock Equivalent Dividend") equal to (i) the aggregate amount of all cash dividends (excluding an amount equal to that portion of any dividend which constitutes a part of an Extraordinary Distribution, as defined in subsection 12.6) paid per share of Common Stock since the immediately preceding Dividend Payment Date multiplied by (ii) the number of shares of Common Stock into which such share of ESOP Preferred was convertible on the date or dates dividends were paid on the Common Stock, then the dividend payable for such period on each share of the ESOP Preferred shall be equal to the Common Stock Equivalent Dividend. Dividends on the ESOP Preferred shall be payable on the 28th day of March, June, September and December in each year (each such date being a "Dividend Payment Date"); provided, that at the election of the Corporation the dividend payable on December 28 in any year may instead be paid on the fourth business day of the next succeeding calendar year. Dividends on the ESOP Preferred shall accrue and accumulate on the basis of a 360-day year of 12 months of 30 days each. No interest shall accrue on accumulated but unpaid dividends.

    12.3  REDEMPTION.

    (a) Subject to the limitation in paragraphs (c) and (d) of this subsection 12.3, the ESOP Preferred shall be redeemable, in whole or in part, at the option of the Corporation at any time at the following redemption prices per share:

DURING THE TWELVE-MONTH                                                   PRICE PER
PERIOD BEGINNING APRIL 1                                                    SHARE
-----------------------------------------------------------------------  -----------
1999                                                                     $  101.6250
2000                                                                     $  100.8125

and thereafter at $100 per share, plus, in the case of any redemption of the ESOP Preferred, an amount equal to all accrued, accumulated and unpaid dividends accrued thereon to the date fixed for redemption, subject to the rights of holders of record on a record date prior to the date fixed for redemption to receive dividends on the relevant Dividend Payment Date. Payment of the redemption price shall be made as permitted by paragraph (f) of this subsection
12.3. From and after the date fixed for redemption, dividends on shares of ESOP Preferred called for redemption, and not previously converted, shall cease to accrue, shares of ESOP Preferred shall no longer be outstanding and all rights with respect to such shares shall cease, except the right to receive the redemption price.

    (b) Unless otherwise required by law, notice of any redemption shall be sent to the holders of ESOP Preferred at the address shown on the books of the Corporation or any transfer agent for the ESOP Preferred by first-class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. The notice shall state: (i) the redemption date; (ii) the number of shares of the ESOP Preferred to be redeemed and, if fewer than all the shares held by a holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price; (iv) the place or places where certificates for the shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of ESOP Preferred. The notice provisions may be amended if necessary to comply with the optional redemption provisions for preferred stock as "qualifying employer securities" or "employer securities" within the meaning of sections 4975(e)(8) and 409(1) under the Internal Revenue Code of 1986, as amended (the "Code"), or under any successor provision thereof or as "qualifying employer securities" under section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or under any successor provision thereof. Payment for the shares to be redeemed by the Corporation shall be made on the later of (i) the date following surrender of certificates for shares (properly endorsed or assigned for transfer, if the board of directors of the Corporation shall so require and the notice shall so state) to be redeemed, (ii) the date fixed for redemption with respect to that portion of the purchase price payable in cash, or (iii) five business days following the date specified in (i) and (ii) in the case of that portion of the redemption price payable in shares of Common Stock.

    (c) Should,

        (i) there be a change in the federal tax laws of the United States of America (or any regulations promulgated thereunder), or any change in the application, enforcement or interpretation in respect of such laws, regulations or rulings, including any of the foregoing taken by a court of competent jurisdiction, which has the effect of precluding the Corporation from claiming any of the tax deductions, in whole or in part, for dividends paid on the ESOP Preferred when such dividends are used as provided under section 404(k)(2) of the Code in effect on the date shares of ESOP Preferred are initially issued, or

        (ii) the ESOP, as amended, or any successor plan be determined by the Internal Revenue Service not to be qualified under sections 401(a) and 4975(e)(7) of the Code, or

        (iii) there be a change in the federal tax laws of the United States of America which permits the Corporation to claim a tax deduction or a tax credit or to effect a tax treatment which reduces federal income taxes, in whole or in part, for any dividends paid on any of the Corporation's equity securities (for federal tax purposes) other than in relation to the ESOP or a similar plan, or

        (iv) the board of directors have authorized the Corporation to enter into an agreement to or have adopted a resolution recommending to the shareholders of the Corporation that they approve action to voluntarily liquidate, dissolve or wind up its business or sell, transfer or otherwise dispose of all or substantially all of its assets to, or consolidate with, or merge into, any other person, or permit any other person to merge with the Corporation or be a party to any similar transaction, including a share exchange, requiring the vote of holders of the ESOP Preferred (any of the foregoing being hereafter referred to as an "Extraordinary Transaction") and if such Extraordinary Transaction shall not have been abandoned or consummated, or

        (v) the Corporation elect to terminate the ESOP,

the Corporation may, at any time thereafter (but in the event of a redemption under clause (i) or (iii) of this paragraph (c), not later than one year after the holder has given notice to the Corporation of the occurrence of an event giving rise to the right of redemption) and in its sole discretion and notwithstanding anything to the contrary in paragraph (a) of this subsection 12.3, but subject to paragraph (d) of this subsection 12.3, elect to redeem the ESOP Preferred, in whole or in part, for $100 per share, except in case of a redemption pursuant to clauses (iii), (iv) or (v) of this paragraph (c), in which case the redemption shall be at the redemption price per share set forth in paragraph (a), plus in any case an amount equal to all accrued, accumulated and unpaid dividends thereon to the date fixed for redemption, subject to the rights of holders of record on a record date prior to the date fixed for redemption to receive dividends on the relevant Dividend Payment Date.

    (d) Notwithstanding paragraphs (a) or (c) of this subsection 12.3, the Corporation shall not have the right to redeem the ESOP Preferred after a "Change of Control" if the board of directors includes fewer than three "Continuing Directors" or there are at least three Continuing Directors and the redemption is not approved by at least 80% of the Continuing Directors.

    "Change of Control" shall mean occurrence of one or more of the following events:

        (i) an event involving the Corporation occurs of a nature that the Corporation would be required to report in response to item 6(e) of schedule 14A of regulation 14A promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (ii) any "person" (as such term is used in sections 13(d) and 14(d) of the 1934 Act), other than the Corporation or any "person" who on May 1, 1999, is a director or officer of the Corporation, is or becomes the "beneficial owner" (as determined in rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

        (iii) at any time after May 1, 1999, Continuing Directors cease for any reason to constitute at least a majority of the board of directors.

    "Continuing Directors" shall mean members of the board of directors on May 1, 1999, and persons who thereafter became directors, the nomination of whom was approved by at least 80% of the directors then in office who were either directors on May 1, 1999, or Continuing Directors at the time of their election.

    (e) At the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, shares of ESOP Preferred shall be redeemed by the Corporation, to the extent permitted by applicable statutes and regulations, at the applicable redemption price specified in this paragraph (e) plus in each case an amount equal to all accrued, accumulated and unpaid dividends thereon to the date fixed for redemption, subject to the rights of holders of record on a record date prior to the date fixed for redemption to receive dividends on the relevant Dividend Payment Date, (i) at a redemption price of $100 per share when and to the extent necessary, for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the ESOP, as the same may be amended, or any successor plan, (ii) at the redemption price specified in paragraph (a) of this subsection 12.3 applicable at the time, (A) when and to the extent necessary, for such holder to make payment of principal, interest or premium due and payable on any indebtedness incurred by the holder for the benefit of the ESOP, or (B) if the ESOP is determined by the Internal Revenue Service no longer to be qualified within the meaning of sections 401(a) and 4975(e)(7) of the Code, but in such event the holder shall have such option only at such time as the Corporation is not in good faith taking steps to reinstate the qualification of the ESOP, (iii) at the redemption price specified in paragraph (a) of this subsection 12.3 applicable at the time in case an Extraordinary Transaction has been approved by all necessary action of the holders of capital stock of the Corporation and the holders of the ESOP Preferred were neither entitled to vote to approve the Extraordinary Transaction as a separate class, nor constituted the holders of Preferred Stock conveying 40% or more of the votes entitled to vote pursuant to subsection (b) of section 7 of this article 6 and the Preferred Stock was entitled to vote on the Extraordinary Transaction under that subsection and (iv) at the redemption price specified in paragraph (a) of this subsection 12.3, applicable at the time, if at any time, pursuant to the terms of the Term Loan Agreement between Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan ESOP Trust (the "Trust"), the Corporation, each of the banks identified on the signature pages thereof and The Bank of New York, as agent, entered into by the trustee of the trust to fund the acquisition of the ESOP Preferred, as the same has been amended from time to time, any interest rate computed thereunder shall actually be computed at the Base Rate (as defined therein) and 2.00%.

    (f) The Corporation, at its option, may make payment of the redemption price upon redemption of shares of ESOP Preferred in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph (g) of subsection 12.6 hereof) on the date fixed for redemption; provided, however, that in the event that any shares of ESOP Preferred that have been pledged to a lender as collateral (as contemplated by the last sentence of Section 12.1(b)) have been transferred to such lender in satisfaction of such pledge, the redemption price for such shares shall be payable by the corporation in cash only. Notwithstanding anything herein to the contrary, in the event that the Corporation elects, by a resolution of its board of directors, to make payment of all future redemption prices solely in cash or solely in shares of Common Stock and notifies the holders of ESOP Preferred of such election, all redemption payments thereafter shall be made in compliance with such election which shall be irrevocable.

    12.4 LIQUIDATION RIGHTS. The amount per share for the ESOP Preferred payable to the holders thereof upon any voluntary liquidation, dissolution or winding up of the Corporation shall be the redemption price set forth in paragraph (a) of subsection 12.3 applicable at the time of such voluntary liquidation, dissolution or winding up, plus an amount equal to all accrued, accumulated and unpaid dividends thereon to the date such payment is made subject to the rights of holders of record on a record date prior to the date fixed for redemption to receive dividends on the relevant Dividend Payment Date.

    The amount per share for the ESOP Preferred payable to the holders thereof upon any involuntary liquidation, dissolution or winding up of the Corporation shall be the sum of $100 per share plus an amount equal to all accrued, accumulated and unpaid dividends thereon to the date such payment is made available in full.

    12.5  CONVERSION RIGHTS.

    (a) At the option of the holder thereof, the ESOP Preferred shall be convertible at any time into one share of fully paid and nonassessable Common Stock in exchange for each $20.8333 par value of shares of ESOP Preferred, such conversion price (hereinafter sometimes called the "Conversion Price") being subject to adjustment as hereinafter provided. To exercise the conversion right, a holder of the ESOP Preferred shall surrender to the Corporation, at the office of one of the transfer agents of the ESOP Preferred or, if there is no transfer agent, than at the office of the Corporation, certificates for the ESOP Preferred duly endorsed in blank or accompanied by proper instruments of transfer and with the form of written notice endorsed thereon of the holder's election to convert, duly filled out and executed. The conversion right shall be effectively exercised at the date on which the certificates for the shares to be converted, with such notice of election duly filled out and executed, are deposited, and from such date the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of the Common Stock and shall cease to have any rights with respect to the ESOP Preferred converted; provided, however, the conversion right in respect of any certificate deposited after the close of business on any day shall not be effectively exercised until the next succeeding Business Day. From and after the date of effective exercise of the right of conversion, dividends on the ESOP Preferred converted shall cease to accrue. In the event that notice of redemption of all or a part of the outstanding shares of ESOP Preferred shall be given, the right of the holders of the ESOP Preferred so called for redemption to convert the same into shares of Common Stock shall terminate as of the close of business on the Business Day next preceding the date fixed as the date of redemption. However, if the redemption price of such shares is not deposited by the Corporation on or before the redemption date in such manner as to render such shares no longer outstanding, the conversion rights shall again be in full force and effect. As soon as practicable after the conversion of any ESOP Preferred into Common Stock, and in any event within 10 days thereafter, the Corporation shall deliver to the person entitled thereto, certificates representing shares of Common Stock, the cash, if any, to which such person shall be entitled as payment, as hereinafter provided, for any fraction of a share of Common Stock resulting from such conversion plus an amount equal to all accumulated and unpaid dividends on the ESOP Preferred to the date the conversion is effective, subject to the rights of holders of record on a record date prior to the date the conversion is effective to receive dividends on the relevant Dividend Payment Date. The Corporation, as a condition to the exercise of any right of conversion, may require the payment of a sum equal to any transfer tax or other governmental charge (but not including any tax payable upon the issuance of stock deliverable upon such conversion) that may be imposed or required by law upon any transfer incidental or prior thereto, or the submission of proper proof that the same has been paid.

    (b) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of ESOP Preferred, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of ESOP Preferred then outstanding. The Corporation shall obtain and shall use its best efforts to keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of ESOP Preferred such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of ESOP Preferred then outstanding.

    12.6  ANTI-DILUTION ADJUSTMENTS.

    (a) In the event the Corporation shall, at any time or from time to time while any of the shares of the ESOP Preferred are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide into a greater number of shares the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the corporation or otherwise, the Conversion Price in effect immediately prior to such action, subject to paragraphs (e) and (f) of this subsection 12.6, shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to clause
(i) of this paragraph (a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

    (b) In the event that the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including, as such a right or warrant, any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (e) and (f) of this subsection 12.6, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

    (c) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred are outstanding, issue, sell or exchange shares of Common Stock other than pursuant to any (x) right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock, but excluding any right or warrant which is deliverable upon conversion of the ESOP Preferred), (y) employee or director incentive or benefit plan or arrangement, including any employment agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (z) any dividend reinvestment plan, for a consideration per share less than the Fair Market Value per share of such shares on the date the Corporation is contractually bound, subject to reasonable conditions, to effect such issuance, sale or exchange ("Contract Date"), then, subject to the provisions of paragraphs (e) and (f) of this subsection 12.6, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the Contract Date (immediately preceding the issuance, sale or exchange if it is on such date) plus (ii) the Fair Market Value of the consideration received or to be received by the company in respect of such issuance, sale or exchange and the denominator of which shall be the product of
(i) the Fair Market Value of a share of Common Stock on the Contract Date (immediately preceding such issuance, sale or exchange if it is on such date) multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock issued, sold or exchanged or to be issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of ESOP Preferred are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than (x) any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) or (y) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date the Corporation is contractually bound, subject to reasonable conditions, to effect such issuance, sale or exchange ("Warrant Contract Date") less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (e) and (f) of this subsection 12.6, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the Warrant Contract Date plus (ii) the Fair Market Value of the consideration received or to be received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value on the Warrant Contract Date of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the Warrant Contract Date multiplied by (ii) the sum of the number of shares of Common Stock outstanding on the Warrant Contract Date plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

    (d) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (e) and (f) of this subsection 12.6, be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day prior to the ex-dividend date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (A) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (B) the Fair Market Value of a share of Common Stock on the day prior to the ex-dividend date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of ESOP Preferred (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer of the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of ESOP Preferred may be converted at such time.

    (e) Notwithstanding any other provisions of this subsection 12.6, the Corporation shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment (which shall be computed as if all adjustments carried forward had been made) which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least (1%) in the Conversion Price. In addition, notwithstanding any other provisions of this subsection 12.6, the Corporation shall not be required to make any adjustment of the Conversion Price that would result in the Corporation's receiving less than the par value of the Common Stock upon conversion of the ESOP Preferred into Common Stock.

    (f) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this subsection 12.6, the board of directors of the Corporation shall have the authority to consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the board of directors of the Corporation determines that an adjustment to the Conversion Price should be made as a result of such an action, an adjustment shall be made effective as of such date, as specified by the board of directors of the corporation. The determination of the board of directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph (f), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those provided by this subsection 12.6, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

    (g) For purposes of the ESOP Preferred, the following definitions shall apply:

        (i) "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date on which Fair Market Value of a security is to be determined.

        (ii) "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Boston, Massachusetts.

        (iii) "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for an applicable date shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ, or if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected from time to time for such purpose by the board of directors of the corporation.

        (iv) "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of the Preferred Stock are outstanding) of (a) cash (other than that portion of a regularly scheduled quarterly dividend not exceeding 125% of the average regularly scheduled quarterly dividend for the most recent period of 12 months in which the Corporation paid four quarterly dividends) or (b) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (b) of this subsection 12.6), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof.

        (v) "Fair Market Value" shall mean

           (a) as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Price of such shares or securities for each day of the Adjustment Period;

           (b) as to any security which is not publicly traded or any other property, the fair value thereof as of the applicable date as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the board of directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the board of directors or such committee available to make such determination, as determined in good faith by the board of directors of the Corporation or such committee.

        (vi) "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (a) the product or the Fair Market Value of a share of Common Stock on the Warrant Contract Date multiplied by the maximum number of shares of Common Stock which may be acquired upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (b) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of common stock plus the fair market value of the consideration received or to be received by the corporation in respect of the issuance, sale or exchange of such right or warrant; PROVIDED, HOWEVER, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

        (vii) "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of ESOP Preferred are outstanding, pursuant to any tender offer or exchange offer subject to section 13(e) of the 1934 Act, or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; PROVIDED, HOWEVER, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph (g), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of ESOP Preferred are initially issued by the Corporation or on such other terms and conditions as the board of directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

    (h) Whenever an adjustment to the Conversion Price is required, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the ESOP Preferred if there be one, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price of the ESOP Preferred, the Corporation shall mail a notice thereof and of the then prevailing conversion price to each holder of shares of the ESOP Preferred.

    12.7 RETIREMENT OF CONVERTED SHARES. Any shares of the ESOP Preferred redeemed, repurchased, converted into Common Stock or otherwise acquired by the Corporation shall be permanently retired, shall no longer be outstanding and shall not, under any circumstances, be reissued as shares of the ESOP Preferred, and the Corporation may from time to time take such appropriate corporate action, if any, as may be necessary to reduce the authorized ESOP Preferred accordingly.

    12.8  MISCELLANEOUS.

    (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice) with postage prepaid, address: (i) if to the Corporation, to its office at

                               Cleco Corporation
                            2030 Donahue Ferry Road
                        Pineville, Louisiana 71360-5226

(Attention: Secretary) or (ii) if to any holder of the ESOP Preferred or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the ESOP Preferred, as the case may be) or
(iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

    (b) The term "Common Stock" as used in this article means the Corporation's Common Stock, par value $2.00 per share as defined in section 1 of this article 6, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of any adjustment made pursuant to subsection 12.6 the holder of any share of the ESOP Preferred upon thereafter surrendering such share for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of ESOP Preferred shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subsection 12.6 hereof.

    SECTION 13. All shares of capital stock and certificates therefor upon payment of any transfer taxes required shall be transferable on the books of the Corporation, and no transfer shall be binding on or have any effect upon the Corporation unless and until made upon the books of the Corporation.

                                   ARTICLE 7.

    SECTION 1. All of the corporate powers of the Corporation shall be vested in and exercised by, and the business and affairs of the Corporation shall be managed by, a board of directors which shall consist of not less than three or more than 13 directors.

    SECTION 2. The board of directors shall have authority to make and alter bylaws not inconsistent with law or these articles, subject to the power of the shareholders to change or repeal the bylaws so made, including the right to make and alter bylaws fixing their number within said limits prescribed in section 1 of this article and fixing or increasing their compensation. The board of directors, without necessity of action by the shareholders except as provided in the second sentence of section 4 of article 6 hereof, shall have authority in connection with the issuance and sale of any stock or securities of the Corporation to grant to the holders thereof the right to convert, upon such terms and conditions as the board of directors may deem expedient, the principal thereof into shares of any class issued or to be issued by the Corporation. The board of directors shall also have and exercise all other powers, not inconsistent with these articles, now or hereafter by law conferred upon or permitted by law to be conferred upon boards of directors of similar corporations and the members of the board of directors shall have and exercise all rights, power and duties (not inconsistent with these articles) and shall be entitled to all immunities now or hereafter granted or permitted by law.

    SECTION 3. Except as specially provided and required to the contrary by law, no notice of the holding of any meeting of either shareholders or directors need state the objects or purposes thereof or the nature of the business to be transacted thereat and, except as otherwise specially provided by law or these articles, any and all matters and things may be submitted to and acted upon and any business transacted at any meeting.

    SECTION 4. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may be submitted for consideration by the shareholders shall, until otherwise fixed by the bylaws or by the board of directors, be held in Pineville, Louisiana, on the third Friday after the first Monday in April of each year. Notice of the annual meeting of the Corporation, unless waived in writing, shall be given personally to the shareholders entitled to vote thereat by depositing in the United States Post Office at least 15 days before such meeting a notice of the holding thereof, enclosed in a postpaid wrapper addressed to each such shareholder at the last address furnished to the Corporation by said shareholder and, in the event that no address be furnished, then addressed "General Delivery" at the place where such meeting is to be held. Special meetings of the shareholders may be held on giving at least five days' notice of the holding of such meeting to the shareholders entitled to vote thereat, said notice to be given in the same manner as for the holding of the annual meeting. At all meetings of the shareholders the majority of votes cast, in person or by written proxy, shall, except as otherwise provided by law, these articles or the bylaws, decide all questions. The failure to hold an annual meeting to elect directors shall not dissolve the Corporation, but the directors and officers then in office shall remain as such until their successors shall be elected and qualified.

    Except as otherwise provided in subsection (b) of section 3 of article 6 hereof, and except as provided in section 4 of article II of the Corporation's bylaws with respect to the rights of holders of Preferred Stock, a special meeting of the shareholders of the Corporation proposed to be called by a shareholder or shareholders of the Corporation may be called at any time in the manner provided by the bylaws of the Corporation upon the written request of the holder or holders of not less than a number of shares entitled to vote thereat conveying fifty-one percent (51%) of the vote entitled to vote thereat.


    SECTION 5. A quorum of the board of directors for the transaction of any and all business, except where specially provided by law to the contrary, shall consist of a majority of the whole board, and except as specially provided by law to the contrary, a majority of votes cast shall control.


    SECTION 6. The board of directors shall not have power or authority to declare vacant the office of a director because of his absence from the State of Louisiana continuously for a period of six months or more without leave granted by the board.

    SECTION 7. A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation, except that this section shall not eliminate or limit the liability of a director or officer of the Corporation for:

    (a) any breach of the director's or officers' duty of loyalty to the Corporation or its shareholders;

    (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

    (c) liability under section 12:92(D) of the Louisiana Revised Statutes; or

    (d) any transaction from which the director or officer derived an improper personal benefit.

    The foregoing shall not eliminate or limit the liability of a director or officer of the Corporation for any act or omission occurring prior to the date when the foregoing becomes effective as a part of the articles of incorporation of the Corporation. If the Louisiana Business Corporation Law is amended after approval by the shareholders of the Corporation of the foregoing paragraph to authorize action further eliminating or limiting the personal liability of directors or officers of the Corporation, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of the foregoing paragraph shall not impair any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE 8.

    The board of directors shall, except as otherwise provided in these articles, elect a president, a secretary and a treasurer. The bylaws may provide for a chairman of the board of directors who shall have such powers and authority as may be determined by the board of directors. The board of directors shall also have the power to elect one or more vice presidents and one or more assistant secretaries and one or more assistant treasurers, and such other officers and agents with such titles, powers and authority as it may, from time to time, deem proper and advisable. The board of directors may combine in one person any two offices except president and vice president.

                                   ARTICLE 9.

    The Corporation claims and shall have the benefit of the provisions of section 161 of title 12 of the Louisiana Revised Statutes.

                                  ARTICLE 10.

    If, at any time, the Corporation should own wasting assets intended for sale in the ordinary course of business, or shall own property having a limited life, it may pay cash dividends from the net profits arising from such assets without deduction for depreciation or depletion of assets thereby sustained. The Corporation may also pay cash dividends out of paid-in surplus.

                                  ARTICLE 11.

    From time to time or at any time or times, if and when authorized by resolution adopted by the board of directors of the Corporation by the affirmative vote of at least two-thirds of the entire membership of the board of directors cast in person or by written proxy at any meeting thereof and for such consideration and on such terms and conditions as may be fixed by said board, in its discretion, in said resolution, the Corporation may, from time to time, sell, lease, exchange or otherwise dispose of all or any part or parts of the assets of the Corporation, including its good will, franchise and/or other rights. Such sale or sales, lease or leases, exchange or exchanges or other dispositions need not be either previously authorized or subsequently approved by the shareholders. Provided, however, that in the event such sale or sales, lease or leases, exchange or exchanges or other dispositions of all or any part or parts of the assets of the Corporation, including its good will, franchise and/or other rights, be proposed to be made either in whole or in part in exchange for or in consideration of shares and/or securities of another corporation, domestic or foreign, exclusive of vendor's lien notes or bonds secured by the property involved, then such sale, lease, exchange and/or other disposition must be previously authorized not only by the affirmative vote of at least two-thirds of the entire membership of the board of directors, as above set forth, but also by the affirmative vote of the holders of a majority of the capital stock of the Corporation then outstanding, said vote by said shareholders to be cast at a meeting of the shareholders to be called in the manner and with the delay as set forth hereinabove for the calling of the annual meeting of the shareholders. Anything in these articles to the contrary notwithstanding, the notice to be given to the shareholders of the holding of said meeting shall contain a brief statement of the purpose for which the meeting is called and at said meeting said shareholders, by said vote, shall have the right and power not only to approve the terms and conditions of and consideration for said proposed sale, lease, exchange or other disposition, or disapprove same, but also either to fix the consideration for and the terms and conditions of the same or to delegate such power to the board of directors with full power in said board of directors to act thereafter without the calling of a subsequent meeting of the shareholders.

                                  ARTICLE 12.

    Except as specially provided to the contrary by law or by these articles, and except as these articles provide for their amendment by the board of directors of the Corporation, these articles of incorporation may be amended, including increasing and/or decreasing the capital stock of the Corporation, by an affirmative vote of the holders of a majority of the capital stock of the Corporation then outstanding, said vote by said shareholders to be cast at a meeting of the shareholders to be called in the manner and with the delay as set forth hereinabove for the calling of the annual meeting of shareholders. Anything in these articles to the contrary notwithstanding, the notice to be given to the shareholders of the holding of said meeting shall contain a brief statement of the purpose for which the meeting is called.

    THUS DONE AND PASSED, in multiple originals, on the day, month and year herein first above written, in the presence of ------------------------ and
------------------------, competent witnesses of lawful age and domiciled in the state and parish aforesaid, who hereunto sign their names with the said appearers and me, notary, after due reading of the whole.

WITNESSES:

--------------------------------------      --------------------------------------

--------------------------------------      --------------------------------------
                        --------------------------------------
                                    NOTARY PUBLIC

                                                                      APPENDIX B

                   DRAFT OF PHELPS DUNBAR, L.L.P. TAX OPINION

                                         , 1999

Cleco Corporation
2030 Donahue Ferry Road
Pineville, Louisiana 71360

Cleco Holding Corporation
2030 Donahue Ferry Road
Pineville, Louisiana 71360

Ladies and Gentlemen:

    We have acted as special tax counsel to Cleco Corporation ("Cleco") and Cleco Holding Corporation ("Holding Company") in connection with the Registration Statement on Form S-4 ("the Registration Statement") filed by Holding Company with the Securities and Exchange Commission (the "Commission") in connection with the Plan of Reorganization and Share Exchange Agreement entered into between Cleco and Holding Company ("the Exchange Agreement"), and we have been requested to issue our opinion as to the matters included in the Registration Statement under the caption entitled "Material Federal and Louisiana Income Tax Consequences".

    In connection with this opinion, we have reviewed the Exchange Agreement, the Registration Statement and such other documents and public records as we have deemed necessary or appropriate. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Registration Statement or the Exchange Agreement, as appropriate.

    We also have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. We have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion.

    In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by Cleco and Holding Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.

    The opinions contained herein are based upon the representations and statements contained in the aforementioned documents and are limited in all respects to matters of federal and Louisiana income tax law. In rendering our opinions, we have assumed the following:

    (a) The fair market value of the Holding Company common stock received by each shareholder of Cleco will be approximately equal to the fair market value of the Cleco common stock surrendered therefor.

    (b) The fair market value of the Holding Company preferred stock received by each shareholder of Cleco will be approximately equal to the fair market value of the Cleco preferred stock surrendered therefor.

Cleco Corporation
Cleco Holding Corporation
         , 1999
Page 2

    (c) There is no plan or intention by the shareholders of Cleco who own five percent (5%) or more of the Cleco stock, and to the best of the knowledge of the management of Cleco, there is no plan or intention on the part of the remaining shareholders of Cleco to sell, exchange, or otherwise dispose of a number of shares of Holding Company stock received in the transaction that would reduce the Cleco shareholders' ownership of Holding Company stock to a number of shares having a value, as of the date of the transaction, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of Cleco as of the same date. For purposes of this assumption, shares of Cleco stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of Holding Company stock will be treated as outstanding Cleco stock on the date of the transaction. Moreover, shares of Cleco stock and shares of Holding Company stock held by Cleco shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this assumption.

    (d) Cleco has no plan or intention to issue additional shares of its stock that would result in Holding Company losing control of Cleco within the meaning of Section 368(c)(1) of the Internal Revenue Code of 1986, as amended ("Code Section").

    (e) Holding Company has no plan or intention to liquidate Cleco, to merge Cleco into another corporation, to cause Cleco to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business, or to sell or otherwise dispose of any of the Cleco stock acquired in the transaction, except for transfers described in Code Section 368(a)(2)(C).


    (f) Holding Company has no present plan or intention to reacquire any of its stock issued in the transaction.


    (g) Holding Company, Cleco, and the shareholders of Cleco will pay their respective expenses, if any, incurred in connection with the transaction.

    (h) Holding Company will acquire Cleco stock solely in exchange for Holding Company voting stock. For purposes of this assumption, Cleco stock redeemed for cash or other property furnished by Holding Company will be considered as acquired by Holding Company. Further, no liabilities of Cleco or the Cleco shareholders will be assumed by Holding Company, nor will any of the Cleco stock be subject to any liabilities.

    (i) At the time of the transaction, Cleco will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person would acquire stock in Cleco that, if exercised or converted, would affect Holding Company's acquisition or retention of control of Cleco, as defined in Code Section 368(c)(1).

    (j) Holding Company does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of Cleco.

    (k) Following the transaction, Cleco will continue its historic business or use a significant portion of its historic business assets in a business.

    (l) Neither Holding Company nor Cleco is an investment company as defined in Code Section 368(a)(2)(F)(iii) and (iv).

    (m) Cleco will pay its dissenting shareholders the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Holding Company, nor will Holding Company directly or indirectly reimburse Cleco for any payments to dissenters.

Cleco Corporation
Cleco Holding Corporation
         , 1999
Page 3

    (n) On the date of the transaction, the fair market value of the assets of Cleco will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

    (o) The payment of cash in lieu of fractional shares of Holding Company stock is solely for the purpose of avoiding the expense and inconvenience to Holding Company of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid to the Cleco shareholders in lieu of issuing fractional shares of Holding Company stock will not exceed one percent (1%) of the total consideration that will be issued in the share exchange to the Cleco shareholders in exchange for their shares of Cleco stock. The fractional share interests of each Cleco shareholder will be aggregated, and no Cleco shareholder will receive cash in an amount equal to or greater than the value of one (1) share of Holding Company common stock and/or one (1) share of Holding Company preferred stock.

    (p) For federal income tax purposes, Holding Company will make a corresponding negative basis adjustment in its Cleco stock under Treasury Regulations Section 1.1502-32.

    (q) For federal and Louisiana income tax purposes, Cleco's gain under Code
       Section 311(b), if any, on the transfer of its subsidiaries to the Holding Company will be deferred under Treasury Regulations Section 1.1502-13 and Louisiana Revised Statutes 47:287.733(B), respectively.

    (r) For Louisiana income tax purposes, Cleco's Louisiana accumulated earnings and profits are greater than the total aggregate fair market values of the Cleco subsidiaries that will be transferred to the Holding Company immediately after the share exchange.

    On the basis of our examination of the aforementioned documents, the representations contained therein and the assumptions set forth above, and having considered the applicable federal and Louisiana income tax laws in existence on the date hereof, we are of the opinion that:

     (i) The share exchange will qualify as a reorganization under Code Section 368(a)(1)(B);

     (ii) No gain or loss will be recognized by the Holding Company or Cleco on account of the share exchange or the issuance of shares of Holding Company common stock to the former holders of shares of Cleco common stock and the issuance of shares of Holding Company preferred stock to the former holders of shares of Cleco preferred stock pursuant to the Plan of Reorganization and Share Exchange Agreement;

    (iii) No gain or loss will be recognized by a holder of Cleco common stock upon the exchange of such holder's Cleco common stock solely for Holding Company common stock;

     (iv) No gain or loss will be recognized by a holder of Cleco preferred stock upon the exchange of such holder's Cleco preferred stock solely for Holding Company preferred stock;

     (v) The aggregate tax basis of shares of Holding Company common stock received by a former holder of shares of Cleco common stock in the share exchange will equal the tax basis of such former holder's shares of Cleco common stock exchanged therefor, and the holding period for such shares of Holding Company common stock will include the holding period for shares of Cleco common stock exchanged therefor to the extent that such shares of Cleco common stock were held as a capital asset at the effective time of the share exchange;

     (vi) The aggregate tax basis of shares of Holding Company preferred stock received by a former holder of shares of Cleco preferred stock in the share exchange will equal the tax basis of such former holder's shares of Cleco preferred stock exchanged therefor, and the holding

Cleco Corporation
Cleco Holding Corporation
         , 1999
Page 4

       period for such shares of Holding Company preferred stock will include the holding period for shares of Cleco preferred stock exchanged therefor to the extent that such shares of Cleco preferred stock were held as a capital asset at the effective time of the share exchange;

    (vii) Gain or loss will be recognized by a holder of Cleco preferred stock whose shares are redeemed for cash or who validly exercises dissenters' rights and receives cash, and such cash will be treated as having been distributed in redemption of such holder's Cleco preferred stock, subject to the provisions and limitations of Code Section 302; and

   (viii) No current income, gain or loss will be recognized by the Holding Company or Cleco on the transfer of the Cleco subsidiaries to the Holding Company immediately after the share exchange.

    This opinion may not apply to holders of shares of Cleco stock that are foreign corporations or individuals who are not citizens or residents of the United States.

    The foregoing opinions are expressly limited to the federal and Louisiana income tax consequences of the share exchange that are enumerated above. We express no opinion as to any other federal or Louisiana income tax consequences of the share exchange or to tax matters governed by the laws of any state, other than the State of Louisiana. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or future changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

    This opinion is based on various statutory provisions, regulations promulgated thereunder, and interpretations thereof by the Internal Revenue Service and the Louisiana Department of Revenue and the courts having jurisdiction over such matters as of and effective on the date hereof, any one or more of which are subject to change either prospectively or retroactively. There can be no assurance that contrary positions may not be successfully asserted by the Internal Revenue Service or the Louisiana Department of Revenue, or that a court considering such matters would not hold otherwise. Moreover, no opinion is rendered with respect to the effect, if any, which pending or proposed legislation may have on any of the foregoing matters.

    This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Commission thereunder.

                                          Very truly yours,

                                          PHELPS DUNBAR, L.L.P.

                                                                      APPENDIX C

              PLAN OF REORGANIZATION AND SHARE EXCHANGE AGREEMENT

    THIS PLAN OF REORGANIZATION AND SHARE EXCHANGE AGREEMENT (the "Agreement"),
dated as of         , 1999, is between Cleco Corporation, a Louisiana
corporation and the corporation whose shares of Common Stock and Preferred Stock will be acquired pursuant to the "Exchange" provided for in this Agreement (the "Subject Corporation"), and Cleco Holding Corporation, a Louisiana corporation and the corporation which will acquire the foregoing shares of Common Stock and Preferred Stock of the Subject Corporation (the "Acquiring Corporation"). The Subject Corporation and the Acquiring Corporation are hereinafter referred to, collectively, as the "Corporations."

                                  WITNESSETH:

    WHEREAS, the authorized capital of the Subject Corporation consists of:


    A. 50,000,000 shares of Common Stock, par value $2.00 per share ("Subject
Corporation Common Stock"), of which         were issued and outstanding as of
March   , 1999 (which number of issued and outstanding shares is subject to change prior to the Effective Time (as hereinafter defined) of the Exchange pursuant to the Subject Corporation's Incentive Plans and DRIP (each as defined below) and its Employee Stock Ownership Plan ("ESOP")); and



    B.  1,491,900 shares of Preferred Stock, $100 par value, of which
        were outstanding as of March   , 1999, and 3,000,000 shares of Preferred
Stock, $25 par value, of which no shares were outstanding as of March   , 1999
(collectively the "Subject Corporation Preferred Stock") (which number of issued and outstanding shares of $100 Preferred Stock is subject to change prior to the Effective Time of the Exchange pursuant to the Subject Corporation's ESOP);



    WHEREAS, the Acquiring Corporation is a wholly-owned subsidiary of the Subject Corporation with authorized capital stock consisting of 50,000,000 shares of Common Stock, par value $2.00 per share ("Acquiring Corporation Common Stock"), of which ten (10) shares are issued and outstanding and owned by the Subject Corporation, 1,491,900 shares of Preferred Stock, $100 par value, of which no shares are issued and outstanding, and 3,000,000 shares of Preferred Stock, $25 par value, of which no shares are issued and outstanding;


    WHEREAS, the Boards of Directors of the Corporations deem it desirable and in the best interest of the Corporations and the shareholders of the Subject Corporation that, at the Effective Time, (a) the Acquiring Corporation acquire and become the owner and holder of each share of Subject Corporation Common and Preferred Stock issued and outstanding at the Effective Time, (b) each share of Subject Corporation Common and Preferred Stock issued and outstanding immediately prior to the Effective Time be automatically exchanged for one share of Acquiring Corporation Common Stock or Acquiring Corporation preferred stock (hereinafter referred to as "Acquiring Corporation Preferred Stock"), as the case may be, and (c) each holder of shares of Subject Corporation Common or Preferred Stock issued and outstanding immediately prior to the Effective Time becomes the holder of a like number of shares of Acquiring Corporation Common or Preferred Stock, all on the terms and conditions hereinafter set forth; and

    WHEREAS, the Boards of Directors of the Corporations have each approved and adopted this Agreement, and the Board of Directors of the Subject Corporation has recommended that the shareholders of the Subject Corporation approve and adopt the Exchange and this Agreement pursuant to Section 116 of the Louisiana Business Corporation Law ("LBCL").

    NOW, THEREFORE, the Corporations hereby agree as follows:

                                   ARTICLE I

    The Exchange and this Agreement shall be submitted to the holders of the Subject Corporation Common and Preferred Stock for approval and adoption as provided by Section 116 of the LBCL. The affirmative vote of (i) the holders of at least two-thirds (2/3) of the voting power present at a duly noticed meeting representing the Subject Corporation Common and Preferred Stock, voting together as a single class, and (ii) the holders of at least two-thirds (2/3) of the issued and outstanding shares of Preferred Stock, voting together as a single class shall be necessary to approve and adopt the Exchange and this Agreement. In addition, the affirmative vote of two-thirds (2/3) of the shares of each separate series of Preferred Stock present at the meeting voting as a separate series shall be required to approve and adopt the Exchange and this Agreement with respect to such series. If any particular series of Preferred Stock does not approve and adopt the Exchange and this Agreement by each vote, such series will be redeemed in accordance with the provisions of the Articles of Incorporation of the Subject Corporation.

                                   ARTICLE II

    Subject to the terms and conditions of this Agreement, the Exchange shall become effective immediately following the close of business on the date of filing with the Louisiana Secretary of State (the "Secretary of State") of a certificate of exchange pursuant to Section 116 of the LBCL ("Certificate"), or at such later time and date as may be stated in the Certificate (the time and date at and on which the Exchange becomes effective being referred to herein as the "Effective Time").

                                  ARTICLE III

    A. At the Effective Time:

    (1) each share of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for one share of Acquiring Corporation Common Stock, which shares shall be fully paid and nonassessable by the Acquiring Corporation;

    (2) each share of Subject Corporation Preferred Stock in a series that approves the Exchange and this Agreement issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for one share of Acquiring Corporation Preferred Stock, with such terms and preferences as are stated in the Acquiring Corporation's Articles of Incorporation as in effect at the Effective Time, each of which shares shall be fully paid and nonassessable by the Acquiring Corporation;

    (3) the Acquiring Corporation shall acquire and become the owner and holder of each issued and outstanding share of Subject Corporation Common Stock and each issued and outstanding share of Subject Corporation Preferred Stock so exchanged;

    (4) each share of Subject Corporation Preferred Stock acquired by the Acquiring Corporation shall be canceled;

    (5) each share of Acquiring Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereupon constitute an authorized and unissued share of Acquiring Corporation Common Stock;

    (6) each unexpired and unexercised option to purchase Subject Corporation Common Stock or right to receive shares of Subject Corporation Common Stock (herein a "Subject Corporation Grant") under the 1990 Long-Term Incentive Plan, the 1981 Incentive Stock Option Plan, and the Deferred Compensation Plan for Directors (collectively the "Incentive Plans"), whether vested or unvested, will be automatically converted into an option to purchase a number of shares of Acquiring Corporation Common Stock or the right to acquire a number of shares of Acquiring Corporation Common Stock equal to the number of shares of Subject Corporation Common Stock that could have been acquired or purchased immediately prior to the Effective Time (assuming full vesting) under such Incentive Plans, at a price per share of Acquiring Corporation Common Stock equal to the per share option exercise price or the per share acquisition price specified in such Subject Corporation Grant and each such Subject Corporation Grant shall be subject to rights and benefits that are no less or more favorable than the rights and benefits offered under the Subject Corporation Incentive Plans;

    (7) each share of such Common Stock held in the treasury of the Subject Corporation immediately prior to the Effective Time shall be canceled and shall be restored to the status of an authorized but unissued share of Subject Corporation Common Stock;

    (8) each share of Subject Corporation Common Stock held under the Automatic Dividend Reinvestment Plan (the "DRIP") immediately prior to the Effective Time shall automatically be exchanged for a like number of shares (including fractional and uncertified shares) of Acquiring Corporation Common Stock, which shares shall be held under and issued pursuant to the DRIP; and

    (9) the former holders of Subject Corporation Common Stock shall be entitled only to receive shares of Acquiring Corporation Common Stock in exchange therefor as provided in this Agreement; no statutory appraisal rights under
Section 131 of the LBCL are applicable to such former holders.

    B. Prior to the Effective Time, the Acquiring Corporation's Articles of Incorporation shall be amended and restated substantially in the form set forth as Attachment 1 to this Agreement.

    C. At or before the Effective Time, the Subject Corporation shall distribute to the Acquiring Corporation its ownership interests in all of its subsidiaries or other entities.

                                   ARTICLE IV

    The filing of the Certificate with the Secretary of State and the consummation of the Exchange shall be subject to satisfaction of the following conditions at or prior to the Effective Time:

    A. the approval by the holders of Subject Corporation Common and Preferred Stock provided for in Article I of this Agreement shall have been received;

    B. such orders, authorizations, approvals or waivers from the Louisiana Public Service Commission, the Federal Energy Regulatory Commission, and all other regulatory bodies, boards or agencies required to consummate the Exchange and related transactions shall have been received, shall remain in full force and effect, and shall not include, in the sole judgment of the Boards of Directors of the Subject Corporation and the Acquiring Corporation, unacceptable conditions;

    C. a registration statement relating to the Acquiring Corporation Common and Preferred Stock to be issued or reserved for issuance in connection with the Exchange shall have been declared;

    D. the Acquiring Corporation Common Stock to be issued in connection with the Exchange shall have been listed, subject to official notice of issuance, by the New York Stock Exchange (and, if required, any other exchange on which shares of such Common Stock are listed);

    E. a favorable opinion of counsel covering certain United States federal income tax matters shall have been received, and such favorable rulings shall have been received from state and federal tax authorities as to the Exchange and related matters as the Boards of Directors of the Subject Corporation and the Acquiring Corporation, in their sole judgment, shall determine are necessary and appropriate for the consummation of the Exchange; and

    F. the Restated Articles of Incorporation of the Acquiring Corporation shall have been filed with, and accepted for filing by, the Secretary of State.

                                   ARTICLE V

    Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Subject Corporation Common and Preferred Stock exchanged hereby may, but shall not be required to, surrender the same to the Acquiring Corporation's transfer agent for cancellation and reissuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee shall be entitled to receive a certificate or certificates representing the same number of Acquiring Corporation Common or Preferred Stock as the shares of Subject Corporation Common or Preferred Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for exchange or transfer, each outstanding certificate which, immediately prior to the Effective Time, represents Subject Corporation Common or Preferred Stock which is exchanged hereby shall be deemed and shall be treated for all purposes to represent the ownership of the same number of shares of Acquiring Corporation Common or Preferred Stock as though such surrender or exchange or transfer had taken place. The holders of Subject Corporation Common or Preferred Stock to be exchanged hereby at the Effective Time shall have no right at and after the Effective Time to have their shares of Subject Corporation Common or Preferred Stock transferred on the stock transfer books of the Subject Corporation (such stock transfer books being deemed closed for this purpose at the Effective Time), and at and after the Effective Time such stock transfer books shall be deemed to be the stock transfer books of the Acquiring Corporation.

                                   ARTICLE VI

    A. This Agreement may be amended, modified or supplemented, or compliance with any provision hereof may be waived, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common and Preferred Stock as provided in Article I hereof), by the mutual consent of the Boards of Directors of the Subject Corporation and the Acquiring Corporation at any time prior to the Effective Time; provided, however, that no such amendment, modification, supplement or waiver would, in the sole judgment of the Board of Directors of the Subject Corporation, materially and adversely affect the shareholders of the Subject Corporation.

    B. This Agreement may be terminated and the Exchange and related transactions abandoned, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common and Preferred Stock as provided in Article I hereof), if the Board of Directors of the Subject Corporation determines, in its sole judgment, that consummation of the Exchange would for any reason be inadvisable or not in the best interests of the Subject Corporation or its shareholders.

    IN WITNESS WHEREOF, each of the Corporations, pursuant to authorization and approval given by its Board of Directors, has caused this Agreement to be executed as of the date first above written.

Cleco Corporation                              Cleco Holding Corporation

By:                                            By:

                                                                      APPENDIX D

                       DESCRIPTION OF DISSENTERS' RIGHTS

                  APPLICABLE EXCERPTS FROM SECTION 131 OF THE
                       LOUISIANA BUSINESS CORPORATION LAW
                  (APPLICABLE TO A SHARE EXCHANGE PURSUANT TO
           SECTION 116(K) OF THE LOUISIANA BUSINESS CORPORATION LAW)

C.  (1)(a)  Except as provided in Paragraph (4) of this Subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records.

     (b)An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    (2) Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock.

    (3) Unless the objection, demand, and acknowledgment are made and delivered by the shareholder within the period limited in Paragraphs (1) and (2), he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Certain statutes, articles of incorporation, and bylaws authorize the purchase of insurance and/or the provision of indemnification for directors and/or officers of Cleco. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Cleco has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cleco of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cleco will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The Exhibits designated by an asterisk are filed with this proxy statement and prospectus. The Exhibits not so designated have been previously filed with the SEC and are incorporated by reference.


      EXHIBIT                                                   DESCRIPTION
-------------------  -------------------------------------------------------------------------------------------------
       *2.1          Plan of Reorganization and Plan of Exchange

        3(a)         Restated Articles of Incorporation of Cleco dated as of July 24, 1989, as amended through April
                       24, 1992 (incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1992
                       (Commission File No. 1-5663)

        3(b)         Amended and Restated Bylaws of Cleco, as amended to April 25, 1997 (incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1997 (Commission File No. 1-5663)

       *3(c)         Articles of Incorporation of Cleco Holding Corporation (attached as Appendix D to this proxy statement and prospectus)

       *3(d)         Bylaws of Cleco Holding Corporation

        4(a)(1)      Indenture of Mortgage dated as of July 1, 1950, between Cleco and First National Bank of New
                       Orleans, as Trustee

        4(a)(2)      First Supplemental Indenture dated as of October 1, 1951, to Exhibit 4(a)(1)

        4(a)(3)      Second Supplemental Indenture dated as of June 1, 1952, to Exhibit 4(a)(1)

        4(a)(4)      Third Supplemental Indenture dated as of January 1, 1954, to Exhibit 4(a)(1)

        4(a)(5)      Fourth Supplemental Indenture dated as of November 1, 1954, to Exhibit 4(a)(1)

        4(a)(6)      Tenth Supplemental Indenture dated as of September 1, 1965, to Exhibit 4(a)(1) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1986) (Commission File
                       No. 1-5663)

        4(a)(7)      Eleventh Supplemental Indenture dated as of April 1, 1969, to Exhibit 4(a)(1) (incorporated by reference from Cleco's Form S-9 dated April 7, 1969) (Commission File No. 2-32069)

        4(a)(8)      Eighteenth Supplemental Indenture dated as of December 1, 1982, to Exhibit 4(a)(1) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1993) (Commission
                       File No. 1-5663)

        4(a)(9)      Nineteenth Supplemental Indenture dated as of January 1, 1983, to Exhibit 4(a)(1) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1993) (Commission
                       File No. 1-5663)

        4(a)(10)     Twenty-Sixth Supplemental Indenture dated as of March 15, 1990 to Exhibit 4(a)(1) (incorporated by reference from Cleco's Form 8-K dated March 15, 1990) (Commission File No. 1-5663)

        4(b)         Indenture between Cleco and Bankers Trust Company, as Trustee, dated as of October 1, 1988
                       (incorporated by reference from Cleco's Form S-3 dated October 11, 1988) (Commission File No.
                       33-24896)

        4(b)(1)      Agreement Appointing Successor Trustee dated as of April 1, 1996 by and among Cleco, Bankers
                       Trust Company and The Bank of New York (incorporated by reference from Cleco's Form S-3 dated
                       April 26, 1996) (Commission File No. 333-02895)

        4(c)         Trust Indenture (The Industrial Development Board of the Parish of Rapides, Inc. (Louisiana)
                       Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of May 1,
                       1991, between The Industrial Development Board of the Parish of Rapides, Inc. and First
                       National Bank of Commerce (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

        4(c)(1)      First Supplemental Trust Indenture (The Industrial Development Board of the Parish of Rapides,
                       Inc. (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991)
                       dated as of May 1, 1993, between The Industrial Development Board of the Parish of Rapides,
                       Inc. and First National Bank of Commerce, relating to Exhibit 4(c) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1994) (Commission File No.
                       1-5663)

        4(d)         Refunding Agreement (The Industrial Development Board of the Parish of Rapides, Inc. (Louisiana)
                       Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of May 1,
                       1991, between The Industrial Development Board of the Parish of Rapides, Inc. and First
                       National Bank of Commerce (incorporated by reference from Cleco's Form 10-Q for the quarter ended June 30, 1991) (Commission File No. 1-5663)

        4(e)         Trust Indenture (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue
                       Refunding Bonds, Series 1991A) dated as of May 1, 1991, between Parish of DeSoto, State of
                       Louisiana and First National Bank of Commerce (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

        4(e)(1)      First Supplemental Trust Indenture (Parish of DeSoto, State of Louisiana Adjustable Tender
                       Pollution Control Revenue Refunding Bonds, Series 1991A) dated as of May 1, 1993, between the
                       Parish of DeSoto, State of Louisiana and First National Bank of Commerce, relating to Exhibit
                       4(e) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31,
                       1994) (Commission File No. 1-5663)

        4(f)         Refunding Agreement Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control
                       Revenue Refunding Bonds, Series 1991A) dated as of May 1, 1991, between the Parish of DeSoto,
                       State of Louisiana and Cleco (incorporated by reference from Cleco's Form 10-Q for the quarter ended June 30, 1991) (Commission File No. 1-5663)

        4(g)         Trust Indenture (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control Revenue
                       Refunding Bonds, Series 1991B) dated as of May 1, 1991, between the Parish of DeSoto, State of
                       Louisiana and First National Bank of Commerce (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

        4(g)(1)      First Supplemental Trust Indenture (Parish of DeSoto, State of Louisiana Adjustable Tender
                       Pollution Control Revenue Refunding Bonds, Series 1991B) dated as of May 1, 1993, between the
                       Parish of DeSoto, State of Louisiana and First National Bank of Commerce, relating to Exhibit
                       4(g) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31,
                       1994) (Commission File No. 1-5663)

        4(h)         Refunding Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control
                       Revenue Refunding Bonds, Series 1991B) dated as of May 1, 1991, between the Parish of DeSoto,
                       State of Louisiana and Cleco (incorporated by reference from Cleco's Form 10-Q for the quarter ended June 30, 1991) (Commission File No. 1-5663)

        4(i)         $100,000,000 Credit Agreement dated as of June 15, 1995, among Cleco, certain Banks parties thereto, and The Bank of New York, as Agent (incorporated by reference from Cleco's Form 10-Q for the quarter ended June 30, 1995) (Commission File No. 1-5663)

        4(j)         $25,000,000 Loan Agreement dated as of March 20, 1997, between Whitney National Bank and Cleco
                       (incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1997)
                       (Commission File No. 1-5663)

        5            Opinion of Phelps Dunbar, L.L.P. as to the legality of the shares being registered (to be filed by amendment)

       *8            Opinion of Phelps Dunbar, L.L.P. regarding certain tax matters (to be filed by amendment)

       10(a)         1990 Long-Term Incentive Compensation Plan (incorporated by reference from Cleco's 1990 proxy statement as filed with the Commission on February 21, 1990) (Commission File No. 1-5663)

       10(b)         1981 Incentive Stock Option Plan (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1992) (Commission File No. 1-5663)

       10(c)         Participation Agreement, Annual Incentive Compensation Plan

       10(d)         Deferred Compensation Plan for Directors (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1992) (Commission File No. 1-5663)

       10(e)(1)      Supplemental Executive Retirement Plan (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1992) (Commission File No. 1-5663)

       10(e)(2)      Form of Supplemental Executive Retirement Plan Participation Agreement between Cleco and the following officers: Gregory L. Nesbitt, David M. Eppler, Thomas J. Howlin, Catherine C. Powell
                       and Darrell J. Dubroc (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1992) (Commission File No. 1-5663)

       10(f)         Form of Executive Severance Agreement between Cleco and the following officers: Gregory L.
                       Nesbitt, David M. Eppler, Thomas J. Howlin, Catherine C. Powell and Darrell J. Dubroc
                       (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1995)
                       (Commission File No. 1-5663)

       10(h)(1)      Term Loan Agreement dated as of April 2, 1991, among the 401(k) Savings and Investment Plan ESOP
                       Trust, Cleco, as Guarantor, the Banks listed therein and The Bank of New York, as Agent
                       (incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1991)
                       (Commission File No. 1-5663)

       10(h)(2)      Assignment and Assumption Agreement, effective as of May 6, 1991, between The Bank of New York and the Canadian Imperial Bank of Commerce, relating to Exhibit 10(h)(1) nb](incorporated by reference from Cleco's Form 10-Q for the quarter ended March 31, 1991) (Commission File No.
                       1-5663)

       10(h)(3)      Assignment and Assumption Agreement, dated as of July 3, 1991, between The Bank of New York and
                       Rapides Bank and Trust Company in Alexandria, relating to Exhibit 10(h)(1) (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File
                       No. 1-5663)

       10(h)(4)      Assignment and Assumption Agreement dated as of July 6, 1992, among The Bank of New York, CIBC,
                       Inc. and Rapides Bank and Trust Company in Alexandria, as Assignors, the 401(k) Savings and
                       Investment Plan ESOP Trust, as Borrower, and Cleco, as Guarantor, relating to Exhibit 10(h)(1)
                       (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1992)
                       (Commission File No. 1-5663)

       10(i)         Reimbursement Agreement (The Industrial Development Board of the Parish of Rapides, Inc.
                       (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of October 15, 1997, among Cleco, various financial institutions, and Westdeutsche Landesbank
                       Gironzentrale, New York Branch, as Agent

       10(i)(1)      Remarketing Agreement (The Industrial Development Board of the Parish of Rapides, Inc.
                       (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of July 19, 1994, between Cleco and PaineWebber Incorporated (incorporated by reference from
                       Cleco's Form 10-Q for the quarter ended September 30, 1994) (Commission File No. 1-5663)

       10(i)(2)      Tender Agreement (The Industrial Development Board of the Parish of Rapides, Inc. (Louisiana)
                       Adjustable Tender Pollution Control Revenue Refunding Bonds, Series 1991) dated as of May 1,
                       1991, among First National Bank of Commerce, as Trustee, Cleco, The First National Bank of
                       Chicago, as Tender Agent and Registrar, Smith Barney, Harris Upham & Co. Incorporated, as
                       Remarketing Agent, and Swiss Bank Corporation, as Bank (incorporated by reference from Cleco's
                       Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

       10(i)(3)      Amendment No. 1 to Reimbursement Agreements (The Industrial Development Board of the Parish of
                       Rapides, Inc. (Louisiana) Adjustable Tender Pollution Control Revenue Refunding Bonds, Series
                       1991, 1991A and 1991B) dated as of December 9, 1994, among Cleco, various financial institutions, Swiss Bank Corporation, New York Branch, as Issuer of the Letters of Credit, and
                       Swiss Bank Corporation, New York Branch, as Agent, relating to Exhibits 10(i), 10(j) and 10(k)
                       (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1994)
                       (Commission File No. 1-5663)

       10(j)         Reimbursement Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control
                       Revenue Refunding Bonds, Series 1991) dated as of October 15, 1997, among Cleco, various financial institutions, and Westdeutsche Landesbank Gironzentrale, New York Branch, as Agent

       10(j)(1)      Remarketing Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control
                       Revenue Refunding Bonds, Series 1991A) dated as of July 19, 1994, between Cleco and PaineWebber
                       Incorporated (incorporated by reference from Cleco's Form 10-Q for the quarter ended September
                       30, 1994) (Commission File No. 1-5663)

       10(j)(2)      Tender Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control
                       Revenue Refunding Bonds, Series 1991A) dated as of May 1, 1991, among First National Bank of
                       Commerce, as Trustee, Cleco, The First National Bank of Chicago, as Tender Agent and Registrar,
                       Smith Barney, Harris Upham & Co. Incorporated, as Remarketing Agent, and Swiss Bank
                       Corporation, as Bank (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

       10(k)         Reimbursement Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control
                       Revenue Refunding Bonds, Series 1991B) dated as of October 15, 1997, among Cleco, various financial institutions, and Westdeutsche Landesbank Gironzentrale, New York Branch, as Agent

       10(k)(1)      Remarketing Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control
                       Revenue Refunding Bonds, Series 1991B) dated as of July 19, 1994, between Cleco and PaineWebber
                       Incorporated (incorporated by reference from Cleco's Form 10-Q for the quarter ended September
                       30, 1994) (Commission File No. 1-5663)

       10(k)(2)      Tender Agreement (Parish of DeSoto, State of Louisiana Adjustable Tender Pollution Control
                       Revenue Refunding Bonds, Series 1991B) dated as of May 1, 1991, among First National Bank of
                       Commerce, as Trustee, Cleco, The First National Bank of Chicago, as Tender Agent and Registrar,
                       Smith Barney, Harris Upham & Co. Incorporated, as Remarketing Agent, and Swiss Bank
                       Corporation, as Bank (incorporated by reference from Cleco's Form 10-K for the fiscal year ended December 31, 1991) (Commission File No. 1-5663)

       10(l)         Selling Agency Agreement between Cleco and Salomon Brothers Inc. Merrill Lynch & Co., Smith
                       Barney Inc. and First Chicago Capital Markets, Inc. dated as of December 12, 1996 (incorporated by reference from Cleco's Form S-3 dated December 10, 1996) (Commission File No. 333-02895)

       10(m)         401(k) Savings and Investment Plan ESOP Trust Agreement dated as of August 1, 1997, between UMB
                       Bank, N.A. and Cleco

       10(m)(1)      First Amendment to 401(k) Savings and Investment Plan ESOP Trust Agreement dated as of August 1,
                       1997, between UMB Bank, N.A. and Cleco

       23            Consent of Independent Accountants (to be filed by amendment)

      *24            Power of Attorney from each Director and Officer of Cleco whose signature is affixed to this Form
                       S-4 (included on Page S-1 hereto)

      *99.1          Notice of Annual Meeting of Shareholders

      *99.2          Form of Proxy Solicited on Behalf of the Board of Directors

      *99.3          Form of Proxy Solicited on Behalf of the Trustee of the Cleco Corporation Savings and Investment
                       Plan

ITEM 22.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (i) to file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (ii) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof;

   (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (iv) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof;

    (v) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

    (vi) that every prospectus (a) that is filed pursuant to the preceding paragraph, or (b) that purports to meet the requirements of section 10(a)(3) of the Exchange Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof;

   (vii) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

  (viii) to supply by means of a post-effective amendment all information concerning a transaction, and Cleco being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment Number 2 to its Registration Statement on Form S-4, Commission File Number 333-71643, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, State of Louisiana, on March 30, 1999.


                                CLECO CORPORATION

                                By:            /s/ GREGORY L. NESBITT
                                     -----------------------------------------
                                                 Gregory L. Nesbitt
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 30, 1999.



                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                /s/ GREGORY L. NESBITT
     -------------------------------------------        Chairman, Chief Executive Officer, Director and
                  Gregory L. Nesbitt                      Attorney-in-Fact

                          *
     -------------------------------------------        Senior Vice President--Financial Services and Chief
                   Thomas J. Howlin                       Financial Officer and Principal Accounting Officer

                          *
     -------------------------------------------        Director
                  Sherian G. Cadoria

                          *
     -------------------------------------------        Director
                  Richard B. Crowell

                          *
     -------------------------------------------        President, Chief Operating Officer and Director
                   David M. Eppler

                          *
     -------------------------------------------        Director
                  J. Patrick Garrett

                          *
     -------------------------------------------        Director
                  F. Ben James, Jr.

                          *
     -------------------------------------------        Director
                A. DeLoach Martin, Jr.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                          *
     -------------------------------------------        Director
                  Robert T. Ratcliff

                          *
     -------------------------------------------        Director
                  Edward M. Simmons

                          *
     -------------------------------------------        Director
                William H. Walker, Jr.

*   executed by power of attorney

                                 EXHIBIT INDEX


  EXHIBIT     DESCRIPTION
------------  -------------------------------------------------------------------------------------------
        3(d)  Bylaws of Cleco Holding Corporation........................................................

        8     Draft of Phelps Dunbar, L.L.P., Tax Opinion................................................

     99.1     Notice of Annual Meeting of Shareholders...................................................

     99.2     Form of Proxy Solicited on Behalf of the Board of Directors................................

     99.3     Form of Proxy Solicited on Behalf of the Trustee of the Cleco Corporation Savings and
                Investment Plan..........................................................................